                                               Filed pursuant to Rule 424(b)(5)
                                                         SEC File No. 333-46909

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 10, 1998)

                               7,500,000 SHARES

               [LOGO OF CROSS TIMBERS OIL COMPANY APPEARS HERE]

                           CROSS TIMBERS OIL COMPANY

                                 COMMON STOCK

                               ---------------
  Of the 7,500,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Cross Timbers Oil Company (the "Company") offered hereby, 7,203,450 shares are being sold by the Company and 296,550 shares are being sold by the Selling Stockholder. See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of Common Stock offered by the Selling Stockholder.

  Of the shares of Common Stock being offered hereby, 6,000,000 shares (the "U.S. Shares") are being offered in the United States and Canada (the "U.S. Offering") by the U.S. Underwriters and 1,500,000 shares (the "International Shares") are being offered outside the United States and Canada (the "International Offering" and, together with the U.S. Offering, the "Offerings") by the International Managers. The Price to Public and Underwriting Discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting."

  The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "XTO." On April 21, 1998, the last reported sale price of the Common Stock on the NYSE was $20 5/16 per share. See "Price Range of Common Stock and Dividend Policy."

  SEE "ADDITIONAL RISK FACTORS" ON PAGE S-11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                               ---------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE   COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION,  NOR   HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
     COMMISSION PASSED  UPON THE ACCURACY OR ADEQUACY OF  THIS PROSPECTUS
       SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       PRICE TO   UNDERWRITING PROCEEDS TO      PROCEEDS TO
                        PUBLIC    DISCOUNT(1)   COMPANY(2)  SELLING STOCKHOLDER
-------------------------------------------------------------------------------
Per Share..........     $19.50       $.925       $18.575          $18.575
-------------------------------------------------------------------------------
Total(3)...........  $146,250,000  $6,937,500  $133,804,084     $5,508,416

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $500,000.
(3) The Company has granted the U.S. Underwriters and International Managers an option for 30 days to purchase up to 900,000 and 225,000 additional shares of Common Stock, respectively, at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount, Proceeds to Company and Proceeds to Selling Stockholder will be $168,187,500, $7,978,125, $154,700,959 and $5,508,416, respectively. See
    "Underwriting."

                               ---------------

  The U.S. Shares are offered by the several U.S. Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of counsel for the U.S. Underwriters and certain other conditions. The U.S. Underwriters reserve the right to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that delivery of the U.S. Shares will be made in New York, New York on or about April 27, 1998.

                               ---------------
MERRILL LYNCH & CO.                                        GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
              DONALDSON, LUFKIN & JENRETTE
                       SECURITIES CORPORATION
                                    LEHMAN BROTHERS
                                                           SALOMON SMITH BARNEY

                               ---------------

           The date of this Prospectus Supplement is April 21, 1998.

                [MAP OF PRINCIPAL PRODUCING AREAS APPEARS HERE]

[CROSS TIMBERS OIL COMPANY
LOGO APPEARS HERE]
CROSS TIMBERS OIL COMPANY
 PRINCIPAL PRODUCING AREAS


                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus Supplement or incorporated herein by reference. Unless otherwise indicated, the information in this Prospectus Supplement assumes that the Underwriters' over-allotment option will not be exercised. References herein to the "Company" refer to Cross Timbers Oil Company and to its predecessors. Certain terms relating to the oil and gas business are defined in "Glossary of Certain Oil and Gas Terms." Unless otherwise stated herein, (i) pro forma information included in this Prospectus Supplement includes the effect of recent acquisitions (see "Recent Developments"), including the East Texas Acquisition (see "Risk Factors--Closing of the East Texas Acquisition") and (ii) per share amounts relating to common stock of the Company give effect to three-for-two stock splits effected March 19, 1997 and February 25, 1998. The proved oil and gas reserves of the Company as of December 31, 1997 set forth in this Prospectus Supplement were estimated by Miller and Lents, Ltd., an independent engineering firm ("Miller and Lents"). All the proved oil and gas reserves expected to be acquired in the East Texas Acquisition (see "Recent Developments") were estimated by the Company and reviewed by Miller and Lents.

                                  THE COMPANY

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986, and believes it is one of the most efficient domestic onshore operators in the industry. The Company has grown primarily through acquisitions of reserves, followed by aggressive development activities and the purchase of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico, the Hugoton Field of Oklahoma and Kansas and the Green River Basin of Wyoming. With the East Texas Acquisition, the Company will acquire reserves in the East Texas Basin of Texas and Louisiana. See "Recent Developments."

  The Company has achieved substantial growth in proved reserves, production, revenues and EBITDA over the last five years. The Company increased proved reserves by 336% from 45.4 million BOE as of December 31, 1992 to 197.6 million BOE as of December 31, 1997 at an average acquisition and development finding cost of $3.94 per BOE. Production increased from 5.7 million BOE in 1993 to
12.3 million BOE in 1997, and oil and gas revenues and EBITDA increased from $74.4 million and $30.4 million, respectively, in 1993 to $185.3 million and $113.6 million, respectively, in 1997. The Company's average daily production for 1997 was 10,905 Bbls of oil, 220 Bbls of NGLs and 135,855 Mcf of natural gas, or a total of 33,768 BOE. The Company's average daily production for December 1997 was 11,690 Bbls of oil, 2,596 Bbls of NGLs and 167,157 Mcf of natural gas, or a total of 42,146 BOE.

  As of December 31, 1997, the Company's estimated proved oil and gas reserves totaled 47.9 million Bbls of oil, 13.8 million Bbls of NGLs and 815.8 Bcf of natural gas, or a total of 197.6 million BOE. Approximately 80% of these reserves, on a BOE basis, were proved developed reserves. The average reserve-to-production index for the Company's oil and gas proved reserves at December 31, 1997 was 13.3 years. As of December 31, 1997, the Company owned interests in 7,018 gross (2,483 net) wells and was the operator of wells representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves. The discounted present value of cash flows before income taxes from the Company's estimated proved reserves was $782.3 million at December 31, 1997, based on then current oil and gas prices of $15.50 per barrel and $2.20 per Mcf, respectively. The Company has established a successful development record and from 1993 to 1997 drilled 624 gross (321.5 net) wells, of which 607 gross (310.8 net) were commercially successful. The Company believes that production in 1998 and 1999 will increase significantly as a result of acquisitions completed in 1996 and 1997, the continued development of existing properties and the drilling of certain higher-risk prospects.

  From inception in 1986 through December 31, 1997, the Company replaced 147% of its production through extensions, discoveries and revisions at an average cost of $2.56 per BOE and during 1997, replaced 200% of its production at a cost of $3.75 per BOE. Over the last three years, the Company increased, on a BOE basis, proved reserves per share from 1.8 at year-end 1994 to 5.0 at year-end 1997. The Company incurred capital expenditures in 1997 of $92.6 million for exploration and development, and it has budgeted $70 million to $90 million for capital expenditures in 1998.

  The following table sets forth the total amount spent by the Company to acquire and develop its proved reserves and the amount of such reserves on a BOE basis, from inception in 1986 to December 31, 1997:

                                                              AVERAGE COST
                                             COSTS    BOE (a)   PER BOE
                                           ---------- ------- ------------
                                             (IN THOUSANDS)
   Acquisition of producing properties.... $  882,070 186,288    $4.73
   Exploration and development of
    properties............................    255,387  99,575    $2.56
                                           ---------- -------
     Total................................ $1,137,457 285,863    $3.98
                                           ========== =======

--------
(a) Amounts set forth include proved reserves, on a BOE basis, acquired or added through development since inception of the Company in 1986, and therefore include proved reserves acquired or developed and subsequently produced, distributed or sold.

RECENT DEVELOPMENTS

  East Texas Acquisition. On February 25, 1998, the Company announced that it had entered into a definitive agreement to acquire proved reserves of 270 Bcfe and undeveloped acreage in the East Texas Basin (the "East Texas Acquisition") for $265 million from EEX Corporation and EEX Operating L.P. The properties (the "East Texas Properties"), located in East Texas and northwestern Louisiana, produce primarily from the Travis Peak, Cotton Valley and Rodessa formations between 7,000 feet and 12,000 feet. The East Texas Properties include 784 gross (600 net) active wells and related gathering facilities. Upon closing, the Company will operate wells representing more than 97% of the value of the properties, which have a reserve-to-production index of almost nine years. The acquisition also includes more than 12,800 net undeveloped acres located primarily in Anderson County, Texas. After giving effect to the acquisition on a pro forma basis, approximately 74% of the Company's proved reserves at December 31, 1997 would have been natural gas. Excluding this acquisition, natural gas constituted 69% of proved reserves at that date.

  The preliminary purchase price of $265 million is expected to be reduced to approximately $245 million by purchase price adjustments for revenues less expenses from the January 1, 1998 effective date through the anticipated closing date in late April 1998. The purchase price is subject to third party consents and other purchase price adjustments. The consummation of the East Texas Acquisition is not a condition of the Offerings. See "Additional Risk Factors--Closing of the East Texas Acquisition."

  The Company's internal engineers estimate proved reserves attributable to the acquisition to be 260 Bcf of natural gas and 1.6 million Bbls of oil, or a total of 270 Bcfe, concentrated in about 88,000 gross (59,000 net) acres at December 31, 1997. Current net daily production is approximately 80 Mmcfe. Proved developed reserves represent 94% of the value of the properties, with direct production costs, excluding production and severance taxes, estimated to be $0.25 per Mcfe.

  The East Texas Properties, which are characterized by complex geology and multiple pay zones, offer numerous production enhancement and development drilling opportunities. The Company believes various opportunities will also be available to enhance the value of the East Texas Properties through modification and installation of artificial lift, improvements to gas compression, workovers, restimulations and recompletions. In addition, more than 100 locations have been identified for drilling during the next few years. Production from the Travis Peak Formation--first established in the 1940s and the most prolific gas-producing formation in the East Texas Basin--represents 80% of the acquired production. Undeveloped acreage and acreage held by the acquired production also adds to the Company's growing acreage inventory for Cotton Valley Reef exploration.

  San Juan Acquisition. During the last quarter of 1997, the Company acquired producing properties located in the San Juan Basin of northwestern New Mexico from a subsidiary of Amoco Corporation (the "San Juan Acquisition"). The San Juan Acquisition, which closed December 1, 1997, increased proved reserves at December 31, 1997 by approximately 1.2 million Bbls of oil, 13.8 million Bbls of NGLs and 217 Bcf of natural gas, or a total of 51.2 million BOE. The adjusted purchase price paid by the Company was approximately $195 million, including five-year warrants to purchase 937,500 shares of Common Stock at an exercise price of $15.31 per share.

  The Company has identified 139 infill well sites in the San Juan Acquisition properties, primarily in the Dakota and Fruitland Coal formations relating to
8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. The Company plans to drill 20 operated wells during 1998. In addition, the Company plans to evaluate more than 150 potential infill well sites relating to unproved reserves over the next year.

  Results of Operations for the Three Months Ended March 31, 1997 and 1998. On April 17, 1998, the Company announced first quarter 1998 net income of $261,000 compared to net income of $11.1 million for first quarter 1997. After preferred dividends, earnings (loss) available to common stock for the quarter was ($184,000) or $0.00 per share compared to $10.7 million or $0.26 per share for first quarter 1997 (adjusted for the February 1998 3-for-2 stock split). Results for the quarter include a 41% increase in gas production to a daily rate of 176.7 Mmcf per day, and a 15% increase in oil production to a daily rate of 11,959 Bbls. Total revenues for the quarter were $50.6 million, a 5% decrease from first quarter 1997 revenues of $53.5 million. Decreased revenues and earnings are primarily the result of a 35% and 25% decrease in average oil and gas prices, respectively, from first quarter 1997 to 1998. See "Recent Developments-Results of Operations for the Three Months Ended March 31, 1997 and 1998."

COMPANY STRENGTHS

  The Company believes that its historical success and future prospects are directly related to its unique combination of strengths, including the following:

  Quality of Existing Properties. The Company's properties are characterized by relatively long reserve lives and highly predictable well production profiles. Based on current production from 2,483 net producing wells, the average reserve-to-production index for the Company's proved reserves at December 31, 1997 was 13.3 years. In general, these properties have extensive production histories and contain significant reserves and production enhancement opportunities. While the Company's properties are geographically diversified, the producing fields are concentrated within each core area, allowing for substantial economies of scale in production and cost-effective application of reservoir management techniques gained from prior operations.

  Substantial Inventory of Drilling Projects. The Company has generated an inventory of approximately 950 potential development drilling locations within its existing properties (of which 480 have been attributed proved undeveloped reserves), which should continue to support future net reserve additions. The San Juan Acquisition added 289 of such locations (139 of which were attributed proved undeveloped reserves). The Company expects that an additional 100 locations will be included in the East Texas Properties (48 of which will be attributed proved undeveloped reserves).

  Proven Acquisition Program. The Company employs a disciplined acquisition program refined by senior management over more than 20 years to augment its core properties and expand its reserve base. The Company's 50 engineering and geoscience professionals use their expertise and experience gained through the management of existing core properties to target acquisition opportunities in the same geographic area or with similar geological and reservoir characteristics. Following an acquisition, these professionals implement development programs based on their expertise and experience to enhance production and reduce costs. Since its inception, the Company has completed producing property acquisitions for an aggregate purchase price of $882 million, representing 186 million BOE of proved reserves. Further, the Company has increased this acquired reserve base by 54% through developing incremental proved reserves of 100 million BOE. In 1996 and 1997, the Company acquired 86 million BOE of proved reserves at an average acquisition cost of $4.17 per BOE. The San Juan Acquisition accounted for 51 million BOE of such proved reserves. The East Texas Properties will provide an additional 45 million BOE.

  Efficient Operations. The Company believes that the nature of its properties, along with the operating expertise and experience of its personnel in its principal geographic regions, have allowed the Company to lower its average lease operating expense ratios per BOE produced. The Company is the operator of properties representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves, allowing it to control expenses, capital allocation and the timing of development and exploration activities in its fields. This control and the Company's operating expertise have allowed it to reduce substantially production costs of acquired properties. The Company has reduced its average production costs per BOE produced from $5.16 for the year ended December 31, 1993 to $3.54 for the year ended December 31, 1997. The Company's average production costs per BOE produced for the fourth quarter of 1997 was $3.38 ($2.91 pro forma after giving effect to the East Texas Acquisition).

  Experienced Management and Technical Staff. Bob R. Simpson, Steffen E. Palko and certain senior management of the Company have worked together for more than 20 years. Mr. Simpson and Mr. Palko were co-founders of the Company in 1986 and previously served as executive officers of Southland Royalty Company, one of the largest U.S. independent oil and gas producers prior to its acquisition by Burlington Northern, Inc. in 1985. In addition, the Company has 50 engineering and geoscience professionals dedicated to its properties with an average of 17 years of experience. Executive officers and directors of the Company own approximately 10% of the Common Stock (including stock options). No member of management is a Selling Stockholder in the Offerings.

BUSINESS STRATEGY

  The Company's business strategy focuses on growth in value per share through the selective acquisition of high-quality, long-lived, geologically complex oil and gas producing properties and through enhancing the value of these properties by reducing operating costs, improving efficiency and increasing production and reserves.

  Acquiring Long-lived Operated Properties. The Company seeks to acquire long-lived, onshore operated producing properties that (i) contain geologically complex multiple-producing horizons with the potential for increases in reserves and production, (ii) are in the Company's core operating areas or in areas with similar geological and reservoir characteristics and (iii) present opportunities to reduce expenses through more efficient operations. The Company believes that the properties it acquires provide opportunities to increase production and reserves through the implementation of mechanical and operational improvements, workovers, behind-pipe completions, secondary-recovery operations, new development wells and other development activities. The Company also seeks to acquire facilities related to gathering, processing, marketing and transporting oil and gas in areas where it owns reserves. Such facilities can enhance profitability by increasing production and reducing gathering, processing, marketing and transportation costs. In addition, ownership of such facilities provides marketing flexibility, including access to additional markets.

  Increasing Production and Reserves. A principal component of the Company's strategy is to increase production and reserves through aggressive management of operations and low-risk development drilling. The Company believes that its principal properties possess geological and reservoir characteristics that make them well suited for production increases through development and drilling programs. The Company has generated an inventory of approximately 950 potential drilling locations for this program. The Company also reviews operations and mechanical data on operated properties to determine if actions can be taken to reduce operating costs or increase production. These actions include installing, repairing and upgrading lifting equipment, redesigning downhole equipment to improve production from different zones, modifying gathering and other surface facilities and conducting restimulations and recompletions. The Company may also initiate, upgrade or revise existing secondary-recovery operations and drill development wells. As a result of its efforts, proved reserves added by the Company through revisions, extensions and discoveries equaled 163% of production over the five-year period ended December 31, 1997 and 200% of production for 1997.

  Exploration Activities. The Company's strategy has evolved to include allocation of 10% to 20% of its annual capital budget (excluding acquisitions) to higher-risk projects. The Company attempts to select projects that it believes will have the potential to add substantially to proved reserves and cash flow. The Company believes that it can prudently and successfully add growth potential through exploratory activities given improved technology, its experienced technical staff and its expanded base of operations.

                                 THE OFFERINGS

   Common Stock offered by the Company (1):
      U.S. Offering................................ 5,762,760 shares
      International Offering....................... 1,440,690 shares
                                                    ---------
                                                    7,203,450 shares
                                                    =========

   Common Stock offered by Selling Stockholder (1):
      U.S. Offering................................   237,240 shares
      International Offering.......................    59,310 shares
                                                    ---------
                                                      296,550 shares
                                                    =========


   Common Stock outstanding after the Offerings.... 46,378,353 shares (2)
   Use of Proceeds................................. To reduce outstanding revolving bank in-
                                                    debtedness incurred in connection with
                                                    recent acquisitions. The Company will
                                                    not receive any proceeds from the sale
                                                    of the shares of Common Stock offered by
                                                    the Selling Stockholder. See "Use of
                                                    Proceeds."
   NYSE Symbol..................................... XTO

--------
(1) Excluding an aggregate of 1,125,000 shares of Common Stock subject to purchase upon exercise by the Underwriters of their over-allotment options.
(2) Excludes 1,607,000 shares subject to employee stock options, 1,168,000 of which are presently exercisable.

                                  RISK FACTORS

  An investment in the Common Stock involves certain risks that a potential investor should carefully evaluate prior to making such an investment. See "Additional Risk Factors" on page S-11 of this Prospectus Supplement and "Risk Factors" beginning on page 3 of the accompanying Prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following table presents, as of the dates and for the periods indicated, summary financial data for the Company. The financial information for each of the five years in the period ended December 31, 1997 has been derived from the Company's audited consolidated financial statements. The Company's audited consolidated financial statements as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, are incorporated herein by reference. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein and the Company's consolidated financial statements and the notes thereto incorporated herein by reference. The pro forma financial data set forth below is unaudited and does not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed and is not necessarily indicative of future combined operations.

                                                YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------
                                                                                           PRO FORMA
                                                                               PRO FORMA  AS ADJUSTED
                            1993         1994   1995(a)     1996     1997       1997(b)     1997(c)
                          --------     -------- --------  -------- --------    ---------- -----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(d):
 Revenues:
 Oil and condensate.....  $ 39,747     $ 53,324 $ 60,349  $ 75,013 $ 75,223    $   82,144 $   82,144
 Gas and natural gas
  liquids...............    34,649       38,389   40,543    73,402  110,104       234,071    234,071
 Gas gathering,
  processing and
  marketing.............     3,717        4,274    7,091    12,032    9,851         9,851      9,851
 Other..................        69          288    4,922       944    5,494         5,494      5,494
                          --------     -------- --------  -------- --------    ---------- ----------
 Total revenues.........    78,182       96,275  112,905   161,391  200,672       331,560    331,560
                          --------     -------- --------  -------- --------    ---------- ----------
 Expenses:
 Production.............    29,223       32,368   35,338    39,365   43,580        62,280     62,280
 Exploration............       --           --       --        --     2,088(e)      2,088      2,088
 Taxes on production and
  property..............     6,706        8,586    8,646    11,944   16,405        30,088     30,088
 Depreciation, depletion
  and amortization......    25,108       31,709   36,892    37,858   47,721        93,331     93,331
 Impairment(a)..........       --           --    20,280       --       --            --         --
 General and
  administrative........     9,863        8,532   13,156    16,420   15,818        11,081     11,081
 Gas gathering and
  processing............     1,492        1,646    2,528     6,905    8,517         8,517      8,517
 Interest net...........     5,464        8,034   12,523    17,072   26,677        55,305     46,107
 Trust development
  costs.................       695          622      561       854      665           665        665
                          --------     -------- --------  -------- --------    ---------- ----------
 Total expenses.........    78,551       91,497  129,924   130,418  161,471       263,355    254,157
                          --------     -------- --------  -------- --------    ---------- ----------
 Income (loss) before
  income tax and
  extraordinary item....      (369)       4,778  (17,019)   30,973   39,201        68,205     77,403
 Income tax expense.....     3,643        1,730   (5,825)   10,669   13,517        23,378     26,505
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)
  before extraordinary
  item..................    (4,012)       3,048  (11,194)   20,304   25,684        44,827     50,898
 Extraordinary item.....       --           --       656       --       --            --         --
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)......    (4,012)       3,048  (10,538)   20,304   25,684        44,827     50,898
 Preferred stock
  dividends.............       --           --       --        514    1,779         1,779      1,779
                          --------     -------- --------  -------- --------    ---------- ----------
 Earnings (loss)
  available to common
  stock.................  $ (4,012)(f) $  3,048 $(10,538) $ 19,790 $ 23,905    $   43,048 $   49,119
                          ========     ======== ========  ======== ========    ========== ==========
 Earnings per common
  share(g):
 Basic..................  $  (0.12)    $   0.09 $  (0.28) $   0.50 $   0.60    $     1.08 $     1.05
 Diluted................  $  (0.12)    $   0.08 $  (0.28) $   0.48 $   0.59    $     1.05 $     1.02
 Weighted average shares
  outstanding(g)........    32,682       35,829   38,072    39,913   39,773        39,773     46,976
CONSOLIDATED BALANCE
 SHEET DATA(d):
 Property and equipment,
  net...................  $228,551     $244,555 $364,474  $450,561 $723,836    $  968,836 $  968,836
 Total assets...........   258,019      292,451  402,675   523,070  788,455     1,033,455  1,033,455
 Long-term debt.........   111,750      142,750  238,475   314,757  539,000       784,000    650,696
 Shareholders' equity...   115,168      113,333  130,700   142,668  170,243       170,243    303,547
OTHER FINANCIAL DATA(d):
 EBITDA(h)..............  $ 30,351     $ 44,777 $ 54,068  $ 85,541 $113,599    $  216,841 $  216,841
 Capital expenditures...   105,228       49,608  190,311   146,568  347,441           N/A        N/A
 Cash provided by
  operating activities..    32,209       42,293   32,938    59,694   98,006           N/A        N/A

--------
Footnotes on following page

Footnotes
(a) In 1995, the Company recorded a non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.
(b) Includes pro forma adjustments for the effects of the San Juan Acquisition and other acquisitions during 1997 and the effects of the expected East Texas Acquisition as though these transactions occurred on January 1, 1997 for purposes of the consolidated statement of operations data and December 31, 1997 for purposes of the consolidated balance sheet data.
(c) Includes additional pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds."
(d) Significant producing property acquisitions in each of the years presented affect the comparability of period-to-period financial operating and other data.
(e) Primarily includes geological and geophysical costs related to the 1997 exploration program. Exploration expenses were not material in prior periods.
(f) Includes effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities recorded upon the merger between the Company with the former partnership.
(g) After giving effect to 3-for-2 stock splits on March 19, 1997 and February 25, 1998.
(h) Earnings before interest, income tax and depreciation, depletion, amortization and impairment. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is not intended as an alternative to earnings available to common stock or net income.

                       SUMMARY RESERVE AND OPERATING DATA

                                            YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                                                                               PRO FORMA
                            1993      1994     1995      1996          1997     1997(a)
                          --------  -------- -------- ----------    ---------- ----------
                           (IN THOUSANDS, EXCEPT DAILY PRODUCTION AND PER UNIT DATA)
PROVED RESERVES(b):
 Oil (Bbls).............    21,082    33,581   39,988     42,440        47,854     49,453
 Gas (Mcf)..............   169,119   177,061  358,070    540,538       815,775  1,075,775
 Natural gas liquids
  (Bbls)................       --        --       --         --         13,810     13,810
 Barrels of oil
  equivalent (BOE)......    49,269    63,091   99,666    132,530       197,627    242,559
 Estimated future net
  cash flows, before
  income tax............  $309,244  $406,128 $712,907 $1,737,024    $1,484,542 $1,903,114
 Present value of
  estimated future net
  cash flows, discounted
  at 10%:
 Before income tax......  $189,968  $247,946 $405,706 $  946,150(c)  $ 782,322 $1,029,721
 After income tax.......   173,294   213,146  335,156    706,481       642,109    855,823
AVERAGE DAILY
 PRODUCTION:
 Oil (Bbls).............     6,968     9,497    9,677      9,584        10,905     11,860
 Gas (Mcf)..............    51,260    58,182   78,408    101,845       135,855    270,142
 Natural gas liquids
  (Bbls)................       --        --       --         --            220      2,704
 Barrels of oil
  equivalent (BOE)......    15,511    19,194   22,745     26,558        33,768     59,588
AVERAGE SALES PRICE(d):
 Oil (per Bbl)..........  $  15.63  $  15.38 $  17.09 $    21.38    $    18.90 $    18.98
 Gas (per Mcf)..........  $   1.85  $   1.81 $   1.42 $     1.97    $     2.20 $     2.27
 Natural gas liquids
  (per Bbl).............       --        --       --         --     $     9.66 $    10.61
 Production Costs (per
  BOE)..................  $   5.16  $   4.62 $   4.26 $     4.05    $     3.54 $     2.86
 Production and property
  taxes (per BOE).......  $   1.19  $   1.23 $   1.04 $     1.23    $     1.33 $     1.38
RESERVE ADDITIONS
 (BOE)(b):
 Acquisitions...........    12,351     4,486   31,508     27,118        58,425
 Extensions, discoveries
  and revisions.........    (2,744)   16,840   15,426     15,725        24,729
                          --------  -------- -------- ----------    ----------
 Total additions........     9,607    21,326   46,934     42,843        83,154
                          ========  ======== ======== ==========    ==========
 Costs incurred:
 Acquisitions...........  $ 87,064  $ 28,100 $131,342 $  105,815     $ 255,627
 Development and
  exploration...........    19,462    21,826   21,061     45,038        88,643
                          --------  -------- -------- ----------    ----------
 Total costs incurred...  $106,526  $ 49,926 $152,403 $  150,853     $ 344,270
                          ========  ======== ======== ==========    ==========

--------
(a) Pro forma data assume the San Juan Acquisition, other 1997 acquisitions and the East Texas Acquisition (see "Recent Developments") had been completed on January 1, 1997 for purposes of average daily production and average sales price data and on December 31, 1997 for purposes of proved reserve data.
(b) Proved reserves are estimated annually using oil and gas prices and production and development costs as of December 31 of each year, without escalation.
(c) Calculated using the Company's average oil price of $24.25 per Bbl and average gas price of $3.02 per Mcf at December 31, 1996. Based on an oil price of $20.00 per Bbl and a gas price of $2.00 per Mcf at December 31, 1996 the discounted present value of cash flows before income taxes of the Company's proved reserves as of December 31, 1996 would have been $599.9 million.
(d) Average sales price data includes the effects of hedging activities which have not been significant.

                            ADDITIONAL RISK FACTORS

  An investment in the Company involves a significant degree of risk. Prospective purchasers should give careful consideration to the specific factors set forth below and under "Risk Factors" in the Prospectus, as well as the other information set forth in this Prospectus Supplement, before purchasing the Common Stock offered hereby.

SUBSTANTIAL INDEBTEDNESS

  At December 31, 1997, the Company had $539 million of indebtedness as compared to the Company's stockholders' equity of $170.2 million. See "Use of Proceeds" and "Capitalization." The Company may incur additional indebtedness under its bank revolving credit agreement and intends to finance the East Texas Acquisition with funds borrowed under the revolving credit agreement. After giving effect to the East Texas Acquisition, total indebtedness, as of December 31, 1997, would not have exceeded $784 million.

SUBSTANTIAL CAPITAL REQUIREMENTS

  The Company makes, and will continue to make, substantial capital expenditures for the acquisition, development, production, exploration and abandonment of its oil and natural gas reserves. The Company intends to finance such capital expenditures primarily with funds provided by operations and borrowing under its bank revolving credit agreement. Costs incurred for exploration and development increased from approximately $45.6 million in 1996 (excluding producing property acquisitions) to approximately $92.6 million in 1997. Annual exploration and development expenditures in 1998 are expected to be from $70 million to $90 million, depending on drilling results, future acquisitions and commodity prices.

  The Company believes that, after debt service, it will have sufficient cash provided by operating activities and availability under its bank revolving credit agreement to fund planned capital expenditures through 1998. If revenues decrease as a result of lower oil and gas prices or otherwise, the Company may have limited ability to expend the capital necessary to replace its reserves or to maintain production at current levels, resulting in a decrease in production over time. If the Company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CLOSING OF THE EAST TEXAS ACQUISITION

  The closing of the Offerings is not conditioned upon the closing of the East Texas Acquisition, which is subject to the conditions contained in the purchase agreement for the acquisition. Although the Company believes that such conditions will be fully satisfied on or before the scheduled closing date of April 24, 1998, the purchase agreement may be terminated by either party if the closing does not occur by May 1, 1998.

  If the closing of the East Texas Acquisition does not occur, the financial condition and business of the Company, including the Company's oil and gas production, will be different than if the acquisition is completed. For the month of December 1997, 27.7% of the Company's BOE production was oil, 6.2% was NGLs and 66.1% was gas. After giving pro forma effect to the East Texas Acquisition, however, such December 1997 BOE production would have been 21.0% oil, 4.5% NGLs and 74.5% gas.

  Current borrowings outstanding under the Company's revolving credit facility are $304 million (which includes $26.5 million incurred to finance a down payment on the East Texas Acquisition). If the East Texas Acquisition is completed, the Company anticipates having, after giving effect to the Offerings, approximately $186 million of available borrowing capacity under its bank revolving credit facility. If the East Texas Acquisition is not consummated, such availability would be $221 million. Borrowings available under such increased capacity, in turn, could be used to finance new acquisitions, development and exploration or for other purposes not yet identified. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties."

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained herein under "Prospectus Supplement Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Recent Developments" and "Business and Properties," in addition to certain statements contained elsewhere herein and in the documents incorporated herein by reference are "Forward-looking Statements" and are thus prospective. Such statements include, among others, (a) statements regarding the Company's future acquisition and development plans and objectives and related expenditures, revenues and cash flows, including without limitation statements regarding (1) production and cash flows, (2) number and location of planned wells, (3) anticipated completion of the Company's plan regarding expenditures for property acquisitions and repurchases of the Company's Common Stock, and the anticipated source of the funds necessary to complete the plan and (4) the Company's capital expenditure budgets for acquisition and development, respectively, and (b) statements regarding the Company's anticipated aggregate annual dividends to be paid on its Common Stock. Statements of assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding (i) the quality of the Company's properties with regard to, among other things, anticipated reserve and production enhancement opportunities and quantity of proved reserves, (ii) the Company's ability to prudently add growth potential through exploration, (iii) anticipated domestic hydrocarbon demand during 1998, (iv) the adequacy of the Company's sources of liquidity during 1998, (v) the expected insignificant impact on the Company's 1998 expenditures from regulatory compliance, (vi) the expected insignificant impact on the Company's liquidity during 1998 from production imbalances, (vii) the expected immaterial adverse impact of a loss of any current oil or gas purchaser from the Company, (viii) regulatory approval and the enactment of new legislation in Oklahoma to realize in-fill drilling potential and (ix) similarity of the impact on the Company to the impact on other oil and gas producers of rules promulgated by the Federal Energy Regulatory Commission. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under "Additional Risk Factors" on page S-11 of this Prospectus Supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page S-24 of this Prospectus Supplement, and prospective purchasers are urged to carefully consider such factors.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offerings are estimated to be approximately $133.3 million (approximately $154.2 million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of the Offerings. The Company intends to apply the net proceeds from the Offerings to repay outstanding indebtedness under the Company's bank revolving credit facility, which bears interest at a floating rate based on LIBOR, currently 7%, and matures on June 30, 2003. Indebtedness under the revolving credit agreement was incurred to finance recent acquisitions of oil and gas producing properties. See "Recent Developments." The Company will not receive any proceeds from the sale of shares of Common Stock offered by the Selling Stockholder.

                                CAPITALIZATION

  The following table sets forth, as of December 31, 1997, (i) the actual capitalization of the Company at that date, (ii) the pro forma capitalization of the Company, giving effect to the East Texas Acquisition and (iii) the pro forma capitalization of the Company, as adjusted to reflect the Offerings contemplated hereby, assuming application of the net proceeds from the Offerings as described in "Use of Proceeds."

                                                                   PRO FORMA
                                      ACTUAL      PRO FORMA(a)   AS ADJUSTED(b)
                                     ---------    ------------   --------------
                                                (IN THOUSANDS)
   Long-term debt:
     Bank revolving credit
      agreement....................  $ 239,000(c)  $ 484,000(d)     $350,696
     9 1/4% senior subordinated
      notes........................    125,000       125,000         125,000
     8 3/4% senior subordinated
      notes........................    175,000       175,000         175,000
                                     ---------     ---------        --------
       Total long-term debt........    539,000       784,000         650,696
                                     ---------     ---------        --------
   Stockholders' equity:
     Series A convertible preferred
      stock, $.01 par value,
      1,138,729 shares issued and
      outstanding..................     28,468        28,468          28,468
     Common Stock, $.01 par value,
      46,310,710 shares issued
      before the Offerings and
      53,514,160 shares issued
      after the Offerings..........        463           463             535
     Additional paid-in capital....    210,954       210,954         344,186
     Treasury stock (6,860,779
      shares)......................    (76,656)      (76,656)        (76,656)
     Retained earnings.............      7,014         7,014           7,014
                                     ---------     ---------        --------
       Total stockholders' equity..    170,243       170,243         303,547
                                     ---------     ---------        --------
       Total capitalization........  $ 709,243     $ 954,243        $954,243
                                     =========     =========        ========

--------
(a) Includes pro forma adjustments for the effect of the East Texas Acquisition but does not include adjustments for the effects of the Offerings. See "Pro Forma Consolidated Financial Statements."
(b) Includes pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds." In the event the East Texas Acquisition is not consummated, adjusted pro forma long-term debt would be $405.7 million.
(c) Includes $10 million in short-term borrowings that are classified as long-term debt because of the Company's intent and ability to refinance this debt on a long-term basis.
(d) After giving effect to the East Texas Acquisition, which is expected to close in late April 1998, borrowings under the revolving credit agreement would not have exceeded $484 million. The borrowing commitment under the amended revolving credit agreement is $575 million.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

  The Common Stock has been listed on the NYSE under the symbol "XTO" since May 12, 1993. The following table sets forth, for the periods indicated, the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape. The prices below have been adjusted to reflect the 3-for-2 stock splits effected on March 19, 1997, and February 25, 1998.

                                                          SALES PRICE
                                                        ---------------
                                                                        DIVIDEND
                                                          LOW    HIGH   DECLARED
                                                        ------- ------- --------
   1996:
     First Quarter..................................... $ 6.938 $ 8.328  $.033
     Second Quarter....................................   7.563  11.438   .033
     Third Quarter.....................................   8.500  12.781   .033
     Fourth Quarter....................................  10.000  11.891   .033
   1997:
     First Quarter..................................... $10.422 $13.719  $.037
     Second Quarter....................................   9.828  13.750   .037
     Third Quarter.....................................  12.328  16.375   .037
     Fourth Quarter....................................  13.297  19.125   .037
   1998:
     First Quarter..................................... $14.672 $21.125  $.04
     Second Quarter (through April 21, 1998)...........  19.375  21.125    --

  The closing price of the Common Stock on the NYSE on April 21, 1998, was $20.3125. As of March 1, 1998, the Company had approximately 320 stockholders of record.

DIVIDEND POLICY

  The Company currently pays quarterly cash dividends of $0.04 per common share, or a total of $6.3 million ($7.4 million after the Offerings) annually. The determination of the amount of future dividends, if any, to be declared and paid is in the sole discretion of the Company's Board of Directors and will depend on the Company's financial condition, earnings and funds from operations, the level of its capital expenditures, dividend restrictions in its financing agreements, its future business prospects and other matters as the Board of Directors deems relevant. The Company's revolving credit agreement and indentures relating to its senior subordinated notes restrict specific payments and distributions, including cash dividends. At December 31, 1997, the Company had $22.5 million available for the payment of dividends. This amount is increased by a percentage of net income and the proceeds from the issuance of common stock.

                           CROSS TIMBERS OIL COMPANY
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of the Company. The Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared as if the pending East Texas Acquisition and the Offerings, as described in Note 1, were consummated on December 31, 1997. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared as if the San Juan Acquisition and certain other 1997 acquisition transactions (collectively, the "1997 Acquisitions"), the East Texas Acquisition and the Offerings were consummated on January 1, 1997.

  The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations which would have occurred had the transactions occurred on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statement of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1997, included in the Company's 1997 Form 10-K.

                           CROSS TIMBERS OIL COMPANY
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 1997

                                     ADJUSTMENTS FOR                              PRO FORMA
                                       EAST TEXAS                ADJUSTMENTS FOR AS ADJUSTED
                                       ACQUISITION                  OFFERINGS        FOR
                         HISTORICAL    (NOTE 3)(a)   PRO FORMA     (NOTE 3)(b)    OFFERINGS
                         ----------  --------------- ----------  --------------- -----------
                                                  (IN THOUSANDS)
ASSETS
Current Assets:
 Cash and cash
  equivalents........... $   3,816      $    --      $    3,816     $     --     $    3,816
 Accounts receivable,
  net...................    43,996           --          43,996           --         43,996
 Other current assets...     4,350           --           4,350           --          4,350
                         ---------      --------     ----------     ---------    ----------
  Total Current Assets..    52,162           --          52,162           --         52,162
                         ---------      --------     ----------     ---------    ----------
Property and Equipment,
 at cost................   961,368       245,000      1,206,368           --      1,206,368
 Accumulated
  depreciation,
  depletion and
  amortization..........  (237,532)          --        (237,532)          --       (237,532)
                         ---------      --------     ----------     ---------    ----------
  Net Property and
   Equipment............   723,836       245,000        968,836           --        968,836
                         ---------      --------     ----------     ---------    ----------
Other Assets............    12,457           --          12,457           --         12,457
                         ---------      --------     ----------     ---------    ----------
Total Assets............ $ 788,455      $245,000     $1,033,455     $     --     $1,033,455
                         =========      ========     ==========     =========    ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and
  accrued liabilities... $  54,339      $    --      $   54,339     $     --     $   54,339
 Accrued stock incentive
  compensation..........       554           --             554           --            554
                         ---------      --------     ----------     ---------    ----------
  Total Current
   Liabilities..........    54,893           --          54,893           --         54,893
                         ---------      --------     ----------     ---------    ----------
Long-term Debt..........   539,000       245,000        784,000      (133,304)      650,696
                         ---------      --------     ----------     ---------    ----------
Deferred Income Taxes
 Payable................    21,320           --          21,320           --         21,320
                         ---------      --------     ----------     ---------    ----------
Other Long-term
 Liabilities............     2,999           --           2,999           --          2,999
                         ---------      --------     ----------     ---------    ----------
Stockholders' Equity:
 Series A Convertible
  Preferred Stock
  ($.01 par value,
  1,138,729 shares
  issued at liquidation
  value of $25).........    28,468           --          28,468           --         28,468
 Common stock ($.01 par
  value,
  46,310,710 shares
  issued before the
  Offerings and
  53,514,160 shares
  issued after the
  Offerings)............       463           --             463            72           535
 Additional paid-in
  capital...............   210,954           --         210,954       133,232       344,186
 Treasury stock
  (6,860,779 shares)....   (76,656)          --         (76,656)          --        (76,656)
 Retained earnings......     7,014           --           7,014           --          7,014
                         ---------      --------     ----------     ---------    ----------
  Total Stockholders'
   Equity...............   170,243           --         170,243       133,304       303,547
                         ---------      --------     ----------     ---------    ----------
Total Liabilities and
 Stockholders' Equity... $ 788,455      $245,000     $1,033,455     $     --     $1,033,455
                         =========      ========     ==========     =========    ==========

           See Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                               PRO FORMA ADJUSTMENTS (NOTE 3)                 PRO FORMA
                                    -------------------------------------------------------- AS ADJUSTED
                                         1997         EAST TEXAS                                 FOR
                         HISTORICAL ACQUISITIONS(c) ACQUISITION(d)  OTHER       OFFERINGS(e)  OFFERINGS
                         ---------- --------------- -------------- --------     ------------ -----------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES
 Oil and condensate.....  $ 75,223      $ 1,623        $ 5,298     $    --        $   --      $ 82,144
 Gas and natural gas
  liquids...............   110,104       35,220         88,747          --            --       234,071
 Gas gathering,
  processing and
  marketing.............     9,851          --             --           --            --         9,851
 Other..................     5,494          --             --           --            --         5,494
                          --------      -------        -------     --------       -------     --------
  Total Revenues........   200,672       36,843         94,045          --            --       331,560
                          --------      -------        -------     --------       -------     --------
EXPENSES
 Production.............    43,580        5,049          6,933        6,718 (f)       --        62,280
 Exploration............     2,088          --             --           --            --         2,088
 Taxes on production and
  property..............    16,405        3,574         10,109          --            --        30,088
 Depreciation, depletion
  and amortization......    47,721          --             --        45,610 (g)       --        93,331
 General and
  administrative........    15,818          --             --        (4,737)(f)       --        11,081
 Gas gathering and
  processing............     8,517          --             --           --            --         8,517
 Interest, net..........    26,677          --             --        28,628 (h)    (9,198)      46,107
 Trust development
  costs.................       665          --             --           --            --           665
                          --------      -------        -------     --------       -------     --------
  Total Expenses........   161,471        8,623         17,042       76,219        (9,198)     254,157
                          --------      -------        -------     --------       -------     --------
INCOME BEFORE INCOME
 TAX....................    39,201       28,220         77,003      (76,219)        9,198       77,403
Income tax..............    13,517          --             --         9,861 (i)     3,127       26,505
                          --------      -------        -------     --------       -------     --------
NET INCOME..............    25,684       28,220         77,003      (86,080)        6,071       50,898
                                        =======        =======     ========       =======
Preferred stock
 dividends..............     1,779                                                               1,779
                          --------                                                            --------
EARNINGS AVAILABLE TO
 COMMON STOCK...........  $ 23,905                                                            $ 49,119
                          ========                                                            ========
EARNINGS PER COMMON
 SHARE:
 Basic..................  $   0.60                                                            $   1.05
                          ========                                                            ========
 Diluted................  $   0.59                                                            $   1.02
                          ========                                                            ========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING.....    39,773                                                              46,976
                          ========                                                            ========

           See Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
                              NOTES TO PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

  The accompanying Pro Forma Consolidated Balance Sheet at December 31, 1997 has been prepared assuming the Company consummated the pending East Texas Acquisition on December 31, 1997. The accompanying Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared assuming that the Company consummated the San Juan Acquisition and certain other 1997 acquisition transactions (collectively, the "1997 Acquisitions") and the pending East Texas Acquisition on January 1, 1997. The 1997 Acquisitions and the East Texas Acquisition were funded by long-term borrowings under the Company's revolving credit facility. Pro forma amounts are also shown adjusted for the sale of 7,203,450 shares of Common Stock at $19.50 per share in the proposed public offerings and the application of $133,304,000 estimated net proceeds therefrom to reduce indebtedness under the Company's revolving credit facility, as if such sale occurred on December 31, 1997 for the Pro Forma Consolidated Balance Sheet and on January 1, 1997 for the Pro Forma Consolidated Statement of Operations.

  The historical results of operations for the year ended December 31, 1997 were derived from the Company's 1997 audited consolidated financial statements incorporated by reference in this Prospectus Supplement. The Pro Forma Consolidated Statement of Operations is not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.

2. ACQUISITIONS

   The San Juan Acquisition closed December 1, 1997 for an estimated adjusted purchase price of $195 million, including $5.7 million for five-year warrants to purchase 937,500 shares of the Company's common stock at $15.31 per share, and consisted of primarily gas-producing properties in the San Juan Basin of New Mexico. Also included in the 1997 Acquisitions are (i) an acquisition of producing properties in May 1997 from a subsidiary of Burlington Resources, Inc. for approximately $39 million and (ii) the acquisition of additional units of beneficial interest in Cross Timbers Royalty Trust over the first half of 1997 at a cost of $5.4 million.

  On February 25, 1998, the Company announced it had entered into a definitive agreement with EEX Corporation ("EEX") for the East Texas Acquisition. The transaction is expected to close in late April 1998 with an effective date of January 1, 1998. After purchase price adjustments, the preliminary purchase price of $265 million is expected to be reduced to $245 million.

3. PRO FORMA ADJUSTMENTS

  Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statement of Operations are as follows:

    (a) To record the East Texas Acquisition that is expected to close after December 31, 1997, funded by borrowings under the Company's revolving credit facility.

    (b) To record estimated net proceeds to be received by the Company upon consummation of the Offerings, reflecting the sale of 7,203,450 shares of Common Stock by the Company to the public at a price of $19.50 per share, resulting in a $72,000 increase in Common Stock (equal to the par value of the shares issued), and $133,232,000 increase in additional paid-in capital. Such proceeds are to be used to reduce indebtedness under the Company's revolving credit facility.

    (c) To record revenue and direct operating expenses of the 1997
  Acquisitions.

    (d) To record revenue and direct operating expenses of the East Texas Acquisition.

    (e) To record reduced interest expense attributable to the decrease in long-term debt upon application of net proceeds from the Offerings and related increase in federal income tax at 34%. Reduction in interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facility.

    (f) To record the estimated increase in general and administrative expense ($2,735,000) and an allocation from general and administrative expense to production expense ($7,472,000 less billing to joint owners of $754,000) attributable to the 1997 Acquisitions and the East Texas Acquisition for the year ended December 31, 1997.

    (g) To record estimated depreciation and depletion expenses attributable to the 1997 Acquisitions and the East Texas Acquisition using the unit-of-production method applied to the cost of the properties acquired.

    (h) To record interest expense attributable to the increase in long-term debt to finance the purchase of the 1997 Acquisitions and East Texas Acquisition. Interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1, 1997.

    (i) To record federal income tax at a corporate statutory rate of 34% related to net pro forma adjustments other than Offering adjustments.

4. PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

 Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

  Pro forma reserve estimates at December 31, 1997 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers and reviewed by independent engineers for proved reserves of the East Texas Acquisition.

  Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

          PRO FORMA PROVED OIL AND GAS RESERVES AT DECEMBER 31, 1997

                                                OIL (BBLS) GAS (MCF) NGLS (BBLS)
                                                ---------- --------- -----------
                                                         (IN THOUSANDS)
Proved Reserves................................   49,453   1,075,775   13,810
                                                  ======   =========   ======
Proved Developed Reserves......................   35,200     895,474   11,494
                                                  ======   =========   ======

 Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

  The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

  The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

PRO FORMA STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AT DECEMBER
                                   31, 1997

                                                                  (IN THOUSANDS)
                                                                  --------------
   Future cash inflows...........................................   $3,262,889
   Future costs:
     Production..................................................   (1,182,427)
     Development.................................................     (177,348)
                                                                    ----------
   Future net cash flows before income tax.......................    1,903,114
   Future income tax.............................................     (350,389)
                                                                    ----------
   Future net cash flows.........................................    1,552,725
   10% annual discount...........................................     (696,902)
                                                                    ----------
   Standardized measure..........................................   $  855,823
                                                                    ==========


5. PRO FORMA DATA EXCLUDING THE EAST TEXAS ACQUISITION

  The following are pro forma consolidated results of operations and balance sheet data, presented on the basis described in Note 1, including the effects of the Offerings, but excluding the effects of the East Texas Acquisition:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
   CONSOLIDATED STATEMENT OF OPERATIONS
     Revenues....................................................   $ 237,515
     Expenses....................................................     204,719
                                                                    ---------
     Income before income tax....................................      32,796
     Income tax..................................................      11,150
                                                                    ---------
     Net income..................................................   $  21,646
                                                                    =========
                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
   CONSOLIDATED BALANCE SHEET DATA
     Net property and equipment..................................   $ 723,836
                                                                    =========
     Total assets................................................   $ 788,455
                                                                    =========
     Long-term debt..............................................   $ 405,696
                                                                    =========

                       SELECTED HISTORICAL FINANCIAL DATA

  The following table presents, as of the dates and for the periods indicated, summary financial data for the Company. The financial information for each of the five years in the period ended December 31, 1997 has been derived from the Company's audited consolidated financial statements. The Company's audited consolidated financial statements as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, are incorporated herein by reference. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein and the Company's consolidated financial statements and the notes thereto incorporated herein by reference. The pro forma financial data set forth below is unaudited and does not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed and is not necessarily indicative of future combined operations.

                                                YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------
                                                                                           PRO FORMA
                                                                               PRO FORMA  AS ADJUSTED
                            1993         1994   1995(a)     1996     1997       1997(b)     1997(c)
                          --------     -------- --------  -------- --------    ---------- -----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(d):
 Revenues:
 Oil and condensate.....  $ 39,747     $ 53,324 $ 60,349  $ 75,013 $ 75,223    $   82,144 $   82,144
 Gas and natural gas
  liquids...............    34,649       38,389   40,543    73,402  110,104       234,071    234,071
 Gas gathering,
  processing and
  marketing.............     3,717        4,274    7,091    12,032    9,851         9,851      9,851
 Other..................        69          288    4,922       944    5,494         5,494      5,494
                          --------     -------- --------  -------- --------    ---------- ----------
 Total revenues.........    78,182       96,275  112,905   161,391  200,672       331,560    331,560
                          --------     -------- --------  -------- --------    ---------- ----------
 Expenses:
 Production.............    29,223       32,368   35,338    39,365   43,580        62,280     62,280
 Exploration............       --           --       --        --     2,088(e)      2,088      2,088
 Taxes on production and
  property..............     6,706        8,586    8,646    11,944   16,405        30,088     30,088
 Depreciation, depletion
  and amortization......    25,108       31,709   36,892    37,858   47,721        93,331     93,331
 Impairment(a)..........       --           --    20,280       --       --            --         --
 General and
  administrative........     9,863        8,532   13,156    16,420   15,818        11,081     11,081
 Gas gathering and
  processing............     1,492        1,646    2,528     6,905    8,517         8,517      8,517
 Interest net...........     5,464        8,034   12,523    17,072   26,677        55,305     46,107
 Trust development
  costs.................       695          622      561       854      665           665        665
                          --------     -------- --------  -------- --------    ---------- ----------
 Total expenses.........    78,551       91,497  129,924   130,418  161,471       263,355    254,157
                          --------     -------- --------  -------- --------    ---------- ----------
 Income (loss) before
  income tax and
  extraordinary item....      (369)       4,778  (17,019)   30,973   39,201        68,205     77,403
 Income tax expense.....     3,643        1,730   (5,825)   10,669   13,517        23,378     26,505
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)
  before extraordinary
  item..................    (4,012)       3,048  (11,194)   20,304   25,684        44,827     50,898
 Extraordinary item.....       --           --       656       --       --            --         --
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)......    (4,012)       3,048  (10,538)   20,304   25,684        44,827     50,898
 Preferred stock
  dividends.............       --           --       --        514    1,779         1,779      1,779
                          --------     -------- --------  -------- --------    ---------- ----------
 Earnings (loss)
  available to common
  stock.................  $ (4,012)(f) $  3,048 $(10,538) $ 19,790 $ 23,905    $   43,048 $   49,119
                          ========     ======== ========  ======== ========    ========== ==========
 Earnings per common
  share(g):
 Basic..................  $  (0.12)    $   0.09 $  (0.28) $   0.50 $   0.60    $     1.08 $     1.05
 Diluted................  $  (0.12)    $   0.08 $  (0.28) $   0.48 $   0.59    $     1.05 $     1.02
 Weighted average shares
  outstanding(g)........    32,682       35,829   38,072    39,913   39,773        39,773     46,976
CONSOLIDATED BALANCE
 SHEET DATA(d):
 Property and equipment,
  net...................  $228,551     $244,555 $364,474  $450,561 $723,836    $  968,836 $  968,836
 Total assets...........   258,019      292,451  402,675   523,070  788,455     1,033,455  1,033,455
 Long-term debt.........   111,750      142,750  238,475   314,757  539,000       784,000    650,696
 Shareholders' equity...   115,168      113,333  130,700   142,668  170,243       170,243    303,547
OTHER FINANCIAL DATA(d):
 EBITDA(h)..............  $ 30,351     $ 44,777 $ 54,068  $ 85,541 $113,599    $  216,841 $  216,841
 Capital expenditures...   105,228       49,608  190,311   146,568  347,441           N/A        N/A
 Cash provided by
  operating activities..    32,209       42,293   32,938    59,694   98,006           N/A        N/A

--------
Footnotes on following page

Footnotes
(a) In 1995, the Company recorded a non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.
(b) Includes pro forma adjustments for the effects of the San Juan Acquisition and other acquisitions during 1997 and the effects of the expected East Texas Acquisition as though these transactions occurred on January 1, 1997 for purposes of the consolidated statement of operations data and December 31, 1997 for purposes of the consolidated balance sheet data.
(c) Includes additional pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds."
(d) Significant producing property acquisitions in each of the years presented affect the comparability of period-to-period financial operating and other data.
(e) Primarily includes geological and geophysical costs related to the 1997 exploration program. Exploration expenses were not material in prior periods.
(f) Includes effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities recorded upon the merger between the Company with the former partnership.
(g) After giving effect to 3-for-2 stock splits on March 19, 1997 and February 25, 1998.
(h) Earnings before interest, income tax and depreciation, depletion, amortization and impairment. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is not intended as an alternative to earnings available to common stock or net income.

                       SUMMARY RESERVE AND OPERATING DATA

                                            YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                                                                               PRO FORMA
                            1993      1994     1995      1996          1997     1997(a)
                          --------  -------- -------- ----------    ---------- ----------
                           (IN THOUSANDS, EXCEPT DAILY PRODUCTION AND PER UNIT DATA)
PROVED RESERVES(b):
 Oil (Bbls).............    21,082    33,581   39,988     42,440        47,854     49,453
 Gas (Mcf)..............   169,119   177,061  358,070    540,538       815,775  1,075,775
 Natural gas liquids
  (Bbls)................       --        --       --         --         13,810     13,810
 Barrels of oil
  equivalent (BOE)......    49,269    63,091   99,666    132,530       197,627    242,559
 Estimated future net
  cash flows, before
  income tax............  $309,244  $406,128 $712,907 $1,737,024    $1,484,542 $1,903,114
 Present value of
  estimated future net
  cash flows, discounted
  at 10%:
 Before income tax......  $189,968  $247,946 $405,706 $  946,150(c)  $ 782,322 $1,029,721
 After income tax.......   173,294   213,146  335,156    706,481       642,109    855,823
AVERAGE DAILY
 PRODUCTION:
 Oil (Bbls).............     6,968     9,497    9,677      9,584        10,905     11,860
 Gas (Mcf)..............    51,260    58,182   78,408    101,845       135,855    270,142
 Natural gas liquids
  (Bbls)................       --        --       --         --            220      2,704
 Barrels of oil
  equivalent (BOE)......    15,511    19,194   22,745     26,558        33,768     59,588
AVERAGE SALES PRICE(d):
 Oil (per Bbl)..........  $  15.63  $  15.38 $  17.09 $    21.38    $    18.90 $    18.98
 Gas (per Mcf)..........  $   1.85  $   1.81 $   1.42 $     1.97    $     2.20 $     2.27
 Natural gas liquids
  (per Bbl).............       --        --       --         --     $     9.66 $    10.61
 Production Costs (per
  BOE)..................  $   5.16  $   4.62 $   4.26 $     4.05    $     3.54 $     2.86
 Production and property
  taxes (per BOE).......  $   1.19  $   1.23 $   1.04 $     1.23    $     1.33 $     1.38
RESERVE ADDITIONS
 (BOE)(b):
 Acquisitions...........    12,351     4,486   31,508     27,118        58,425
 Extensions, discoveries
  and revisions.........    (2,744)   16,840   15,426     15,725        24,729
                          --------  -------- -------- ----------    ----------
 Total additions........     9,607    21,326   46,934     42,843        83,154
                          ========  ======== ======== ==========    ==========
 Costs incurred:
 Acquisitions...........  $ 87,064  $ 28,100 $131,342 $  105,815     $ 255,627
 Development and
  exploration...........    19,462    21,826   21,061     45,038        88,643
                          --------  -------- -------- ----------    ----------
 Total costs incurred...  $106,526  $ 49,926 $152,403 $  150,853     $ 344,270
                          ========  ======== ======== ==========    ==========

--------
(a) Pro forma data assume the San Juan Acquisition, other 1997 acquisitions and the East Texas Acquisition (see "Recent Developments") had been completed on January 1, 1997 for purposes of average daily production and average sales price data and on December 31, 1997 for purposes of proved reserve data.
(b) Proved reserves are estimated annually using oil and gas prices and production and development costs as of December 31 of each year, without escalation.
(c) Calculated using the Company's average oil price of $24.25 per Bbl and average gas price of $3.02 per Mcf at December 31, 1996. Based on an oil price of $20.00 per Bbl and a gas price of $2.00 per Mcf at December 31, 1996 the discounted present value of cash flows before income taxes of the Company's proved reserves as of December 31, 1996 would have been $599.9 million.
(d) Average sales price data includes the effects of hedging activities which have not been significant.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Cross Timbers Oil Company ("the Company") was organized in October 1990 to ultimately acquire the business and properties of predecessor entities that were created from 1986 through 1989. The Company completed its initial public offering of common stock in May 1993.

  The Company follows the successful efforts method of accounting (see Note 1 to Consolidated Financial Statements). As of October 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, recording a pre-tax, non-cash impairment charge of $20.3 million. The Company has implemented the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but continues to record compensation of stock-based awards using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. As of December 31, 1997, the Company adopted SFAS No. 128, Earnings Per Share, which requires that basic and diluted earnings per share be reported for all periods. In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting of Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company will be required to comply with the provisions of these statements in its 1998 financial statements. The Company has not assessed the effect that these new standards will have on its consolidated financial statements and/or disclosures.

  In addition to the adoption of accounting principles described above, the following events affect the comparative results of operations and/or financial condition for the years ended December 31, 1997, 1996 and 1995, and/or may impact future operations and financial condition. Throughout Management's Discussion and Analysis of Financial Condition and Results of Operations, references to barrels of oil equivalent ("BOE") refer to quantities of production for the indicated period (with gas quantities converted to barrels on an energy equivalent ratio of six Mcf to one barrel).

  Three-for-Two Stock Splits. The Company effected a three-for-two stock split on March 19, 1997, and on February 25, 1998. All common stock shares, treasury stock shares and per share amounts have been retroactively restated to reflect both stock splits.

  1998 Acquisition. On February 25, 1998, the Company announced it had entered into a definitive agreement with EEX Corporation to acquire producing properties and undeveloped acreage in East Texas. The transaction is expected to close in late April 1998 with an effective date of January 1, 1998 and to be financed through bank lines of credit. After purchase price adjustments, the preliminary purchase price of $265 million is expected to be reduced to $245 million.

  1997 Acquisitions. During 1997, the Company acquired predominantly gas-producing properties for a total cost of $256 million. The San Juan Acquisition, the largest of these acquisitions, closed December 1, 1997 for an estimated adjusted purchase price of $195 million, including $5.7 million for five-year warrants to purchase 937,500 shares of the Company's common stock at $15.31 per share, and consisted of producing oil and gas properties in the San Juan Basin of New Mexico. On May 14, 1997, the Company acquired primarily gas-producing properties in Oklahoma, Kansas and Texas for an estimated adjusted purchase price of $39 million from a subsidiary of Burlington Resources, Inc. During 1997, the Company acquired an additional 6% of the publicly traded outstanding units of beneficial interest in Cross Timbers Royalty Trust, at a cost of $5.4 million. These 1997 acquisitions were primarily funded by bank borrowings and cash flow from operations (see "Liquidity and Capital Resources--Financing" below). See Note 10 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Consolidated Financial Statements") incorporated by reference herein.

  1996 Acquisitions. In 1996, the Company acquired primarily gas-producing properties for a total cost of $106 million. The Enserch Acquisition, the largest of these acquisitions, closed in July 1996 at a cost of $39.4 million and primarily consisted of operated interests in the Green River Basin of southwestern Wyoming. In

November 1996, the Company acquired additional interests in the Fontenelle Unit, the most significant property included in the Enserch Acquisition, at a cost of $12.5 million. In December 1996, the Company acquired primarily operated interests in gas-producing properties in the Ozona area of the Permian Basin of West Texas for $28.1 million. From July through December 1996, the Company acquired 16% of the publicly traded outstanding units of beneficial interest in Cross Timbers Royalty Trust at a total cost of $12.8 million. These 1996 acquisitions were primarily funded by bank borrowings. See
Note 10 to Consolidated Financial Statements.

  1995 Acquisitions. During 1995, the Company acquired predominantly gas-producing properties for a total cost of $131 million, and a gas processing plant and gathering facility for $29 million. The Santa Fe Acquisition, the largest of these acquisitions, closed on August 1, 1995 and consisted of mostly operated properties and related facilities in the Hugoton Field of Kansas and Oklahoma. The 1995 acquisitions were primarily funded by bank borrowings and proceeds from the 1995 common stock offering and asset sales. See Note 10 to Consolidated Financial Statements.

  1997, 1996 and 1995 Development and Exploration Programs. During 1997, the Company drilled 60 oil and 109 gas wells and completed 100 recompletions and workovers. During 1996, the Company drilled 48 oil wells and 52 gas wells and completed 125 recompletions and workovers. In 1995, the Company drilled 40 wells and performed 61 recompletions and workovers. Oil development was concentrated in the Prentice Northeast Unit of West Texas during these three years, as well as the University Block 9 Field during 1997. Gas development focused on the Ozona Field of West Texas in the last half of 1997, the Fontenelle Unit of southwestern Wyoming during 1997 and 1996 and Major County, Oklahoma during 1996 and 1995. Exploration activity during 1997 was primarily geological and geophysical analysis, including seismic, of undeveloped properties at total cost of $2.1 million. Exploration activity was concentrated in Cleveland and Texas counties of Oklahoma, Henderson County, Texas, Lea County, New Mexico and the Illinois Basin. Exploratory expenditures were insignificant in 1996 and 1995.

  1998 Development and Exploration Program. The Company has budgeted $70 to $90 million for its 1998 development and exploration program which is expected to be funded primarily by cash flow from operations. Exploration expenditures are expected to be 10% to 15% of the 1998 budget. The total capital budget, including acquisitions, will be adjusted throughout 1998 to capitalize on opportunities offering the highest rates of return.

  1997 Senior Subordinated Notes. The Company sold $125 million of 9 1/4% senior subordinated notes on April 2, 1997 and $175 million of 8 3/4% senior subordinated notes on October 28, 1997. Net proceeds of $121.1 million and $169.9 million from the 9 1/4% Notes and 8 3/4% Notes, respectively, were used to reduce bank borrowings under the Company's loan agreement. See Note 2 to Consolidated Financial Statements.

  1997 and 1996 Conversion of Subordinated Notes. During November and December 1996, $27.7 million principal of the Company's 5 1/4% convertible subordinated notes was converted by noteholders into 2,696,521 shares of common stock. In January 1997, the remaining principal of $29.7 million was converted by noteholders into 2,892,363 shares of common stock and $29,000 was redeemed.

  1996 Preferred Stock Exchange. In September 1996, pursuant to the Company's exchange offer, a total of 2,979,249 shares of common stock were exchanged for 1,138,729 shares of Series A convertible preferred stock. See Note 5 to Consolidated Financial Statements.

  1995 Common Stock Offering. In August 1995, the Company sold 5,062,500 shares of common stock. The net proceeds of $29.5 million from this offering were used to partially fund the Santa Fe Acquisition.

  1997 and 1996 Treasury Stock Purchases. As part of its 1997 and 1996 strategic acquisition plans, the Board of Directors has authorized the purchase of a total of 7.5 million shares of the Company's common stock. During 1997 and 1996, the Company purchased 2.4 million and 2.9 million shares of common stock on the open market at a total cost of $28 million and $30.7 million, respectively. An additional 484,000 shares have been purchased through March 20, 1998 at a cost of $7.5 million. These purchases were primarily funded by bank borrowings. As of March 20, 1998, 1.7 million treasury shares remain available to purchase.

  Investment in Equity Securities. During 1997 and 1996, the Company acquired less than 5% of two publicly traded independent oil and gas producers at a total cost of $6.5 million and $16.1 million, respectively. During 1997, the Company sold its investment in equity securities at a gain of $2.4 million. The Company realized a gain of $1.6 million upon the sale of an investment in equity securities during 1995.

  Property Sales. In 1997, 1996 and 1995, sales of producing properties resulted in net gains of $1.8 million, $500,000 and $3 million, respectively.

  Stock Incentive Compensation. Stock incentive compensation includes stock appreciation right ("SAR") compensation and performance share compensation, and is the result of these stock awards and subsequent increases in the Company's stock price. See Note 9 to Consolidated Financial Statements incorporated by reference herein. During 1997, stock incentive compensation totaled $3.7 million, which included SAR compensation of $400,000 (cash payments of $300,000) and non-cash performance share compensation of $3.3 million. In 1996, stock incentive compensation totaled $6.2 million, which included SAR compensation of $3.7 million (cash payments of $7.1 million, partially offset by prior accruals) and non-cash performance share compensation of $2.5 million. During 1995, stock incentive compensation totaled $5.1 million, which included SAR compensation of $2.3 million (cash payments of $800,000) and non-cash performance share compensation of $2.8 million. Exercises and forfeitures under the 1991 Stock Incentive Plan have reduced outstanding stock incentive units (including SARs) from 836,000 at year-end 1995 to 51,000 at year-end 1996, and 25,000 at year-end 1997.

  Extraordinary Item. During 1995, the Company recognized an extraordinary gain of $700,000 (net of income tax of $300,000) as a result of the purchase and early retirement of $8.3 million principal amount of the Company's 5 1/4% convertible subordinated notes. In 1996, the Company redeemed, purchased and retired a total of $9 million principal amount of the notes at a loss before income tax of $400,000. This loss was not presented as an extraordinary item because it was not material to 1996 earnings.

  Product Prices. Oil and gas prices are affected not only by supply and demand factors, but are also subject to substantial seasonal, political and other fluctuations that are generally beyond the ability of the Company to control or predict.

  Crude oil prices are generally affected by global politics and supply, particularly among OPEC members. The average posted per barrel price of West Texas Intermediate ("WTI") oil, a benchmark crude, was $18.63, $20.45 and $16.77 in 1997, 1996 and 1995, respectively. Despite the anticipation of and eventual resumption of Iraqi exports, oil prices reached their highest levels since the 1990 Persian Gulf War during fourth quarter 1996 and January 1997. After demand slightly outpaced supply in January 1997, the crude oil market remained in balance during most of the year, supporting prices in the range of $17 to $20 per barrel, before sliding to an average posted WTI price of $16.18 in December. Further declines in 1998 have resulted in an average posted WTI price of $14.22 for January and February. The recent weakening in oil prices is due to increased OPEC production following its November 1997 decision to increase quotas, as well as increased non-OPEC production from the North Sea and Latin America. The price decline has also been attributed to mild winters in the U.S. and Europe and the sudden drop in demand from depressed economies in the Far East. After hitting a decade-low of $11.00, prices in late March 1998 began to increase upon news that some of the major oil exporting countries planned to meet regarding curtailment of production. Based on 1997 production, the Company estimates that a $1.00 per barrel increase or decrease in the average oil sales price would result in approximately a $3.8 million change in 1998 annual income before income tax.

  Natural gas prices are generally influenced by national and regional supply and demand, which is often dependent upon the weather. Specific gas prices are also based on the location of production, pipeline capacity, gathering charges and the energy content of the gas. Throughout most of 1995, gas prices were relatively weak, primarily because of unseasonably warm weather. Gas prices increased in fourth quarter 1995 and continued their upward spiral through February 1996 because of low storage levels and colder than expected weather. Generally because of colder weather, storage concerns and U.S. economic growth, prices remained relatively high during most of 1996 and 1997, reaching their highest levels since 1985. Gas prices declined, however, in December 1997 and have remained lower in first quarter 1998, primarily because of an abnormally mild winter in the central and eastern U.S. and elevated storage levels. Despite continued growth in domestic demand, 1998 gas prices will largely depend on the weather, gas storage levels, increased supplies resulting from domestic exploration and Canadian imports, and price competition from other energy sources. Based on 1997 production, the Company estimates that a $0.10 per Mcf increase or decrease in the average gas sales price would result in approximately a $4.5 million change in 1998 annual income before income tax. See Note 6 to Consolidated Financial Statements incorporated by reference herein regarding commodity price hedging instruments the Company has entered to reduce its exposure to gas price fluctuations.

RESULTS OF OPERATIONS

 1997 Compared to 1996

  Earnings available to common stock for 1997 were $23.9 million as compared with $19.8 million for 1996. This significant improvement in earnings was the result of higher gas prices and increased gas production from the 1996 and 1997 acquisitions and development programs. Results for 1997 and 1996 included the effects of stock incentive compensation of $3.7 million and $6.2 million, respectively. Also included in 1997 results were net gains on sale of properties and equity securities of $1.8 million and $2.4 million, respectively, and lawsuit settlement proceeds of $1.3 million. A $500,000 gain on sale of properties was included in 1996 results. Earnings for 1997 and 1996 were reduced by dividends of $1.8 million and $500,000, respectively, on preferred stock issued in September 1996.

  Revenues for 1997 were $200.7 million, or 24% above 1996 revenues of $161.4 million. Oil revenue remained constant as a 13% increase in oil production was offset by a 12% decrease in oil prices from an average of $21.38 in 1996 to $18.90 in 1997 (see "General--Product Prices" above). Increased production was primarily because of the 1997 acquisitions and development programs.

  Gas revenue increased $36.7 million or 50% because of a 33% increase in production combined with a 12% price increase (see "General--Product Prices" above). Increased gas production was attributable to the 1996 and 1997 acquisitions and development programs. Gas revenues for 1997 also included $800,000 from San Juan Basin natural gas liquids production attributable to the December 1997 San Juan Acquisition.

  Gas gathering, processing and marketing revenues decreased $2.2 million primarily because of a decrease in margin and gas volumes. Other revenues increased $4.6 million primarily because of increased net gains on sale of properties and equity securities and lawsuit settlement proceeds received in 1997.

  Expenses for 1997 totaled $161.5 million as compared with total 1996 expenses of $130.4 million. All expenses other than general and administrative expense increased in 1997 primarily because of the 1996 and 1997 acquisitions and exploration and development programs.

  Production expense increased $4.2 million or 11%. Per BOE, production expense decreased from $4.05 to $3.54. This decrease is primarily because of the lower operating costs of gas-producing properties acquired in 1996 and 1997, the timing of workovers, increasing production without comparable increases in lifting costs and other operating efficiencies initiated after acquiring operated properties. Exploration expenses for 1997 totaled $2.1 million, and were predominantly geological and geophysical costs related to the 1997 exploration program. Exploration costs in 1996 and prior were included in production expense since not significant.

  Taxes on production and property increased 37% or $4.5 million because of increased oil and gas revenues, as well as increased property taxes related to the 1996 and 1997 acquisitions. Taxes on production and property per BOE increased 8% from $1.23 to $1.33 because of increased gas prices and higher property tax rates.

  Depreciation, depletion and amortization ("DD&A") increased $9.9 million, or 26%, primarily because of the 1996 and 1997 acquisitions and development programs. On a BOE basis, DD&A decreased slightly from $3.89 in 1996 to $3.87 in 1997.

  General and administrative expense decreased $602,000, or 4%, because of a $2.5 million decrease in stock incentive compensation, partially offset by increased expenses from Company growth. Excluding stock incentive compensation, general and administrative expense per BOE was $0.99 in 1997 as compared to $1.04 in 1996.

  Gas gathering and processing expense increased $1.6 million or 23%. This increase was primarily because of rental expense related to the Tyrone plant and gathering system lease that began in March 1996 and the Major County, Oklahoma gathering system lease that began in November 1996. This increase offsets related decreases in DD&A and interest.

  Interest expense increased $9.6 million or 56% because of a 36% increase in weighted average borrowings to partially fund the 1996 and 1997 acquisitions and purchases of treasury stock, combined with a 20% increase in the weighted average interest rate. Weighted average principal outstanding during 1997 was $351 million at an average interest rate of 7.6% compared with weighted average principal of $259 million at 6.4% for 1996. Interest expense per BOE increased from $1.76 in 1996 to $2.16 in 1997 primarily as the result of an increase in the weighted average interest rate (primarily attributable to the senior subordinated notes sold in April and October 1997), as well as the result of financing expenditures for other than oil and gas producing properties (investment in equity securities and treasury stock purchases) with bank and other short-term borrowings.

 1996 Compared to 1995

  Earnings available to common stock for 1996 were $19.8 million as compared to a net loss of $10.5 million for 1995. Significantly improved results were because of higher oil and gas prices and increased gas production from the 1995 and 1996 acquisitions and development programs. Additionally, 1995 results included a $20.3 million, pre-tax, non-cash impairment charge recorded upon adoption of SFAS 121. Results for 1996 and 1995 included the effects of stock incentive compensation of $6.2 million and $5.1 million, respectively. Also included in 1995 results were net gains on sale of properties and equity securities of $3 million and $1.6 million, respectively, and a $700,000 extraordinary gain on the Company's purchase and retirement of a portion of its convertible subordinated notes. Earnings for 1996 have been reduced by dividends of $500,000 on preferred stock that was issued in September 1996.

  Revenues for 1996 were $161.4 million, or 43% above 1995 revenues of $112.9 million. Oil revenue increased $14.7 million or 24% primarily because of a 25% increase in oil prices from an average of $17.09 in 1995 to $21.38 in 1996 (see "General--Product Prices" above). The Company's 1996 average oil price was above the average WTI price of $20.45 because of improved oil marketing margins. Oil production declined 1% from 1995 to 1996 primarily because of property sales and natural decline, largely offset by the effects of the 1995 and 1996 acquisitions and development programs.

  Gas revenue increased $32.9 million or 81% because of a 39% price increase (see "General--Product Prices" above) combined with a 30% increase in production. Increased gas production was attributable to the 1995 and 1996 acquisitions and development programs.

  Gas gathering, processing and marketing revenues increased $4.9 million primarily because of revenues from the gas processing plant and gathering facility acquired as part of the Santa Fe Acquisition on August 1, 1995. Other revenues decreased $4 million primarily because of net gains on sale of properties and equity securities in 1995.

  Expenses for 1996 totaled $130.4 million as compared with total 1995 expenses of $129.9 million. Expenses for 1995 included the $20.3 million impairment charge recorded upon adoption of SFAS No. 121 in October 1995. All expenses other than impairment increased in 1996 primarily because of the 1995 and 1996 acquisitions.

  Production expense increased $4 million or 11%. Per BOE, production expense decreased from $4.26 to $4.05. This decrease is primarily because the 1995 and 1996 acquisitions were predominantly gas-producing properties that generally have lower production costs per BOE.

  Taxes on production and property increased 38% or $3.3 million because of increased oil and gas revenues. Taxes on production and property per BOE increased 18% from $1.04 to $1.23 primarily because of higher oil and gas prices.

  DD&A increased $1 million, or 3%, primarily because of the 1995 and 1996 acquisitions and development programs. On a BOE basis, DD&A decreased from $4.44 in 1995 to $3.89 in 1996. Decreased DD&A per BOE is the result of increased proved reserve estimates at January 1, 1996, reduced depletable costs resulting from the SFAS 121 provision recorded in fourth quarter 1995, and the sale and operating leaseback of the Tyrone gas processing plant and related gathering system.

  General and administrative expense increased $3.3 million, or 25%, because of Company growth and increased stock incentive compensation. Excluding stock incentive compensation, general and administrative expense per BOE was $1.04 in 1996 as compared to $0.97 in 1995.

  Gas gathering and processing expense increased from $2.5 million in 1995 to $6.9 million in 1996. This increase was primarily because of rental expense related to the Tyrone plant and gathering system lease that began in March 1996. This increase offsets related decreases in DD&A and interest.

  Interest expense increased $4.5 million or 36% primarily because of increased debt to partially fund the 1995 and 1996 acquisitions and purchases of treasury stock and equity securities. Weighted average principal outstanding during 1996 was $259 million at an average interest rate of 6.4% compared with weighted average principal of $195.1 million at 6.2% for 1995. Interest expense per BOE increased from $1.51 in 1995 to $1.76 in 1996 primarily because of financing expenditures for other than oil and gas producing properties with bank and other short-term borrowings.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity are cash flow from operating activities, public offerings of equity and debt, and bank debt. The Company's cash requirements, other than for operations, are generally for the acquisition, exploration and development of oil and gas properties, and debt and dividend payments. The Company believes that its sources of liquidity are adequate to fund its cash requirements during 1998.

  Cash provided by operating activities was $98 million in 1997, compared with $59.7 million in 1996 and $32.9 million in 1995. The fluctuation from 1996 to 1997 was primarily because of increased gas prices and production, combined with the timing of cash receipts. Before changes in working capital, cash flow from operations was $90 million, $68.3 million and $40.4 million in 1997, 1996 and 1995, respectively.

  The 1997, 1996 and 1995 acquisitions were primarily financed by proceeds from long-term debt borrowings. The 1995 acquisitions were also partially funded by proceeds from a public offering of common stock. Exploration and development expenditures and dividend payments have generally been funded by cash flow from operations.

 Financial Condition

  Total assets increased from $523 million at December 31, 1996 to $788 million at December 31, 1997, primarily because of the 1997 acquisitions. As of December 31, 1997, total capitalization of the Company was $709 million, of which 76% was long-term debt. This compares with capitalization of $457 million at December 31, 1996, of which 69% was long-term debt. The increase in the debt-to-capitalization ratio from year-end 1996 to 1997 is because of increased borrowings under the Company's loan agreement to fund the 1997 acquisitions and other capital expenditures (see "Financing" below).

 Working Capital

  The Company generally uses available cash to reduce bank debt and, therefore, does not maintain large cash and cash equivalent balances. Short-term liquidity needs are satisfied by bank commitments under the loan agreement (see "Financing" below). Because of this, and since the Company's principal source of operating cash flows (i.e., proved reserves to be produced in the following year) cannot be reported as working capital, the Company often has low or negative working capital.

 Financing

  On November 21, 1997, the Company entered into a new revolving credit agreement with commercial banks ("loan agreement"). As of December 31, 1997, the loan agreement had a borrowing base and commitment of $365 million with resulting unused borrowing capacity of $136 million. The interest rate on borrowings at December 31, 1997 was 7.1%. The Company has negotiated a new loan agreement that increases its credit line to $575 million. The Company periodically renegotiates its credit facilities to increase the borrowing commitment and extend the revolving facility; however, there is no assurance that the Company will continue to do so in the future. After the anticipated closing of the East Texas Acquisition in April 1998 and after giving effect to the Offerings, the Company expects the borrowing base and commitment to be $575 million and the available unused borrowing capacity to be approximately $186 million.

  Under the loan agreement, the borrowing base is redetermined annually based on the value and expected cash flow of the Company's proved oil and gas reserves. If outstanding borrowings are greater than the redetermined borrowing base, outstanding borrowings must be reduced to the level of the redetermined borrowing base within a specified period. Otherwise, borrowings under the loan agreement do not mature until June 30, 2003, but may be prepaid at any time without penalty.

  During 1995, the Company purchased and retired $8.3 million principal amount of its 5 1/4% convertible subordinated notes ("5 1/4% Notes"), resulting in an extraordinary gain of $700,000. During 1996, the Company redeemed, purchased and retired a total of $9 million principal amount of the notes at a loss of $400,000, and holders of the 5 1/4% Notes converted principal of $27.7 million into 2,696,521 shares of common stock. In January 1997, the remaining $29.7 million of the 5 1/4% Notes was converted by noteholders into 2,892,363 shares of common stock and $29,000 was redeemed.

  In August 1995, the Company sold 5.1 million shares of common stock for net proceeds of $29.5 million that were used to partially fund the Santa Fe Acquisition. In September 1996, pursuant to the Company's exchange offer, a total of 2,979,249 shares of common stock were exchanged for 1,138,729 shares of Series A convertible preferred stock.

  In April 1997, the Company sold $125 million of 9 1/4% senior subordinated notes ("9 1/4% Notes") and in October 1997, the Company sold $175 million of 8 3/4% senior subordinated notes ("8 3/4% Notes"). Net proceeds of $121.1 million and $169.9 million from the sale of 9 1/4% Notes and the 8 3/4% Notes, respectively, were used to reduce bank borrowings under the loan agreement. See Note 2 to Consolidated Financial Statements.

  The Company filed a shelf registration statement with the Securities and Exchange Commission that became effective on April 10, 1998, to potentially offer securities which may include debt securities, preferred stock, common stock or warrants to purchase debt securities, preferred stock or common stock. The securities will be offered at an aggregate offering price not to exceed $400 million, at prices and on terms to be determined at the time of the sale. Net proceeds from the sale will be used for general corporate purposes, including reduction of bank borrowings under the loan agreement. The shares of Common Stock offered by this Prospectus Supplement are registered pursuant to such shelf registration statement.

 Capital Expenditures

  In May 1997, the Company announced its plan to make strategic acquisitions totaling $260 to $280 million from that date through the end of 1999. As a result of closing the San Juan Acquisition in December 1997 at an estimated cost of $195 million and the expected closing of the East Texas Acquisition in April 1998 at an estimated cost of $245 million, the Company has significantly exceeded this goal. Acquisition costs totaled $255.6 million, $105.8 million and $131.3 million during 1997, 1996 and 1995, respectively. Producing property acquisitions include purchases of outstanding beneficial units ("Units") of Cross Timbers Royalty Trust at a cost of $5.4 million for 6% of the Units in 1997 and $12.8 million for 16% of the Units in 1996. As of December 31, 1997, the Company owned 1,326,300 Units; the Board of Directors has authorized a total purchase of up to two million Units. Acquisitions were primarily funded by bank debt. See Note 10 to Consolidated Financial Statements.

  The Company continues to pursue acquisitions that meet its criteria, although there are no assurances that such properties will be available. The Company plans to fund future acquisitions through a combination of cash flow from operations and bank borrowings; proceeds from public equity and debt transactions may also be utilized.

  In 1997, exploration and development cash expenditures totaled $90.5 million compared with the budget of $70 million. On an incurred basis, exploration and development costs for 1997 totaled $88.6 million. In 1996, exploration and development cash expenditures totaled $32.3 million, compared with the budget of $40 million. The Company has budgeted $70 to $90 million for the 1998 development program. As it has done historically, the Company expects to fund the 1998 development program from cash flow from operations. Since there are no material long-term commitments associated with this budget, the Company has the flexibility to adjust its actual development expenditures in response to changes in product prices, industry conditions, and the effects of the Company's acquisition and development programs.

  A minor portion of the Company's existing properties are operated by third parties which control the timing and amount of expenditures required to develop the Company's interests in such properties. Therefore, the Company can give no assurances regarding the timing or amount of such expenditures.

  To date, the Company's expenditures to comply with environmental or safety regulations have not been significant, and the Company currently does not expect such expenditures to be significant during 1998. However, developments such as new regulations, enforcement policies or claims for damages could result in significant future costs.

 Dividends

  The Board of Directors has declared quarterly dividends of $0.033 per common share since the Company's inception through 1996 and $0.037 per common share in 1997. In January 1998, the Board of Directors increased the quarterly dividend to $0.04 per share, or $6.2 million annually. Continued dividend payments are dependent upon available cash flow, as well as other factors. In addition, the Company's loan agreement restricts the amount of common stock dividends to 25% of operating cash flow for the last four quarters.

  Cumulative dividends on Series A convertible preferred stock are paid quarterly, when declared by the Board of Directors, based on an annual rate of $1.5625 per share, or $1.8 million annually.

 Year 2000

  The Company is in the process of reviewing and making necessary modifications to its computer systems for year 2000 compliance. Costs incurred to date to modify the Company's computer systems have not been material, and future costs are not expected to be material. Timely completion of such modifications is not considered to be a material risk to the Company. The Company currently does not have information regarding the year 2000 compliance status of its major suppliers and customers. In the event that any of the Company's significant suppliers or customers does not timely achieve year 2000 compliance, the Company's operations could be adversely affected.

PRODUCTION IMBALANCES

  The Company has gas production imbalance positions that are the result of partial interest owners selling more or less than their proportionate share of gas on jointly owned wells. Imbalances are generally settled by disproportionate gas sales over the remaining life of the well or by cash payment by the overproduced party to the underproduced party. The Company uses the entitlement method of accounting for natural gas sales. At December 31, 1997, the Company's consolidated balance sheet includes a net receivable of $5.1 million for a net underproduced balancing position of 1,114,000 Mcf of natural gas and 8,049,000 Mcf of carbon dioxide. Production imbalances do not have, and are not expected to have, a significant impact on the Company's liquidity or operations.

DERIVATIVES

  The Company uses derivatives on a limited basis to hedge interest rate and product price risks, as opposed to their use for trading purposes. To reduce variable interest rate exposure on debt, the Company had entered into a series of interest rate swap agreements, the last of which expired September 1996. The Company had no other significant derivative transactions or balances from 1994 to 1997. During the first quarter of 1998, the Company entered into several derivative transactions to hedge its exposure to price fluctuations for gas production from January 1998 through December 2000. See Note 6 to Consolidated Financial Statements.

  On November 19, 1997, the Company's Board of Directors adopted a policy limiting the Company's exposure to derivative instruments. Commodity price hedging is limited to no more than 100% of the Company's oil, gas or NGL production for a six-month period and no more than 50% for a twelve-month period. Interest rate hedges are limited to notional balances not exceeding the Company's outstanding indebtedness. Hedging transactions will be limited to futures and forward sales contracts, standard options and swaps.

                              RECENT DEVELOPMENTS

EAST TEXAS ACQUISITION

  On February 25, 1998, the Company announced that it had entered into a definitive agreement to acquire proved reserves of 270 Bcfe and undeveloped acreage in the East Texas Acquisition for $265 million from EEX Corporation and EEX Operating L.P. The East Texas Properties, located in East Texas and northwestern Louisiana, produce primarily from the Travis Peak, Cotton Valley and Rodessa formations between 7,000 feet and 12,000 feet. The East Texas Properties include 784 gross (600 net) active wells and related gathering facilities. Upon closing, the Company will operate wells representing more than 97% of the value of the properties, which have a reserve-to-production index of almost nine years. The acquisition also includes more than 12,800 net undeveloped acres located primarily in Anderson County, Texas. After giving effect to the acquisition on a pro forma basis, approximately 74% of the Company's proved reserves at December 31, 1997 would have been natural gas. Excluding this acquisition, natural gas constituted 69% of proved reserves at that date.

  The preliminary purchase price of $265 million is expected to be reduced to approximately $245 million by purchase price adjustments for revenues less expenses from the January 1, 1998 effective date through the anticipated closing date in late April 1998. The purchase price is subject to third party consents and other purchase price adjustments. The consummation of the East Texas Acquisition is not a condition of the Offerings. See "Additional Risk Factors--Closing of the East Texas Acquisition."

  The Company's internal engineers estimate proved reserves attributable to the acquisition to be 260 Bcf of natural gas and 1.6 million Bbls of oil, or a total of 270 Bcfe, concentrated in about 88,000 gross (59,000 net) acres at December 31, 1997. Current net daily production is approximately 80 Mmcfe. Proved developed reserves represent 94% of the value of the properties, with direct production costs, excluding production and severance taxes, estimated to be $0.25 per Mcfe.

  The East Texas Properties, which are characterized by complex geology and multiple pay zones, offer numerous production enhancement and development drilling opportunities. The Company believes various opportunities will also be available to enhance the value of the East Texas Properties through modification and installation of artificial lift, improvements to gas compression, workovers, restimulations and recompletions. In addition, more than 100 locations have been identified for drilling during the next few years. Production from the Travis Peak Formation--first established in the 1940s and the most prolific gas-producing formation in the East Texas Basin-- represents 80% of the acquired production. Undeveloped acreage and acreage held by the acquired production also adds to the Company's growing acreage inventory for Cotton Valley Reef exploration.

SAN JUAN ACQUISITION

  During the last quarter of 1997, the Company acquired producing properties located in the San Juan Basin of northwestern New Mexico from a subsidiary of Amoco Corporation. The San Juan Acquisition, which closed December 1, 1997, increased proved reserves at December 31, 1997 by approximately 1.2 million Bbls of oil, 13.8 million Bbls of NGLs and 217 Bcf of natural gas, or a total of 51.2 million BOE. The adjusted purchase price paid by the Company was approximately $195 million, including five-year warrants to purchase 937,500 shares of Common Stock at an exercise price of $15.31 per share.

  The Company has identified 139 infill well sites in the San Juan Acquisition properties, primarily in the Dakota and Fruitland Coal formations relating to
8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. The Company plans to drill 20 operated wells during 1998. In addition, the Company plans to evaluate more than 150 potential infill well sites relating to unproved reserves over the next year.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998

  The following are results of operations for the three months ended March 31, 1998, announced on April 17, 1998, compared with results for the three months ended March 31, 1997.

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                       -------------------
 (IN THOUSANDS, EXCEPT PRODUCTION, PER SHARE AND PER     1997        1998
                    UNIT AMOUNTS)                      ------------------------
Revenues:
  Oil and condensate.................................. $  19,914 $  15,062
  Gas and natural gas liquids.........................    29,524    32,992
  Total revenues......................................    53,494    50,621
Net income............................................ $  11,095 $     261
Earnings (loss) available to common stock............. $  10,650 $    (184)
Earnings per common share:
  Basic............................................... $    0.26 $    0.00
  Diluted............................................. $    0.25 $    0.00
Average sale price:
  Oil (per Bbl)....................................... $   21.36 $   13.99
  Gas (per Mcf)....................................... $    2.62 $    1.96
  Natural gas liquids (per Bbl).......................       --  $    8.47
Average daily production:
  Oil (Bbls)..........................................    10,359    11,959
  Gas (Mcf)...........................................   125,245   176,675
  Natural gas liquids (Bbls)..........................       --      2,332

  First quarter 1998 net income was $261,000 compared to net income of $11.1 million for first quarter 1997. After preferred dividends, earnings (loss) available to common stock for the quarter was ($184,000) or $0.00 per share compared to $10.7 million or $0.26 per share for the first quarter 1997 (adjusted for the February 1998 3-for-2 stock split). Results for the quarter include a 41% increase in gas production to a daily rate of 176.7 Mmcf per day, and a 15% increase in oil production to a daily rate of 11,959 Bbls. Total revenues for the quarter were $50.6 million, a 5% decrease from first quarter 1997 revenues of $53.5 million. Decreased revenues and earnings are primarily the result of a 35% and 25% decrease in average oil and gas prices, respectively, from first quarter 1997 to 1998.

                            BUSINESS AND PROPERTIES

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986, and believes it is one of the most efficient domestic onshore operators in the industry. The Company has grown primarily through acquisitions of reserves, followed by aggressive development activities and the purchase of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico, the Hugoton Field of Oklahoma and Kansas and the Green River Basin of Wyoming. With the East Texas Acquisition, the Company will acquire reserves in the East Texas Basin of Texas and Louisiana. See "Recent Developments."

  The Company has achieved substantial growth in proved reserves, production, revenues and EBITDA over the last five years. The Company increased proved reserves by 336% from 45.4 million BOE as of December 31, 1992 to 197.6 million BOE as of December 31, 1997 at an average acquisition and development finding cost of $3.94 per BOE. Production increased from 5.7 million BOE in 1993 to 12.3 million BOE in 1997, and oil and gas revenues and EBITDA increased from $74.4 million and $30.4 million, respectively, in 1993 to $185.3 million and $113.6 million, respectively, in 1997. The Company's average daily production for 1997 was 10,905 Bbls of oil, 220 Bbls of NGLs and 135,855 Mcf of natural gas, or a total of 33,768 BOE. The Company's average daily production for December 1997 was 11,690 Bbls of oil, 2,596 Bbls of NGLs and 167,157 Mcf of natural gas, or a total of 42,146 BOE.

  As of December 31, 1997, the Company's estimated proved oil and gas reserves totaled 47.9 million Bbls of oil, 13.8 million Bbls of NGLs and 815.8 Bcf of natural gas, or a total of 197.6 million BOE. Approximately 80% of these reserves, on a BOE basis, were proved developed reserves. The average reserve-to-production index for the Company's oil and gas proved reserves at December 31, 1997 was 13.3 years. As of December 31, 1997, the Company owned interests in 7,018 gross (2,483 net) wells and was the operator of wells representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves. The discounted present value of cash flows before income taxes from the Company's estimated proved reserves was $782.3 million at December 31, 1997, based on then current oil and gas prices of $15.50 per barrel and $2.20 per Mcf, respectively. The Company has established a successful development record and from 1993 to 1997 drilled 624 gross (321.5 net) wells, of which 607 gross (310.8 net) were commercially successful. The Company believes that production in 1998 and 1999 will increase significantly as a result of acquisitions completed in 1996 and 1997, the continued development of existing properties and the drilling of certain higher-risk prospects.

  From inception in 1986 through December 31, 1997, the Company replaced 147% of its production through extensions, discoveries and revisions at an average cost of $2.56 per BOE and during 1997, replaced 200% of its production at a cost of $3.75 per BOE. Over the last three years, the Company increased, on a BOE basis, proved reserves per share from 1.8 at year-end 1994 to 5.0 at year-end 1997. The Company incurred capital expenditures in 1997 of $92.6 million for exploration and development, and it has budgeted $70 million to $90 million for capital expenditures in 1998.

  The following table sets forth the total amount spent by the Company to acquire and develop its proved reserves and the amount of such reserves on a BOE basis, from inception in 1986 to December 31, 1997:

                                                              AVERAGE COST
                                             COSTS    BOE (a)   PER BOE
                                           ---------- ------- ------------
                                             (IN THOUSANDS)
   Acquisition of producing properties.... $  882,070 186,288    $4.73
   Exploration and development of
    properties............................    255,387  99,575    $2.56
                                           ---------- -------
     Total................................ $1,137,457 285,863    $3.98
                                           ========== =======

--------
(a) Amounts set forth include proved reserves, on a BOE basis, acquired or added through development since inception of the Company in 1986, and therefore include proved reserves acquired or developed and subsequently produced, distributed or sold.

COMPANY STRENGTHS

  The Company believes that its historical success and future prospects are directly related to its unique combination of strengths, including the following:

  Quality of Existing Properties. The Company's properties are characterized by relatively long reserve lives and highly predictable well production profiles. Based on current production from 2,483 net producing wells, the average reserve-to-production index for the Company's proved reserves at December 31, 1997 was 13.3 years. In general, these properties have extensive production histories and contain significant reserves and production enhancement opportunities. While the Company's properties are geographically diversified, the producing fields are concentrated within each core area, allowing for substantial economies of scale in production and cost-effective application of reservoir management techniques gained from prior operations.

  Substantial Inventory of Drilling Projects. The Company has generated an inventory of approximately 950 potential development drilling locations within its existing properties (of which 480 have been attributed proved undeveloped reserves), which should continue to support future net reserve additions. The San Juan Acquisition added 289 of such locations (139 of which were attributed proved undeveloped reserves). The Company expects that an additional 100 locations will be included in the East Texas Properties (48 of which will be attributed proved undeveloped reserves).

  Proven Acquisition Program. The Company employs a disciplined acquisition program refined by senior management over more than 20 years to augment its core properties and expand its reserve base. The Company's 50 engineering and geoscience professionals use their expertise and experience gained through the management of existing core properties to target acquisition opportunities in the same geographic area or with similar geological and reservoir characteristics. Following an acquisition, these professionals implement development programs based on their expertise and experience to enhance production and reduce costs. Since its inception, the Company has completed producing property acquisitions for an aggregate purchase price of $882 million, representing 186 million BOE of proved reserves. Further, the Company has increased this acquired reserve base by 54% through developing incremental proved reserves of 100 million BOE. In 1996 and 1997, the Company acquired 86 million BOE of proved reserves at an average acquisition cost of $4.17 per BOE. The San Juan Acquisition accounted for 51 million BOE of such proved reserves. The East Texas Properties will provide an additional 45 million BOE.

  Efficient Operations. The Company believes that the nature of its properties, along with the operating expertise and experience of its personnel in its principal geographic regions, have allowed the Company to lower its average lease operating expense ratios per BOE produced. The Company is the operator of properties representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves, allowing it to control expenses, capital allocation and the timing of development and exploration activities in its fields. This control and the Company's operating expertise have allowed it to reduce substantially production costs of acquired properties. The Company has reduced its average production costs per BOE produced from $5.16 for the year ended December 31, 1993 to $3.54 for the year ended December 31, 1997. The Company's average production costs per BOE produced for the fourth quarter of 1997 was $3.38 ($2.91 pro forma after giving effect to the East Texas Acquisition).

  Experienced Management and Technical Staff. Bob R. Simpson, Steffen E. Palko and certain senior management of the Company have worked together for more than 20 years. Mr. Simpson and Mr. Palko were co-founders of the Company in 1986 and previously served as executive officers of Southland Royalty Company, one of the largest U.S. independent oil and gas producers prior to its acquisition by Burlington Northern, Inc. in 1985. In addition, the Company has 50 engineering and geoscience professionals dedicated to its properties with an average of 17 years of experience. Executive officers and directors of the Company own approximately 10% of the Common Stock (including stock options). No member of management is a Selling Stockholder in the Offerings.

BUSINESS STRATEGY

  The Company's business strategy focuses on growth in value per share through the selective acquisition of high-quality, long-lived, geologically complex oil and gas producing properties and through enhancing the value of these properties by reducing operating costs, improving efficiency and increasing production and reserves.

  Acquiring Long-lived Operated Properties. The Company seeks to acquire long-lived, onshore operated producing properties that (i) contain geologically complex multiple-producing horizons with the potential for increases in reserves and production, (ii) are in the Company's core operating areas or in areas with similar geological and reservoir characteristics and (iii) present opportunities to reduce expenses through more efficient operations. The Company believes that the properties it acquires provide opportunities to increase production and reserves through the implementation of mechanical and operational improvements, workovers, behind-pipe completions, secondary-recovery operations, new development wells and other development activities. The Company also seeks to acquire facilities related to gathering, processing, marketing and transporting oil and gas in areas where it owns reserves. Such facilities can enhance profitability by increasing production and reducing gathering, processing, marketing and transportation costs. In addition, ownership of such facilities provides marketing flexibility, including access to additional markets.

  Increasing Production and Reserves. A principal component of the Company's strategy is to increase production and reserves through aggressive management of operations and low-risk development drilling. The Company believes that its principal properties possess geological and reservoir characteristics that make them well suited for production increases through development and drilling programs. The Company has generated an inventory of approximately 950 potential drilling locations for this program. The Company also reviews operations and mechanical data on operated properties to determine if actions can be taken to reduce operating costs or increase production. These actions include installing, repairing and upgrading lifting equipment, redesigning downhole equipment to improve production from different zones, modifying gathering and other surface facilities and conducting restimulations and recompletions. The Company may also initiate, upgrade or revise existing secondary-recovery operations and drill development wells. As a result of its efforts, proved reserves added by the Company through revisions, extensions and discoveries equaled 163% of production over the five-year period ended December 31, 1997 and 200% of production for 1997.

  Exploration Activities. The Company's strategy has evolved to include allocation of 10% to 20% of its annual capital budget (excluding acquisitions) to higher-risk projects. The Company attempts to select projects that it believes will have the potential to add substantially to proved reserves and cash flow. The Company believes that it can prudently and successfully add growth potential through exploratory activities given improved technology, its experienced technical staff and its expanded base of operations.

SIGNIFICANT PROPERTIES

  The following table summarizes proved reserves and discounted present value, before income tax, of proved reserves by the Company's major operating areas at December 31, 1997 (in thousands):

                                       PROVED RESERVES           DISCOUNTED
                                  --------------------------   PRESENT VALUE
                                                 NATURAL GAS BEFORE INCOME TAX
                                   OIL     GAS     LIQUIDS           OF
                                  (BBLS)  (MCF)    (BBLS)     PROVED RESERVES
                                  ------ ------- ----------- -------------------
Permian Basin.................... 38,960  99,687      --     $  233,739    29.9%
Mid-Continent....................  5,721 167,563      --        175,605    22.4%
San Juan Basin...................  1,228 221,986   13,810       168,787    21.6%
Hugoton..........................    260 161,299      --        111,468    14.3%
Rocky Mountain...................  1,279 154,846      --         80,791    10.3%
Other(a).........................    406  10,394      --         11,932     1.5%
                                  ------ -------   ------    ---------- -------
  Total.......................... 47,854 815,775   13,810    $  782,322   100.0%
                                  ====== =======   ======    ========== =======

--------
(a) Includes 375,000 Bbls and 8,790,000 Mcf and discounted present value before income tax of $9,922,000 related to the Company's 22% ownership of Cross Timbers Royalty Trust Units at December 31, 1997.

Permian Basin Area

  Prentice Field. The Prentice Field is located in Terry and Yoakum Counties, Texas. In 1993, the Company acquired its initial interest in the Prentice Northeast Unit in three separate transactions, accumulating a 62.1% interest. In January 1994, the Company purchased an additional 29.4% interest in the Prentice Northeast Unit, increasing the Company's total ownership to 91.5%. The Company assumed operations of the Unit effective March 1, 1994. Current net production from the 186-well Unit is approximately 3,350 Bbls of oil and 500 Mcf of gas per day. The Company also owns an interest in 80 gross (1.7 net) nonoperated wells.

  Discovered in 1950, the Prentice Field produces from carbonate reservoirs in the Clear Fork and Glorieta formations at depths ranging from 6,000 to 7,000 feet. The Prentice Field has been separated into several waterflood units for secondary recovery operations. The Prentice Northeast Unit was formed in 1964 with waterflood operations commencing a year later. Development potential exists through infill drilling and improvement of waterflood efficiency. Tertiary recovery potential also exists through carbon dioxide flooding.

  During 1997, the Company drilled 31 gross (28.4 net) development wells in the Prentice Northeast Unit. Twenty-four of these wells were 10-acre infill wells and the remaining seven wells were strategically located to extend the prospective area for infill development in the central and northern portion of the Unit. The Company plans to drill a total of up to 25 wells during 1998 depending upon oil prices.

  Russell Field. The Russell Field is located in Gaines County, Texas. The Company owns an interest in 25 gross (23.4 net) wells that it operates and 137 gross (42.6 net) wells operated by others. Current net daily oil and gas production is approximately 900 Bbls and 470 Mcf.

  The Russell Field, discovered in 1943, produces from the San Andres, Glorieta, Middle Clear Fork and Devonian formations at depths ranging from 4,800 to 10,800 feet. Development potential exists through restimulations, recompletions, infill drilling, and the implementation of secondary recovery operations in the Middle Clear Fork and San Andres formations.

  Ozona Area. The Company acquired interests in 1996 in the Henderson, Ozona, and Davidson Ranch fields located in Crockett County, Texas. The Company has interests in 111 gross (64.9 net) wells that it operates and 133 gross (27.5 net) wells operated by others. Current net daily production is approximately
11.3 Mmcf and 58 Bbls.

  Oil and gas were first discovered in the Ozona area in 1962. Production is from the Pennsylvanian Canyon sandstones and Strawn carbonates at depths ranging from 6,500 to 9,000 feet. Development potential for this area includes infill drilling, field extension and delineation drilling, and the possibility of horizontal drilling in the Strawn Formation.

  During 1997, the Company drilled a total of 23 gross (15.4 net) operated wells and participated in 14 gross (2.3 net) wells operated by others, making it one of the Company's most active gas development areas. The Company plans to drill or participate in drilling a total of 34 wells during 1998.

  University Block 9. The University Block 9 Field is located in Andrews County, Texas. The Company owns a 100% working interest in 55 wells that it operates. Current net daily production is approximately 2,570 Bbls of oil and 2,160 Mcf of gas.

  The University Block 9 Field was discovered in 1953. Productive zones are of Wolfcamp, Pennsylvanian and Devonian age at 8,400, 8,700 and 10,400 feet, respectively. The Company operates the Wolfcamp Unit, Penn Unit and 23 of the 24 active Devonian wells. Development potential includes proper wellbore utilization, recompletions, infill drilling and improvement of waterflood efficiency.

  This field was one of the Company's most active oil development areas during 1997, where the Company drilled 16 wells, 6 of which were in the process of drilling at year-end. During 1998, the Company plans to drill up to 20 wells depending upon oil prices.

 Mid-Continent Area

  Major County Area. The Company is one of the largest producers in the Ringwood, Northwest Okeene and Cheyenne Valley fields in Major County, Oklahoma. The Company operates 451 gross (389.4 net) wells and has an interest in 202 gross (45.8 net) wells operated by others. Current net daily oil and gas production is approximately 1,050 Bbls and 33,300 Mcf.

  Oil and gas were first discovered in the Major County area in 1945. The fields in the Major County area are located in the Anadarko Basin and are characterized by oil and gas production from a variety of structural and stratigraphic traps. Productive zones range from 6,500 to 9,400 feet and include the Oswego, Red Fork, Chester, Manning, Mississippian, Hunton and Arbuckle formations.

  The Company develops the Major County area primarily through mechanical improvements, restimulations, recompletions to shallower zones and development drilling. During 1997, the Company participated in the drilling of 32 gross (24.8 net) wells in the western portion of the County, targeted at the Mississippian and Chester formations. The Company has budgeted 24 wells in Major County for 1998.

  A subsidiary of the Company operates a gathering system and pipeline in the Major County area. The gathering system collects gas from 425 wells through 300 miles of pipeline in the Major County area. The gathering system has current throughput of approximately 28,500 Mcf per day, 70% of which is produced from Company-operated wells. Estimated capacity of the gathering system is 40,000 Mcf per day. Gas is delivered to a processing plant owned and operated by a third party, and then transmitted by a 26-mile Company-operated pipeline to connections with other pipelines.

  Since 1994, the Company has operated its Major County gathering system. Through its direct maintenance and management, the Company has achieved operating cost reductions and improved reliability. During 1994 and 1995, the gathering system was converted from centralized to field compression through the installation of four field compression stations. Field compression has allowed the system to operate more efficiently and to expand into previously inaccessible areas.

  Elk City Field. The Elk City Field is located in Beckham and Washita Counties of western Oklahoma. The Company operates the Elk City Unit with 35 gross (31.6 net) wells and owns an interest in 9 gross (1.5 net) wells operated by others. Current net production of the Elk City Field is approximately 160 Bbls of oil and 4,500 Mcf of gas per day.

  The Elk City Field was discovered in 1947 and has been extensively developed. Production is from the Hoxbar (9,500 feet), Atoka (13,100 feet) and Morrow (15,500 feet) zones. The Company's primary development activities in this field have been to initiate mechanical efficiencies and to recomplete additional productive intervals. Recompletions and zone isolations have been successful and additional opportunities for these types of workovers remain in the field. Recent recompletions to the Atoka Formation have resulted in significant reserve additions. There are several other deep wellbores with similar recompletion potential.

 Hugoton Area

  The Hugoton Field, discovered in 1922, covers parts of Texas, Oklahoma and Kansas and is the largest gas field in the United States. It is estimated that 5 million productive acres exist in the entire field. The Company owns an interest in 390 gross (365.9 net) wells that it operates and 84 gross (18.8 net) wells operated by others. Current net production averages approximately 35,900 Mcf of gas per day and 125 Bbls of oil per day.

  Approximately 70% of the Company's Hugoton gas production is delivered to the Tyrone Plant, a gas processing plant operated by the Company. In May 1996, the Company completed the installation of a field compressor on the southern end of the Tyrone gathering system. This unit compresses gas from 45 wells, 39 of which are owned by the Company, and has resulted in a significant production increase. The Company also completed the installation and start-up of a residue compressor and 11.5 miles of high pressure residue pipeline during August 1996. The installation of these facilities allows the Company to operate the Tyrone Plant more efficiently and allows access to three additional interstate pipelines.

  While much of the Kansas portion of the Hugoton Field has been infill drilled on 320-acre spacing, the Company believes that there are up to 40 additional potential infill drilling locations. The Oklahoma portion is drilled on 640-acre spacing. The Company believes that there are approximately 200 potential infill drilling locations, subject to regulatory approval and possibly new legislation being enacted in Oklahoma.

  During 1997, the Company drilled 18 gross (12.1 net) wells to the Chester, Council Grove and Chase formations. The Company plans to drill 12 wells during 1998.

 Rocky Mountain Area

  San Juan Basin. The San Juan Basin of northwestern New Mexico and southwestern Colorado contains the largest reserves of natural gas in the Rocky Mountains and, within the United States, is second in size only to the Hugoton Field. The Company acquired most of its interests in the San Juan Basin in December 1997 from Amoco Corporation. The Company owns an interest in 616 gross (498 net) wells that it operates and 974 gross (177.2 net) wells operated by others. Of these wells, 60 gross (49.8 net) operated wells and 20 gross (3.6 net) non-operated wells are dual completions. Current net daily production averages approximately 39,000 Mcf of gas, 230 Bbls of oil and 2,500 Bbls of natural gas liquids.

  The Company has identified 139 infill wellsites, primarily in the Dakota and Fruitland Coal formations, relating to 8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. In addition, the Company plans to evaluate more than 150 potential infill wellsites over the next year. The Company plans to drill 20 operated wells during 1998.

  Green River Basin. The Green River Basin is located in southwestern Wyoming. The Company has interests in 147 gross (137.3 net) wells that it operates and 48 gross (8.2 net) wells operated by others in the Fontenelle, Nitchie Gulch and Pine Canyon fields. Current net daily production is approximately 28,100 Mcf of gas and 60 Bbls of oil.

  Gas production was discovered in the Fontenelle area in the early 1970's. The producing reservoirs are the Cretaceous Frontier and Dakota sandstones at depths ranging from 7,500 to 10,000 feet. Development potential for the fields in this area include restimulations, recompletions and development drilling.

  During 1997, the Company drilled 32 gross (29 net) wells in the Fontenelle Unit. The Company plans to drill approximately 15 wells during 1998.

  During 1997, the Company also installed additional field compression to lower overall field operating pressures and to improve overall field performance. The Company also completed an interconnect to another pipeline in the southeastern part of the Fontenelle field that added an additional market for the gas.

RESERVES

  The following are estimated quantities of proved reserves and cash flows therefrom as of December 31, 1997, 1996 and 1995:

                                                         DECEMBER 31,
                                                ------------------------------
                                                  1995      1996       1997
                                                -------- ---------- ----------
                                                        (IN THOUSANDS)
Proved developed:
  Oil (Bbls)...................................   28,946     31,883     33,835
  Gas (Mcf)....................................  320,230    466,412    677,710
  Natural gas liquids (Bbls)...................      --         --      11,494
Proved undeveloped:
  Oil (Bbls)...................................   11,042     10,557     14,019
  Gas (Mcf)....................................   37,840     74,126    138,065
  Natural gas liquids (Bbls)...................      --         --       2,316
Total proved:
  Oil (Bbls)...................................   39,988     42,440     47,854
  Gas (Mcf)....................................  358,070    540,538    815,775
  Natural gas liquids (Bbls)...................      --         --      13,810
Estimated future net cash flows:
  Before income tax............................ $712,907 $1,737,024 $1,484,542
  After income tax............................. $581,888 $1,286,037 $1,193,167
Present value of estimated future net cash
 flows, discounted at 10%:
  Before income tax............................ $405,706 $  946,150 $  782,322
  After income tax............................. $335,156 $  706,481 $  642,109

  Miller and Lents, Ltd. ("Miller and Lents"), an independent petroleum engineering firm, prepared the estimates of the Company's proved reserves and the future net cash flow (and present value thereof) attributable to proved reserves at December 31, 1997, 1996 and 1995. As prescribed by the Securities and Exchange Commission, such proved reserves were estimated using oil and gas prices and production and development costs as of December 31 of each such year, without escalation. See Note 12 to Consolidated Financial Statements for additional information regarding estimated proved reserves.

  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. As a result, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as change in product prices, may justify revision of such estimates. Accordingly, oil and gas quantities ultimately recovered will vary from reserve estimates.

  During 1997, the Company filed estimates of oil and gas reserves as of December 31, 1996 with the U.S. Department of Energy on Form EIA-23. These estimates are consistent with the reserve data reported in Note 12 to Consolidated Financial Statements for the year ended December 31, 1996, with the exception that Form EIA-23 includes only reserves from properties operated by the Company.

EXPLORATION AND PRODUCTION DATA

  For the following data, "gross" refers to the total wells or acres in which the Company owns a working interest and "net" refers to gross wells or acres multiplied by the percentage working interest owned by the Company. Although many of the Company's wells produce both oil and gas, a well is categorized as an oil well or a gas well based upon the ratio of oil to gas production.

 Producing Wells

  The following table summarizes the Company's producing wells as of December 31, 1997, all of which are located in the United States:

                                                        NON-
                                   OPERATED WELLS  OPERATED WELLS    TOTAL(a)
                                   --------------- --------------- -------------
                                   GROSS    NET     GROSS    NET   GROSS   NET
                                   --------------- --------------- ----- -------
   Oil............................    608    552.3   3,139   186.9 3,747   739.2
   Gas............................  1,705  1,447.5   1,566   296.3 3,271 1,743.8
                                   ------ -------- ------- ------- ----- -------
     Total........................  2,313  1,999.8   4,705   483.2 7,018 2,483.0
                                   ====== ======== ======= ======= ===== =======

--------
(a) One gross (1 net) oil well and 79 gross (52.4 net) gas wells are dual completions.

 Drilling Activity

  The following table summarizes the number of development wells drilled by the Company during the years indicated. As of December 31, 1997, the Company was in the process of drilling 29 gross (19.7 net) wells.

                                                    YEAR ENDED DECEMBER 31
                                               ---------------------------------
                                                  1995       1996       1997
                                               ---------- ---------- -----------
                                               GROSS NET  GROSS NET  GROSS  NET
                                               ----- ---- ----- ---- ----- -----
Development Wells:
 Completed as-
  Oil wells...................................   71  17.3   92  45.5   82   53.4
  Gas wells...................................   24  16.8   70  38.1  119   85.9
 Non-productive...............................    2   1.1    4   2.7    5    3.2
                                                ---  ----  ---  ----  ---  -----
 Total........................................   97  35.2  166  86.3  206  142.5
                                                ---  ----  ---  ----  ---  -----
Exploratory Wells:
 Completed as-
  Gas wells...................................  --    --   --    --     2    0.6
 Non-productive...............................  --    --   --    --     1    0.1
                                                ---  ----  ---  ----  ---  -----
 Total........................................  --    --   --    --     3    0.7
                                                ---  ----  ---  ----  ---  -----
  Total(a)....................................   97  35.2  166  86.3  209  143.2
                                                ===  ====  ===  ====  ===  =====

--------
(a) Included in totals are 61 gross (3.2 net), 85 gross (10.4 net) and 57 gross (6.9 net) wells drilled on nonoperated interests in 1995, 1996 and 1997, respectively. Excluded from above totals are 31 gross (0.6 net) and 21 gross (0.4 net) carbon dioxide wells drilled on non-operated interests in 1995 and 1996, respectively.

 Acreage

  The following table summarizes developed and undeveloped leasehold acreage in which the Company owns a working interest as of December 31, 1997. Excluded from this summary is acreage in which the Company's interest is limited to royalty, overriding royalty and other similar interests.

                                                   DEVELOPED(a)(b)  UNDEVELOPED
                                                   --------------- -------------
                                                    GROSS    NET   GROSS   NET
                                                   ------- ------- ------ ------
Oklahoma.......................................... 334,973 278,713    934    753
Texas.............................................  98,143  60,997 23,834 12,917
Kansas............................................  80,500  67,821    --     --
New Mexico........................................ 221,539  95,536  5,534  3,458
Wyoming...........................................  43,811  31,144  1,360    990
Other.............................................   8,929   6,493  7,072  4,644
                                                   ------- ------- ------ ------
  Total........................................... 787,895 540,704 38,734 22,762
                                                   ======= ======= ====== ======

--------
(a) "Developed acres" are acres spaced or assignable to productive wells.
(b) Certain leasehold acreage in Oklahoma and Texas is subject to a 75% net profits interest conveyed to the Royalty Trust.

 Oil and Gas Sales Prices and Production Costs

  The following table shows the average sales prices per Bbl of oil (including condensate), Mcf of gas and per Bbl of natural gas liquids produced and the production costs and production and property taxes per barrel of oil equivalent ("BOE," computed on an energy equivalent basis of 6 Mcf to 1 Bbl):

                                                        YEAR ENDED DECEMBER 31
                                                        -----------------------
                                                         1995    1996    1997
                                                        ------- ------- -------
   Sales prices(a):
     Oil (per Bbl)..................................... $ 17.09 $ 21.38 $ 18.90
     Gas (per Mcf)..................................... $  1.42 $  1.97 $  2.20
     Natural gas liquids (per Bbl).....................     --      --  $  9.66
   Production costs per BOE............................ $  4.26 $  4.05 $  3.54
   Production and property taxes per BOE............... $  1.04 $  1.23 $  1.33

--------
(a) Average sales price data includes the effects of hedging activities which have not been significant.

DELIVERY COMMITMENTS

  Delivery commitments fluctuate continually depending on market prices and conditions. At December 31, 1997, the Company maintained the following commitments.

  The Company sells to a single purchaser approximately 10,000 Mcf of gas per day through July 1998 and 11,650 Mcf of gas per day from August 1998 through July 2005. The Company has also entered contracts with two purchasers to sell a total of 30,000 Mcf per day in March 1998 and 10,000 Mcf per day in April, May and June 1998. Deliveries under these contracts are generally in Oklahoma, where the Company's production and reserves are adequate to meet these sales commitments.

  The Company has committed to sell up to 4,500 Mcf of gas per day to a cogeneration facility under a take-or-pay contract that expires in September 2004. The Company generally purchases gas at market prices to fill this commitment.

COMPETITION AND MARKETS

  The Company faces competition from other oil and gas companies in all aspects of its business, including acquisition of producing properties and oil and gas leases, marketing of oil and gas, and obtaining goods, services and labor. Many of its competitors have substantially larger financial and other resources. Factors that affect the

Company's ability to acquire producing properties include available funds, available information about the property and the Company's standards established for minimum projected return on investment. Because gathering systems are the only practical method for the intermediate transportation of natural gas, competition for natural gas delivery is presented by other pipelines and gas gathering systems. Competition is also presented by alternative fuel sources, including heating oil and other fossil fuels. Because of the long-lived nature of the Company's oil and gas reserves and management's expertise in developing these reserves, management believes that it is effective in competing in the market.

  The Company's ability to market oil and gas depends on many factors beyond its control, including the extent of domestic production and imports of oil and gas, the proximity of the Company's gas production to pipelines, the available capacity in such pipelines, the demand for oil and gas, the effects of weather, and the effects of state and federal regulation. The Company cannot assure that it will always be able to market all of its production or obtain favorable prices. The Company, however, does not currently believe that the loss of any of its oil or gas purchasers would have a material adverse effect on its operations.

  Decreases in oil and gas prices have had, and could have in the future, an adverse effect on the Company's acquisition and development programs, proved reserves, revenues, profitability, cash flow and dividends. See Management's Discussion and Analysis of Financial Condition and Results of Operations, "General--Product Prices."

FEDERAL AND STATE REGULATIONS

  There have been, and continue to be, numerous federal and state laws and regulations governing the oil and gas industry that are often changed in response to the current political or economic environment. Compliance with this regulatory burden is often difficult and costly and may carry substantial penalties for noncompliance. The following are some specific regulations that may affect the Company. The Company cannot predict the impact of these or future legislative or regulatory initiatives.

  Federal Regulation of Natural Gas. The interstate transportation and sale for resale of natural gas is subject to federal regulation, including transportation rates charged and various other matters, by the Federal Energy Regulatory Commission ("FERC"). The Company's gathering system and 26-mile pipeline have been declared exempt from FERC jurisdiction, and therefore, the Company's gathering service is not regulated by FERC. Federal wellhead price controls on all domestic gas were terminated on January 1, 1993. The Company cannot predict the impact of government regulation on any natural gas facilities.

  In 1992, FERC issued Orders Nos. 636 and 636-A, requiring operators of pipelines to unbundle transportation services from sales services and allow customers to pay for only the services they require, regardless of whether the customer purchases gas from such pipelines or from other suppliers. The United States Court of Appeals upheld the unbundling provisions and other components of FERC's orders but remanded several issues to FERC for further explanation. On February 27, 1997, FERC issued Order No. 636-C, addressing the Court's concern. Petitions for rehearing on Order No. 636-C are pending. FERC's order remains subject to judicial review and may be changed as a result of that review. Although FERC's regulations should generally facilitate the transportation of gas produced from the Company's properties and the direct access to end-user markets, the impact of these regulations on marketing the Company's production or on its gas transportation business cannot be predicted. The Company, however, does not believe that it will be affected any differently than other natural gas producers and marketers with which it competes.

  Federal Regulation of Oil. Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at market prices. The net price received from the sale of these products is affected by market transportation costs. A significant part of the Company's oil production is transported by pipeline. The Energy Policy Act of 1992 required FERC to adopt a simplified ratemaking methodology for interstate oil pipelines. In 1993 and 1994, FERC issued Order Nos. 561 and 561-A, adopting rules that establish new rate methods for such pipelines. Under the new rules, effective January 1, 1995, interstate oil pipelines can change rates based on an inflation index, though other rate mechanisms may be used in specific circumstances. The United States Court of Appeals upheld FERC's orders in 1996. The Company cannot predict the effect these rules may have on the cost of moving oil to market.

  State Regulation. The oil and gas operations of the Company are subject to various types of regulation at the state and local levels. Such regulation includes requirements for drilling permits, the method of developing new fields, the spacing and operations of wells and waste prevention. The production rate may be regulated and the maximum daily production allowable from oil and gas wells may be established on a market demand or conservation basis. These regulations may limit the Company's production from its wells and the number of wells or locations the Company can drill.

  The Company may become party to agreements relating to the construction or operations of pipeline systems for the transportation of natural gas. To the extent that such gas is produced, transported and consumed wholly within one state, such operations may, in certain instances, be subject to the state's administrative authority charged with regulating pipelines. The rates the Company could charge for gas, the transportation of gas, and the construction and operation of such pipelines would be subject to the regulations governing such matters. Certain states have recently adopted regulations with respect to gathering systems, and other states are considering regulations with respect to gathering systems. New regulations passed have not had a material effect on the operations of the Company's gathering systems, but the Company cannot predict whether any further rules will be adopted or, if adopted, the effect these rules may have on the Company's gathering systems.

  Federal, State or Indian Leases. The Company's operations on federal, state or Indian oil and gas leases are subject to numerous restrictions, including nondiscrimination statutes. Such operations must be conducted pursuant to certain on-site security regulations and other permits and authorizations issued by the Bureau of Land Management, Minerals Management Service and other agencies.

ENVIRONMENTAL REGULATIONS

  Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact the Company's operations and costs. Management believes that the Company is in substantial compliance with applicable environmental laws and regulations. To date, the Company has not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on the consolidated financial position or results of operations of the Company.

EMPLOYEES

  The Company had 349 and 306 employees as of December 31, 1997 and 1996, respectively. None of the Company's employees are represented by a union. The Company considers its relations with its employees to be good.

                       BOARD OF DIRECTORS AND MANAGEMENT

EXECUTIVE OFFICERS

  The following is a list of the executive officers of the Company and their principal positions with the Company.

       NAME                          AGE               POSITIONS
       ----                          ---               ---------
Bob R. Simpson......................  49 Chairman of the Board of Directors and
                                          Chief Executive Officer
                                      47 Vice Chairman of the Board and
Steffen E. Palko....................      President
J. Richard Seeds....................  51 Executive Vice President
Louis G. Baldwin....................  48 Senior Vice President and Chief
                                          Financial Officer
                                      38 Senior Vice President--Asset
Keith A. Hutton.....................      Development
Bennie G. Kniffen...................  47 Senior Vice President and Controller
Larry B. McDonald...................  50 Senior Vice President--Operations
Timothy L. Petrus...................  43 Senior Vice President--Acquisitions
Kenneth F. Staab....................  40 Senior Vice President--Engineering
Thomas L. Vaughn....................  51 Senior Vice President--Operations
Vaughn O. Vennerberg II.............  43 Senior Vice President--Land

  The background of these officers is as follows:

  Bob R. Simpson was a co-founder of the Company with Mr. Palko and has been Chairman and Chief Executive Officer of the Company since July 1, 1996. Prior thereto, Mr. Simpson served as Vice Chairman and Chief Executive Officer or held similar positions with the Company since 1986. Mr. Simpson was Vice President of Finance and Corporate Development (1979-1986) and Tax Manager (1976-1979) of Southland Royalty Company.

  Steffen E. Palko was a co-founder of the Company with Mr. Simpson and has been Vice Chairman and President or held similar positions with the Company since 1986. Mr. Palko was Vice President--Reservoir Engineering (1984-1986) and Manager of Reservoir Engineering (1982-1984) of Southland Royalty Company.

  J. Richard Seeds has been a director of the Company since July 1996 and has served as Executive Vice President since May 1997. Mr. Seeds previously was Career Guidance Counselor with the Springtown Independent School District (1993-1997) and an independent personal investment manager (1986-1993). Mr. Seeds was Vice President of Finance and Controller (1979-1986) and Controller (1977-1979) of Southland Royalty Company.

  Louis G. Baldwin has been Senior Vice President and Chief Financial Officer or held similar positions with the Company since 1986. Mr. Baldwin was Assistant Treasurer (1979-1986) and Financial Analyst (1976-1979) at Southland Royalty Company.

  Keith A. Hutton has been Senior Vice President--Asset Development or held similar positions with the Company since 1987. From 1982 to 1987, Mr. Hutton was a Reservoir Engineer with Sun Exploration & Production Company.

  Bennie G. Kniffen has been Senior Vice President and Controller or held similar positions with the Company since 1986. From 1976 to 1986, Mr. Kniffen held the position of Director of Auditing or similar positions with Southland Royalty Company.

  Larry B. McDonald has been Senior Vice President--Operations or held similar positions with the Company since 1990. Prior to that time, Mr. McDonald owned and operated McDonald Energy, Inc. (1986-1990).

  Timothy L. Petrus has been Senior Vice President--Acquisitions or held similar positions with the Company since 1988. Prior to that time, Mr. Petrus was a Vice President with Texas American Bank (1980-1988) and was a Senior Project Engineer with Exxon (1976-1980).

  Kenneth F. Staab has been Senior Vice President of Engineering or held similar positions with the Company since 1986. Prior to that time, Mr. Staab was a Reservoir Engineer with Southland Royalty Company (1982-1986).

  Thomas L. Vaughn has been Senior Vice President--Operations or held similar positions with the Company since 1988. From 1986 to 1988, Mr. Vaughn owned and operated Vista Operating Company.

  Vaughn O. Vennerberg II has been Senior Vice President--Land or held similar positions with the Company since 1987. Prior to that time, Mr. Vennerberg was Land Manager with Hutton Gas Operating Company (1986-1987).

BOARD OF DIRECTORS

  The following is a list of the members of the Company's Board of Directors and their principal occupations.

               NAME                                 PRINCIPAL OCCUPATION
               ----                                 --------------------
 Bob R. Simpson.................. Chairman of the Board of Directors and Chief Executive
                                  Officer
 Steffen E. Palko................ Vice Chairman of the Board and President
 J. Richard Seeds................ Executive Vice President
 J. Luther King, Jr. ............ President, Principal and Principal Portfolio
                                  Manager/Analyst of Luther King Capital Management
                                  Corporation (an investment management firm)
 Jack P. Randall................. President, Randall & Dewey, Inc. (an oil and gas
                                  consulting firm)
 Scott G. Sherman................ Sole owner of Sherman Enterprises (a personal investment firm)

                              SELLING STOCKHOLDER

  The following table sets forth as of April 10, 1998, the number of shares and percentage of the outstanding Common Stock beneficially owned by the Selling Stockholder before and after the Offerings and the amount to be sold in the Offerings.

                                     OWNED BEFORE                 OWNED AFTER
                                       OFFERINGS                   OFFERINGS
                                   ----------------- SHARES TO -----------------
       NAME                         NUMBER   PERCENT  BE SOLD   NUMBER   PERCENT
       ----                        --------- ------- --------- --------- -------
   John T. Lupton Trust........... 1,296,550   3.3%   296,550  1,000,000   2.2%

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Purchase Agreement (the "U.S. Purchase Agreement") among the Company, the Selling Stockholder and each of the underwriters named below (the "U.S. Underwriters"), the Company and the Selling Stockholder have agreed to sell to each of the U.S. Underwriters, and each of the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. (collectively, the "co-lead managers"), Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Smith Barney Inc. ("U.S. Representatives"), has severally agreed to purchase, the number of shares of Common Stock set forth below opposite their respective names.

                                                                        NUMBER
   U.S. UNDERWRITERS                                                   OF SHARES
   -----------------                                                   ---------
   Merrill Lynch, Pierce, Fenner & Smith
        Incorporated.................................................    983,335
   Goldman, Sachs & Co. .............................................    983,333
   Bear, Stearns & Co. Inc. .........................................    983,333
   Donaldson, Lufkin & Jenrette Securities Corporation...............    983,333
   Lehman Brothers Inc. .............................................    983,333
   Smith Barney Inc. ................................................    983,333
   Petrie Parkman & Co., Inc.........................................    100,000
                                                                       ---------
        Total........................................................  6,000,000
                                                                       =========

  The Company and the Selling Stockholder have also entered into an international purchase agreement (the "International Purchase Agreement") with Merrill Lynch International, Goldman Sachs International (collectively, the co-lead international managers), Bear Stearns International Limited, Donaldson, Lufkin & Jenrette International, Lehman Brothers International (Europe) and Smith Barney Inc. (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of 6,000,000 shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Company and the Selling Stockholder have agreed to sell to the International Managers, and the International Managers severally have agreed to purchase from the Company and the Selling Stockholder, an aggregate of 1,500,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

  In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased as set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively. The closing with respect to the sale of shares of Common Stock to be purchased by the U.S. Underwriters and the International Managers are conditioned upon one another.

  The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters are permitted to sell shares of Common Stock to each other for the purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of this Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States or Canadian persons or to persons they believe intend to resell to persons who are United States or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-United States and non-Canadian persons or to persons they believe intend to resell to persons who are non-United States persons or non-Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

  The U.S. Representatives have advised the Company and the Selling Stockholder that the U.S. Underwriters propose to offer the shares of Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $.55 per share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the U.S. Offering, the public offering price, concession and discount may be changed.

  The Company has granted the U.S. Underwriters an option, exercisable by the U.S. Representatives, to purchase up to 900,000 additional shares of Common Stock initially at the public offering price set forth on the cover page of this Prospectus Supplement, less the underwriting discount. Such option, which expires 30 days after the date of this Prospectus Supplement, may be exercised solely to cover over-allotments. To the extent that the U.S. Representatives exercise such option, each of the U.S. Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by the U.S. Underwriter bears to the total number of shares to be purchased initially by the U.S. Underwriters. The Company has also granted an option to the International Underwriters, which expires 30 days after the date of this Prospectus Supplement, to purchase up to additional 225,000 shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.

  The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

  The Company, its directors and executive officers, and the Selling Stockholder, have agreed that they will not, without the prior written consent of Merrill Lynch & Co., offer, sell or otherwise dispose of, any shares of Common Stock or any securities convertible into shares of Common Stock, except for or upon the exercise of currently outstanding options (except for the Offerings and the over-allotment option granted to the Underwriters in the Offerings), for a period of 90 days from the date of this Prospectus Supplement.

  Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives may also impose a penalty on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or predictions to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                           VALIDITY OF COMMON STOCK

  The validity of the Common Stock offered hereby will be passed upon for the Company by Kelly, Hart & Hallman, P.C., Fort Worth, Texas and for the Underwriters by Andrews & Kurth L.L.P., Houston, Texas. Certain members of Kelly, Hart & Hallman, P.C. currently own 23,205 shares of the Common Stock.

                                    EXPERTS

  The information incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 regarding the quantities of proved reserves of the oil and gas properties owned by the Company and the future net cash flows and the present values thereof from such reserves is derived from reserve reports prepared or reviewed by Miller and Lents, and, to such extent, are included or incorporated by reference herein in reliance upon the authority of said firm as experts with respect to the matters contained in such reports.

  The consolidated financial statements of the Company as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, appearing or incorporated by reference in this Prospectus Supplement have been audited by Arthur Andersen LLP independent auditors, as stated in their report relating thereto, and are included or incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                     GLOSSARY OF CERTAIN OIL AND GAS TERMS

  Wherever used herein, the following terms shall have the meanings specified.

  Bbl--One stock tank barrel, or 42 US gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

  Bcf--One billion cubic feet.

  Bcfe--One billion cubic feet of natural gas equivalent.

  BOE--Barrels of oil equivalent (converting six Mcf of natural gas to one Bbl of oil).

  Developed Acreage--Acres which are allocated or assignable to producing wells or wells capable of production.

  Development Well--A well drilled within the proved area of an oil and natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

  Dry Well--A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

  EBITDA--Earnings (excluding discontinued operations, extraordinary items, charges resulting from changes in accounting and significant nonrecurring revenues and expenses) before interest expense, income taxes, depletion, depreciation and amortization, and the provision for impairment of oil and natural gas properties. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. EBITDA information has been included in this Prospectus Supplement because EBITDA is a measure used by certain investors in determining historical ability to service indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles as an indicator of operating performance or liquidity.

  Exploratory Well--A well drilled to find and produce oil or natural gas on an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir.

  Gross Acres or Gross Wells--The total acres or wells, as the case may be, in which a working interest is owned.

  Infill Well--A well drilled between known producing wells to better develop the reservoir.

  Mbbl--One thousand Bbl.

  Mmbbl--One million Bbl.

  Mboe--One thousand barrels of oil equivalent.

  Mcf--One thousand cubic feet.

  Mcfe--One thousand cubic feet of natural gas equivalent, using the ratio of one Bbl of crude oil to six Mcf of natural gas.

  Mmcf--One million cubic feet.

  Mmcfe--One million cubic feet of natural gas equivalent.

  Net Acres or Net Wells--The sum of the fractional working interests owned in gross acres or gross wells.

  NGLs--Natural gas liquids.

  NYMEX--New York Mercantile Exchange.

  Oil and Natural Gas Lease--An instrument by which a mineral fee owner grants to lessee the right for a specific period of time to explore for oil and natural gas underlying the lands covered by the lease and the right to produce any oil and natural gas so discovered generally for so long as there is production in economic quantities from such lands.

  Overriding Royalty Interest--A fractional undivided interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production, in addition to the usual royalty paid to the owner, free of costs of production.

  PDNP--Proved developed, nonproducing or behind the pipe reserves.

  Productive Well--A well that is producing oil or natural gas or that is capable of production.

  Proved Developed Reserves--Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

  Proved Reserves--The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

  Proved Undeveloped Reserves or PUD--Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion.

  PV10%--The discounted future net cash flows for proved oil and natural gas reserves computed on the same basis as the Standardized Measure, but without deducting income taxes, which is not in accordance with generally accepted accounting principles. PV10% is an important financial measure for evaluating the relative significance of oil and natural gas properties and acquisitions, but should not be construed as an alternative to the Standardized Measure (as determined in accordance with generally accepted accounting principles).

  Recompletion--The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

  Royalty Interest--An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

  SEC--Securities and Exchange Commission.

  Secondary Recovery--A method of oil and natural gas extraction in which energy sources extrinsic to the reservoir are utilized.

  Standardized Measure--The estimated future net cash flows from proved oil and natural gas reserves computed using prices and costs, at the dates indicated, after income taxes and discounted at 10%.

  Undeveloped Acreage--Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

  Waterflood--The injection of water into a reservoir to fill pores vacated by produced fluids, thus maintaining reservoir pressure and assisting production.

  Working Interest--The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

  Workover--Operations on a producing well to restore or increase production.

PROSPECTUS

                                 $400,000,000

[LOGO OF CROSS TIMBERS
OIL COMPANY APPEARS HERE]
                           CROSS TIMBERS OIL COMPANY


                                DEBT SECURITIES

                                PREFERRED STOCK

                                 COMMON STOCK

                                   WARRANTS

                                ---------------

  Cross Timbers Oil Company (the "Company") may offer from time to time securities ("Securities"), which may consist of (i) Debt Securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities"), senior subordinated debt securities ("Senior Subordinated Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), in one or more classes or series, (iii) shares of Common Stock, $0.01 par value per share ("Common Stock"), in one or more classes or series, or (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock. The Securities will be offered by the Company at an aggregate initial offering price not to exceed $390,000,000, at prices and on terms to be determined at the time of sale.

  The specific terms of any Securities offered by the Company pursuant to this Prospectus will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include with regard to the particular Securities, where applicable, the following information: (i) in the case of Debt Securities, the title, total principal amount, denominations, maturity, rate, if any (which may be fixed or variable), or method of calculation thereof, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments or analogous provisions, any conversion or exchange rights, terms related to temporary or permanent global securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities, (ii) in the case of Preferred Stock, the designation, number of shares, and stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, any listing on a securities exchange, and any other terms in connection with the offering and sale of such Preferred Stock; (iii) in the case of Common Stock, the number of shares, designation and specific terms, if any, and the terms of the offering thereof; and (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities and/or amount of cash consideration issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.

  The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Senior Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company, and senior to all existing and future Subordinated Indebtedness (as defined) of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness and Senior Subordinated Indebtedness of the Company.

  The Company's Common Stock and Series A Convertible Preferred Stock are listed on the New York Stock Exchange and trade under the symbols "XTO" and "XTOpA," respectively.

  In addition to the Securities that may be offered by the Company, up to $10,000,000 of Common Stock may be offered from time to time by certain Selling Stockholders of the Company, as set forth in an applicable Prospectus Supplement. The Company will not receive any proceeds from the sale of Common Stock offered by Selling Stockholders.

  The Company may sell Securities to or through one or more underwriters, and also may sell Securities directly to other purchasers or through agents. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the number of shares or principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" herein.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN ANY SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 3 AND "ADDITIONAL RISK FACTORS" IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is April 10, 1998.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments, exhibits and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates herein by reference the following documents:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31,
  1997;

    (b) Current Reports on Form 8-K dated February 16, 1998 (Amendment No. 1 to Report dated December 1, 1997), February 18, 1998 and February 25, 1998;

    (c) The description of the Company's Common Stock contained in Form 8-A of the Company dated April 8, 1993, as amended by Amendment No. 1 dated June 15, 1995;

    (d) The description of the Company's Series A Convertible Preferred Stock contained in Form 8-A of the Company dated August 12, 1996, as amended by Amendment No. 1 dated September 3, 1996, and Amendment No. 2 dated September 18, 1996; and

    (e) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof and prior to termination of the offering made hereby.

  Any statement contained herein or in a document all or a portion of which is incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference herein, other than exhibits thereto unless specifically incorporated by reference into such documents. Such request should be directed to Cross Timbers Oil Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102, Attention: Investor Relations (817) 870-2800.
                                   -------

  CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF SECURITIES OFFERED HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT AND OTHER STABILIZING TRANSACTIONS BY UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

                                 RISK FACTORS

  Prospective purchasers of the Securities should carefully review the information contained elsewhere in this Prospectus and any accompanying Prospectus Supplement and should particularly consider the following matters:

REPLACEMENT OF RESERVES

  The Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities or acquires properties containing proved reserves, or both. In order to increase reserves and production, the Company must continue its development drilling and recompletion programs, pursue its exploration drilling program or undertake other replacement activities. The Company's current strategy includes increasing its reserve base through acquisitions of producing properties, by continuing to exploit its existing properties and, to a lesser extent, by pursuing exploration opportunities. There can be no assurance, however, that the Company's planned development and exploration projects and acquisition activities will result in significant additional reserves or that the Company will have continuing success drilling productive wells at low finding costs.

PRICE FLUCTUATIONS AND MARKETS

  The Company's results of operations are highly dependent upon the prices received for the Company's oil and natural gas. Substantially all of the Company's sales of oil and natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by the Company for its oil and natural gas production are dependent upon numerous factors beyond the control of the Company. These factors include, but are not limited to, the level of consumer product demand, weather conditions, governmental regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas, and the overall economic environment. Any significant decline in prices for oil and natural gas could have a material adverse effect on the Company's financial condition, results of operations and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, the Company may not be able to generate sufficient cash flow from operations to meet its obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business and Properties--Competition and Markets" and "--Federal and State Regulations," incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report on Form 10-K").

  The availability of a ready market for the Company's oil and natural gas production also depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to, and the capacity of, oil and gas gathering systems, pipelines or trucking and terminal facilities. Wells may be shut-in for lack of a market or due to inadequacy or unavailability of pipeline or gathering system capacity.

SUBSTANTIAL INDEBTEDNESS

  The Company has incurred a substantial amount of indebtedness and may incur additional indebtedness under existing and future credit agreements or pursuant to public or private offerings of debt securities. This level of indebtedness may pose substantial risks to holders of Securities offered pursuant to this Prospectus, including the possibility that the Company might not generate sufficient cash flow to pay the principal of and interest on Debt Securities offered hereby. If the Company is unsuccessful in increasing its proved reserves or realizing production from its proved undeveloped reserves, the future net revenue from existing proved reserves may not be sufficient to pay the principal of and interest on debt securities issued by the Company and would adversely affect the value of any preferred stock or common stock outstanding. Such indebtedness may also adversely affect the Company's ability to finance its future operations and capital needs, and may limit its ability to pursue other business opportunities.

SUBSTANTIAL CAPITAL REQUIREMENTS

  The Company makes, and will continue to make, substantial capital expenditures for the acquisition, development, production, exploration and abandonment of its oil and natural gas reserves. The Company intends to finance such capital expenditures primarily with funds provided by operations and borrowings under its bank credit agreement.

  If revenues decrease as a result of lower oil or gas prices or otherwise, the Company may have limited ability to expend the capital necessary to replace its reserves or to maintain production at current levels, resulting in a decrease in production over time. If the Company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," incorporated herein by reference from the Company's Annual Report on Form 10-K.

COMPETITION

  The oil and natural gas industry is highly competitive. The Company will compete in the acquisition, development, production and marketing of oil and natural gas with major oil companies, other independent oil and natural gas concerns and individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company. Furthermore, the oil and natural gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. See "Business and Properties--Competition and Markets," incorporated herein by reference from the Company's Annual Report on Form 10-K.

ACQUISITION RISKS

  The Company constantly evaluates acquisition opportunities and frequently engages in bidding and negotiation for acquisitions, many of which are substantial. If successful in this process, the Company may be required to alter or increase its capitalization substantially to finance these acquisitions through the issuance of additional debt or equity securities, the sale of production payments or otherwise; however, the Company's current bank revolving credit agreement and the indentures governing outstanding indebtedness contain covenants that limit the Company's ability to incur additional indebtedness. See "--Substantial Indebtedness." These changes in capitalization may significantly affect the risk profile of the Company. Additionally, significant acquisitions can change the nature of the operations and business of the Company depending upon the character of the acquired properties, which may be substantially different in operating or geologic characteristics or geographic location than existing properties. Moreover, there can be no assurance that the Company will be successful in the acquisition of any material property interests. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," incorporated herein by reference from the Company's Annual Report on Form 10-K.

DRILLING RISKS

  Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond the Company's control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

OPERATING HAZARDS AND UNINSURED RISKS

  The Company's operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, collapse of wellbore, casing or other tubulars, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and damage to properties of the Company and others. As protection against operating hazards, the Company maintains insurance coverage against some, but not all, potential losses. The Company's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile and workers' compensation insurance. The Company believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of the Company, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have an adverse impact on the Company's financial condition and results of operations.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES

  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. The information relating to Company oil and natural gas reserves incorporated herein by reference represents estimates based on reports prepared by the Company's independent petroleum engineers, as well as internally generated reports. Petroleum engineering is not an exact science. Information relating to the Company's proved oil and natural gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of classifications of such reserves based on risk of recovery and estimates of expected future cash flows prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material.

DEPENDENCE UPON KEY PERSONNEL

  The success of the Company has been and will continue to be highly dependent on the Company's Chairman of the Board of Directors and Chief Executive Officer, Bob R. Simpson, its Vice Chairman of the Board and President, Steffen
E. Palko, and a limited number of other senior management personnel. Loss of the services of Mr. Simpson or Mr. Palko or any of those other individuals could have a material adverse impact on the Company's operations. The Company can make no assurance regarding the future affiliation of any of such persons with the Company.

GOVERNMENTAL REGULATION

  The Company's operations are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for, and the development, production, gathering and marketing of, oil and natural gas and the release of material into the environment or otherwise relating to protection of the environment. In particular, the Company's oil and natural gas exploration, development and production, and its activities in connection with the storage and transportation of liquid hydrocarbons, are subject to stringent environmental regulations by governmental authorities. Such regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning oil and natural gas wells and other related facilities, and such regulations may become more onerous in the future.

  The Company may be required to expend significant resources, both financial and managerial, to comply with environmental regulations and permitting requirements. Although the Company believes that its operations are in general compliance with all such laws and regulations, including applicable environmental laws and regulations, risks of substantial costs and liabilities are inherent in oil and natural gas operations, and there can be no assurance that significant costs and liabilities will not be incurred in the future. Moreover, it is possible that other developments, such as increasingly strict environmental laws, regulations and enforcement policies thereunder, and claims for damages to property, employees, other persons and the environment resulting from the Company's operations, could result in substantial costs and liabilities in the future.

  The Company expects to maintain customary insurance coverage for its operations, including coverage for sudden environmental damages, but does not believe that insurance coverage for environmental damages that occur over time will be available at a reasonable cost. Moreover, the Company does not believe that insurance coverage against the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, the Company might be subject to uninsured liability because of the prohibitive premium costs of insuring against certain hazards. See "Business and Properties--Federal and State Regulations" and "--Environmental Regulations," incorporated herein by reference from the Company's Annual Report on Form 10-K.

                          FORWARD-LOOKING STATEMENTS

  Certain statements incorporated by reference in this Prospectus from "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties," in addition to certain statements contained herein and elsewhere in such incorporated documents are "forward-looking statements" and are thus prospective. Such statements include, among others, (a) statements regarding the Company's future acquisition and development plans and objectives and related expenditures, revenues and cash flows, including without limitation statements regarding (1) production and cash flows, (2) number and location of planned wells, (3) anticipated completion of the Company's plan regarding expenditures for property acquisitions and repurchases of the Company's Common Stock, and the anticipated source of the funds necessary to complete the plan and (4) the Company's capital expenditure budgets for acquisition and development, respectively, and (b) statements regarding the Company's anticipated aggregate annual dividends to be paid on its Common Stock. Statements of assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding (i) the quality of the Company's properties with regard to, among other things, anticipated reserve and production enhancement opportunities and quantity of proved reserves, (ii) the Company's ability to prudently add growth potential through exploration, (iii) anticipated future domestic hydrocarbon demand, (iv) the adequacy of the Company's sources of liquidity during the current and future years, (v) the expected insignificant impact on the Company's future expenditures for regulatory compliance, (vi) the expected insignificant impact of production imbalances on the Company's liquidity during the current and future years,
(vii) the expected immaterial adverse impact of a loss of any current oil or gas purchaser from the Company, (viii) regulatory approval and the enactment of new legislation in Oklahoma to realize infill drilling potential and (ix) similarity of the impact on the Company to the impact on other oil and natural gas producers of rules promulgated by the Federal Energy Regulatory Commission. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under "Risk Factors" in this Prospectus and any accompanying Prospectus Supplement, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference herein from the Company's Annual Report on Form 10-K, and prospective investors are urged to carefully consider such factors.

                                  THE COMPANY

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development, exploitation and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986. The Company has grown primarily through acquisitions of reserves, followed by aggressive development and exploitation activities and strategic acquisitions of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the Hugoton Field of Oklahoma and Kansas, the Green River Basin of Wyoming, and the San Juan Basin of northwestern New Mexico.

  The Company is a Delaware corporation. Its principal executive offices are located at 810 Houston Street, Suite 2000, Fort Worth, Texas 76102 and its telephone number is (817) 870-2800.

                                USE OF PROCEEDS

  Except as otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include refinancings or repayments of indebtedness, property acquisitions, capital expenditures, working capital, acquisitions and repurchases and redemptions of securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's ratio of earnings to fixed charges for the years and periods indicated are as follows:

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                  1993   1994 1995   1996 1997
                                                  -----  ---- -----  ---- ----
Consolidated ratio of earnings to fixed
 charges(a)...................................... -- (b) 1.5x -- (c) 2.6x 2.2x

--------
(a) For purposes of calculating this ratio, earnings include income (loss) from continuing operations before income tax and fixed charges. Fixed charges include interest expense, preferred stock dividends and an imputed interest expense on operating lease rentals (assumed as one-third of rentals).
(b) Earnings were insufficient to cover fixed charges by $0.4 million due to the effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities upon the merger of the Company with the predecessor partnership. Excluding the effect of this charge, the ratio of earnings to fixed charges would have been 1.6x.
(c) Earnings were insufficient to cover fixed charges by $16.4 million due to the effect of a $20.3 million pre-tax, non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Excluding the effect of this charge, the ratio of earnings to fixed charges would have been 1.3x.

                        DESCRIPTION OF DEBT SECURITIES

  The following is a description of certain general terms and provisions of the Debt Securities. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  Debt Securities may be issued from time to time in one or more series by the Company. The Debt Securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Securities"). The Company may issue Debt Securities with different terms from those of Debt Securities previously issued without the consent of holders of previously issued series of Debt Securities. The particular terms of each series of Securities offered by a particular Prospectus Supplement will be described therein. Senior Securities, Senior Subordinated Securities and Subordinated Securities will each be issued under a separate indenture (individually, an "Indenture" and, collectively, the "Indentures") to be entered into prior to the issuance of such Debt Securities. The Indentures will be substantially identical, except for provisions relating to subordination. See "-- Subordination of Senior Subordinated Securities and Subordinated Securities." A copy of the form of the Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. There will be a separate Trustee (individually, a "Trustee" and, collectively, the "Trustees") under each Indenture. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder.

  The following discussion includes a summary description of material terms of the Indentures, other than terms that are specific to a particular series of Debt Securities and that will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

  To the extent applicable to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement, there are no provisions of the Indentures that afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

GENERAL

  Debt Securities will be general unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities that may be issued under each Indenture, and Debt Securities may be issued under the Indentures from time to time in separate series up to the aggregate amount authorized from time to time by the Company for each series. Debt Securities of a series will be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof, or in the form of one or more Global Securities in registered form (each a "Global Security"). The Senior Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Securities and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness, including the Senior Securities, of the Company, and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Subordinated Indebtedness, including the Senior Subordinated Securities, as described below under "Subordination of Senior Subordinated Securities and Subordinated Securities" and in a Prospectus Supplement applicable to an offering of Senior Subordinated Securities or Subordinated Securities.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether any of such Debt

Securities are to be issuable as a Global Security, whether such Global Securities are to be issued in temporary global form or permanent global form, and, if so, the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates of interest, if any, or the method of calculation thereof, that such Debt Securities will bear; (6) the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on such Debt Securities will be payable and the record date for any interest payable on any interest payment date; (7) the place or places where the principal of, premium (if any) and interest on such Debt Securities will be payable; (8) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (9) the obligation of the Company, if any, to redeem or repurchase such Debt Securities at the option of the holders; (10) any index or formula used to determine the amount of payments of principal of and any premium and interest on such Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities of the series that will be payable upon declaration of the acceleration of the maturity thereof; (12) any additional covenants of the Company; (13) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into Common Stock; and (14) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indentures.

  Debt Securities may be issued at a discount from their principal amount. United States federal income tax considerations and other special considerations applicable to any such original issue discount securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

SENIOR SECURITIES

  The Senior Securities will rank pari passu with all other unsecured and unsubordinated debt of the Company, including Senior Indebtedness, and senior to the Senior Subordinated Indebtedness and Subordinated Indebtedness.

SUBORDINATION OF SENIOR SUBORDINATED SECURITIES AND SUBORDINATED SECURITIES

  The payment of the principal of, premium, if any, and interest on the Senior Subordinated Securities and the Subordinated Securities will, to the extent set forth in the respective Indentures governing such Senior Subordinated Securities and Subordinated Securities, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (including the Senior Securities), and payments in respect of the Subordinated Securities will be subordinated to the prior payment in full of all Senior Subordinated Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, (1) the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Securities or the Subordinated Securities will be entitled to receive any payment of the principal of, premium, if any, or interest on such Senior Subordinated Securities or Subordinated Securities, as the case may be, and (2) the holders of Senior Subordinated Securities will be entitled to receive payment in full in respect thereof before holders of Subordinated Securities are entitled to receive any payments in respect of such Subordinated Securities. In the event of the acceleration of the maturity of any Senior Subordinated Securities or Subordinated Securities, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Securities or Subordinated Securities, as the case may be, will be entitled to receive any payment upon the principal of, premium, if any, or interest on such Senior Subordinated Securities or Subordinated Securities, as the case may be. Upon acceleration of the maturity of any Subordinated Securities, the holders of any Senior Subordinated Indebtedness will be entitled to receive payment in full of the Senior Subordinated Indebtedness before the holders of Subordinated Securities are entitled to receive any payments in respect thereof.

  No payments of principal of, premium, if any, or interest on the Senior Subordinated Securities or Subordinated Securities may be made if there shall have occurred and be continuing a default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness (and, in the case of the Subordinated Securities, on any Senior Subordinated Indebtedness) beyond any applicable grace period. During the continuance of any default, other than a default in the payment of principal of, premium, if any, or interest, on Senior Indebtedness (and in the case of Subordinated Securities, on Senior Subordinated Indebtedness) pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee for Senior Subordinated Securities or Subordinated Securities of notice from holders of Senior Indebtedness (and/or Senior Subordinated Indebtedness) the Company will be restricted, as set forth in the applicable Indenture from making any payments to holders of Senior Subordinated Securities and/or Subordinated Securities.

  The failure of the Company to make any payment on the Senior Subordinated Securities or the Subordinated Securities when due or within any applicable grace period, including as a result of a nonpayment default on any Senior Indebtedness (or in the case of Subordinated Securities, on any Senior Subordinated Indebtedness), will constitute an Event of Default under the applicable Indenture and will entitle holders of the Senior Subordinated Securities and/or Subordinated Securities, as applicable, to accelerate the maturity thereof.

  The Indenture pertaining to the Senior Subordinated Securities will provide that the Company will not incur any Indebtedness which is expressly subordinated in right of payment to Senior Indebtedness unless such Indebtedness ranks pari passu with or subordinate to the Senior Subordinated Securities.

  The Company conducts some of its operations through subsidiaries. The Debt Securities are obligations only of the Company and not of the subsidiaries. As an equity holder of its subsidiaries, the right of the Company to receive assets from a subsidiary upon the bankruptcy, liquidation or reorganization of such subsidiary (and therefore the right of the holders of Debt Securities to realize value from such assets) will be effectively subordinated to the claims of all creditors of that subsidiary, except to the extent that the Company is recognized as a creditor of the subsidiary.

  By reason of such provisions, in the event of insolvency of the Company, holders of Senior Subordinated Securities and Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness with respect thereto, and holders of Subordinated Securities may recover less, ratably, than holders of Senior Subordinated Securities with respect thereto.

  If this Prospectus is being delivered in connection with a series of Senior Subordinated Securities or Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Company's most recently completed fiscal quarter.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all of the then outstanding Debt Securities (a "Change of Control Offer"), and purchase, on a business day (the "Change of Control Purchase Date") not more than 70 nor fewer than 30 days following the Change of Control, all of the then outstanding Debt Securities validly tendered pursuant to such Change of Control Offer at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth business day prior to the Change of Control Purchase Date.

  In order to effect such Change of Control Offer, the Company, not later than the 30th day after the Change of Control, will mail to each holder of Debt Securities a notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and state, among other things, the procedures that holders of Debt Securities must follow to accept the Change of Control Offer.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Debt Securities delivered by holders thereof seeking to accept the Change of Control Offer. If on a Change of Control Purchase Date the Company does not have available funds sufficient to pay the Change of Control Purchase Price or is prohibited from purchasing the Debt Securities, an Event of Default will occur under the applicable Indenture. The definition of "Change of Control" includes an event by which the Company sells, conveys, transfers or leases all or substantially all of its properties to any Person; the phrase "all or substantially all" is subject to applicable legal precedent and as a result in the future there may be uncertainty as to whether a Change of Control has occurred.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Debt Securities validly tendered and not withdrawn under such Change of Control Offer.

  The Company intends to comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase Debt Securities as described above. The existence of a holder's right to require, subject to certain conditions, the Company to repurchase its Debt Securities upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

REPORTS

  The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company will also be required to file copies of such reports and documents with the Trustee under each Indenture with outstanding Debt Securities within 15 days after the date on which the Company files, or would be required to file, such reports and documents with the Commission.

MERGER, CONSOLIDATION AND SALE OF ASSETS, ETC.

  The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, and the Company will not permit any of its subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (1) either (A) if the transaction or transactions is a merger or consolidation, the Company will be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such subsidiary is merged or to which the properties and assets of the Company or such subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, in either case, expressly assumes by a supplemental indenture to the Indentures, all the obligations of the Company under the Debt Securities and the Indentures, and, in each case, the Indentures remain in full force and effect; (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default shall have occurred and be continuing; and (3) if any of the properties or assets of the Company or any of its subsidiaries would upon such transaction or series of related transactions become subject to any lien, the creation and imposition of such lien will be in compliance with the terms of the Indentures.

EVENTS OF DEFAULT

  The following will constitute Events of Default under the Indentures with respect to Debt Securities of any series: (1) failure to pay principal (or premium, if any) on any Debt Security of that series when due (whether at maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer, by acceleration or otherwise); (2) failure to pay any interest on any Debt Security of that series when due, which failure continues for 30 days;
(3) default in the performance of the provisions contained in the "Merger, Consolidation and Sale of Assets" section of the applicable Indenture; (4) failure to perform any other covenant of the Company in the applicable Indenture or any other covenant to which the Company may be subject with respect to Debt Securities of that series (other than a covenant solely for the benefit of a series of Debt Securities other than that series), which failure continues for 30 days after written notice as provided in the applicable Indenture; (5) certain events of bankruptcy, insolvency or reorganization; and (6) such other events as are set forth in the applicable Indenture supplement relating to such Debt Securities.

  If an Event of Default with respect to outstanding Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, by notice as provided in the applicable Indenture, may declare the principal amount (or, if the Debt Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, except that upon the occurrence of an Event of Default specified in (5) in the preceding paragraph, the principal amount (or in the case of original issue discount Securities, such portion) of all Debt Securities will be immediately due and payable without any action by the Trustee or any holder. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Amendments and Waivers" below.

  Subject to the duty of the respective Trustees during an Event of Default to act with the required standard of care, each such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the holders, unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

  No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series shall have provided written requests, and offered reasonable indemnity, to such Trustee to institute such a proceeding, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

  The Company is required to furnish to the Trustees annually a statement as to the performance by the Company of its obligations under the respective Indentures and as to any default in such performance.

SATISFACTION AND DISCHARGE

  An Indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the Debt Securities to which such Indenture pertains, as expressly provided for in such Indenture, as to all such Debt Securities outstanding when (1) either (A) all such outstanding Debt Securities have been delivered to the Trustee for cancellation or (B) all such outstanding Debt Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Debt Securities to the date of deposit or to the stated maturity or redemption date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, (2) the Company has paid all other sums payable under such Indenture by the Company; and (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under such Indenture relating to the satisfaction and discharge thereof have been complied with.

AMENDMENTS AND WAIVERS

  From time to time, the Company and the Trustee may, without the consent of the holders of Debt Securities, amend, waive or supplement the Indenture to which such Debt Securities pertain or such Debt Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, such Indenture under the Trust Indenture Act of 1939, or making any change that does not adversely affect the rights of any holder of such Debt Securities. Other amendments and modifications of an Indenture or a series of Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the Debt Securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (1) change the stated maturity of the principal of, or any installment of interest on, any Debt Security, (2) reduce the principal amount of, premium, if any, or interest on any Debt Security, (3) change the currency of payment of any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on any Debt Security, (5) reduce the percentage of aggregate principal amount of outstanding Debt Securities of a series necessary to amend the Indenture or to waive compliance with certain provisions of the Indenture or to waive certain defaults, or (6) modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control.

  The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of, and any past default under, the applicable Indenture with respect to that series, except a default in the payment of principal of, premium, if any, or interest on any Debt Security of that series or a provision of an applicable Indenture which cannot be modified without the consent of each holder of the Debt Security affected.

DEFEASANCE

  If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company at its option (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or
(ii) will (A) be released from its obligations to comply with certain covenants relating to the Debt Securities of such series and (B) no longer be subject to certain Events of Default with respect to the Debt Securities of such series, in each case, as specified in the applicable Prospectus Supplement. The Company may elect such discharge or release only if the Company irrevocably deposits with the applicable Trustee, in trust, money, government obligations of the government issuing the currency in which the Debt Securities of the relevant series are denominated or a combination of money or government obligations that through the payment of interest on and principal of such government obligations in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due (up to the stated maturity date, or the redemption date, as the case may be) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default described under "Events of Default" shall have occurred and be continuing and
(b) the Company shall have delivered an opinion of counsel to the effect that
(i) the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and (ii) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable Indenture. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

  Notwithstanding the description set forth under "Subordination of Senior Subordinated Securities and Subordinated Securities" above, in the event that the Company deposits money or government obligations in compliance with the Indenture that governs any Senior Subordinated Securities or Subordinated Securities, as the case may be, in order to defease all or certain of its obligations with respect to the applicable series of Debt Securities, the money or government obligations so deposited will not be subject to the subordination provisions of the applicable Indenture, and the indebtedness evidenced by such series of Debt Securities will not be subordinated in right of payment to the holders of applicable Senior Indebtedness to the extent of the money or government obligations so deposited.

THE TRUSTEES

  Each Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  Each Indenture will, and provisions of the Trust Indenture Act of 1939, as amended, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities are issuable in definitive form or in temporary or permanent global form.

  Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

  Debt Securities may be presented for exchange, as provided above, and for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the satisfaction of the Company or its agent, as the case may be, with the documents of title and identity of the person making the request.

  In the event of any redemption in part, the Company will not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest on Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto at the address in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest payment.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as a Paying Agent for the Trustee for payments with respect to Debt Securities. Any other Paying Agents will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place of payment for each series of Debt Securities.

  All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

TEMPORARY GLOBAL SECURITIES

  If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are sold in offshore transactions initially may be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with or on behalf of, and registered in the name of, a depositary or its nominee (a "Depositary") identified in the applicable Prospectus Supplement for credit to the purchasers' respective accounts at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel, societe anonyme ("Cedel"). On and after the date determined as provided in any such temporary global Debt Security and described in the applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in the applicable Prospectus Supplement.

PERMANENT GLOBAL SECURITIES

  If any Debt Securities of a series are issuable in permanent global form as a Global Security, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Debt Securities of such series in definitive form of like tenor and principal amount in any authorized denomination.

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

  The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depository arrangements.

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary. Upon the issuance and deposit with or on behalf of the Depositary of such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interest in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

  So long as the Depositary for a Global Security is the registered owner of such Global Security, such Depositary will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the holders thereof for any purposes under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders, or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under an Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CERTAIN DEFINITIONS

  "Change of Control" means the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the outstanding voting stock of the Company;
(2) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (A) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote with respect to such merger or consolidation, the stockholders of the Company as of such record date and (B) any "person" or "group" has become the direct or indirect "beneficial owner" of more than 40% of the total voting power of the voting stock of the surviving or resulting Person; (3) the Company, either individually or in conjunction with one or more subsidiaries, sells, conveys, transfers or leases all or substantially all of the assets of the Company and the subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the subsidiaries, to any Person (other than the Company or a wholly owned subsidiary); (4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (5) the liquidation or dissolution of the Company.

  "Indebtedness" means, with respect to any Person, (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction, (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (3) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (4) all capitalized lease obligations of such Person, (5) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by any lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (6) all guarantees by such Person of Indebtedness referred to in this definition, (7) all redeemable capital stock of such Person, which is redeemable at the option of the holder, or mandatorily redeemable by the Company, prior to 91 days after the stated maturity of the applicable Debt Security, (8) all obligations of such Person under currency exchange contracts and interest rate protection obligations and (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (1) through (8) above.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, in the case of any bank credit agreement and Senior Securities, interest accruing after the filing of a petition by or against the Company under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the Indentures or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Securities and Subordinated Securities. Notwithstanding the foregoing, "Senior Indebtedness" does not include (1) Indebtedness evidenced by the Senior Subordinated Securities and Subordinated Securities,
(2) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company, (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to the Company, (4) any repurchase, redemption or other obligation in respect of redeemable capital stock of the Company, which is redeemable at the option of the holder, or mandatorily redeemable by the Company, prior to 91 days after the stated maturity of the applicable Debt Security, (5) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (6) Indebtedness of the Company to a subsidiary of the Company or any other affiliate of the Company or any of such affiliate's subsidiaries, and (7) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of the Indentures.

  "Senior Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to Senior Indebtedness, but prior in right of payment to Subordinated Indebtedness.

  "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to Senior Indebtedness and Senior Subordinated Indebtedness.

                        DESCRIPTION OF PREFERRED STOCK

  The Company's Restated Certificate of Incorporation authorizes 25,000,000 shares of preferred stock, par value $0.01 per share. Preferred Stock may be issued from time to time in one or more classes or series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors of the Company is authorized to determine the different classes and/or series of Preferred Stock and the powers, preferences and rights thereof.

  The Company currently has one series of Preferred Stock outstanding, designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). As of March 23, 1998, there were 1,138,729 shares of Series A Preferred Stock outstanding that are listed on the New York Stock Exchange and trade under the symbol "XTOpA." The Series A Preferred Stock ranks prior to all shares of Common Stock as to payment of dividends and liquidation distributions and provides for a liquidation preference of $25.00 per share and cumulative dividends of $1.5625 per share per year. The Series A Preferred Stock is subject to redemption by the Company under certain conditions and is convertible into Common Stock at the rate of 2.16 shares of Common Stock (as adjusted for the three-for-two stock split distributed on February 25, 1998) for each share of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to vote (1) with the holders of Common Stock the number of votes equal to the number of shares of Common Stock into which such Series A Preferred Stock is convertible and (2) separately as a class to elect two additional directors if Series A Preferred Stock dividends are in arrears for at least six quarters.

  The following is a description of certain general terms and provisions of Preferred Stock that may be offered hereby. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. Certain provisions applicable to the Company's Common Stock are set forth below in "Description of Common Stock."

  The summary of terms of the Company's preferred stock (including the Preferred Stock) contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation and the certificate of designations relating to each class or series of Preferred Stock, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

  The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of Preferred Stock.

  The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value, if any, per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share and any priority relative to any other class or series of Preferred Stock or Common Stock; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate or, if applicable, any index or formula used to determine the amount of dividends payable, the dates on which dividends shall be payable and the dates from which dividends will commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) any voting rights; and (8) other rights, preferences, privileges, limitations and restrictions.

GENERAL

  The Preferred Stock offered hereby will be issued in one or more classes or series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock will be junior to all outstanding debt of the Company. The Preferred Stock will be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Restated Certificate of Incorporation.

DIVIDENDS

  Holders of shares of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board of Directors.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement. If dividends on a class or series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such class or series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dates. Dividends on the shares of each class or series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such class or series.

  No full dividends will be declared or paid or set apart for payment on Parity Stock or Junior Stock for any period unless full dividends for the immediately preceding dividend period on the Preferred Stock offered hereby and by the applicable Prospectus Supplement (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any Parity Stock, dividends upon shares of such Preferred Stock and dividends on such Parity Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such Parity Stock, bear to each other. Unless full dividends on such Preferred Stock have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for other Junior Stock) and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Stock otherwise than pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of such Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

CONVERTIBILITY

  The terms, if any, on which shares of Preferred Stock of any class or series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company or another class or series of Preferred Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

REDEMPTION

  The terms, if any, on which shares of Preferred Stock of any class or series may be redeemed will be set forth in the related Prospectus Supplement.

LIQUIDATION

  Unless otherwise specified in the applicable Prospectus Supplement, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a class or series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Junior Stock, to receive an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such class or series of Preferred Stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and Parity Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and Parity Stock, then the holders of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full amount of the liquidation preference, unless otherwise specified in the applicable Prospectus Supplement, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING

  The Preferred Stock of a class or series will be entitled to vote only as specified in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise specified in the related Prospectus Supplement, the Preferred Stock will have the following rights. At any time dividends in an amount equal to six quarterly dividend payments on the Preferred Stock shall have accrued and be unpaid, holders of the Preferred Stock shall have the right to a separate class vote (together with the holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable, "Voting Parity Stock") to elect two additional members of the Board of Directors of the Company at any meeting of stockholders at which directors are elected that is held during the period such dividends remain in arrears. The right of holders of Voting Parity Stock to elect such two additional directors and the term of office of such additional directors will terminate at the time that all accrued and unpaid dividends on such Voting Parity Stock shall be declared and paid or set apart for payment. If the right to elect such two additional directors shall accrue more than 90 days before the date established for the next annual meeting of stockholders, the Chairman of the Board of the Company shall call a special meeting of holders of Voting Parity Stock within 20 days after a written request therefor signed by holders of at least 10% of such Voting Parity Stock outstanding is received by the Company. Additionally, without the affirmative vote of the holders of two-thirds of the shares of Preferred Stock then outstanding (voting separately as a class together with any Voting Parity Stock), the Company may not, either directly or indirectly or through merger or consolidation with any other corporation, (i) approve the authorization, creation or issuance, or an increase in the authorized or issued amount, of any class or series of stock ranking prior to the shares of Preferred Stock in rights and preferences or (ii) amend, alter or repeal its Restated Certificate of Incorporation or the Certificate of Designations so as to materially and adversely change the specific terms of the Preferred Stock. An amendment that increases the number of authorized shares of or authorizes the creation or issuance of other Parity Stock or Junior Stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for the Company, will not be considered to be such an adverse change.

NO OTHER RIGHTS

  The shares of a class or series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus Supplement, the Restated Certificate of Incorporation and in the certificate of designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  The transfer agent for each class or series of Preferred Stock will be designated in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

  The Company has 100,000,000 authorized shares of Common Stock, par value $0.01 per share. Common Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series, with such terms, including all rights, preferences, restrictions and qualifications, as are specified in the resolution or resolutions adopted by the Board of Directors designating such class or series. The particular terms of any series or class of Common Stock will be described in the applicable Prospectus Supplement. Such terms may include, among others, any or all of the following: (1) the number of shares to constitute such class or series and the distinctive designation thereof; (2) the voting power, which may be full, limited or none; (3) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends will accrue, whether such dividends will be cumulative, and, if cumulative, the date or dates from which dividends will accumulate and whether the shares in such class or series will be entitled to preference or priority over any other class or series of stock of the Company with respect to payment of dividends; (4) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (5) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (6) the amount which holders of shares of such class or series will be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Company and whether such shares will be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Company; (7) whether the shares of such class or series will be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Company and the terms and conditions of any such conversion or exchange; (8) the voting rights, if any, of shares of stock of such class or series; (9) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired or surrendered to the Company on conversion; (10) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary of, any other class or series of stock of the Company ranking junior to such shares as to dividends or upon liquidation; and
(11) the conditions, if any, on the creation of indebtedness of the Company, or any subsidiary.

  Unless specified by the Board of Directors in resolutions designating a class or series, all shares of the Common Stock will rank equally, and be identical within their classes in all respects regardless of series. All shares of any one series of a class of Common Stock will be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon will accrue and be cumulative.

  Holders of Common Stock are not entitled to any cumulative voting rights or rights to subscribe for or to purchase additional shares of Common Stock, any shares of any class or series of Preferred Stock, or any other securities of the Company. Holders of outstanding shares of Common Stock are, and unless otherwise specified in the applicable Prospectus Supplement holders of shares of Common Stock offered hereby will be, entitled (i) to voting rights on the basis of one vote per share, (ii) to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and
(iii) to share ratably in any assets available for distribution to holders of the Company's Common Stock upon liquidation of the Company.

  The outstanding shares of Common Stock are, and shares offered hereby when issued and sold against full payment therefor will be, validly issued fully paid and nonassessable.

  The outstanding shares of Common Stock are listed on the New York Stock Exchange and trade under the symbol "XTO." As of March 23, 1998, the Company had 38,972,109 outstanding shares of Common Stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                            DESCRIPTION OF WARRANTS

  The following is a description of certain general terms and provisions of the Warrants. The particular terms of any series of Warrants will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

  The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), as well as Warrants to purchase other types of securities, including equity securities. Warrants may be issued independently or together with any Debt Securities and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby.

  The Company currently has outstanding warrants to acquire 937,500 shares of Common Stock at a price of $15.31 per share (as adjusted for the three-for-two stock split distributed on February 25, 1998). These warrants were issued to Amoco Corporation as part of the consideration for producing properties acquired by the Company on December 1, 1997.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued;
(4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (5) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (6) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (7) the price at which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (8) the date on which the right to exercise such Debt Warrants will commence and the date on which such right will expire; (9) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (10) if applicable, any index or formula used to determine the amount of payments of principal of and any premium and interest on Debt Securities purchasable upon exercise of such Debt Warrants; (11) information with respect to book-entry procedures, if any; (12) if applicable, a discussion of certain United States federal income tax considerations; and
(13) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

OTHER WARRANTS

  The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the securities (which may include Preferred Stock or Common Stock) and/or amount of cash consideration for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued and the number of such Warrants issued with each share of Preferred Stock or Common Stock; (5) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (6) if applicable, any index or formula used to determine the price or prices at which such other securities and/or cash consideration will be issued; (7) if applicable, a discussion of certain United States federal income tax considerations; and (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                             PLAN OF DISTRIBUTION

  The Company may offer Securities to or through underwriters, through agents or dealers or directly to other purchasers. The applicable Prospectus Supplement will set forth the names of any underwriters or agents and the amount of Securities, if any, to be purchased by such underwriters or sold through such agents.

  The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

  Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the applicable Prospectus Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, the Company may issue Securities to or through underwriters, agents or dealers in connection with the conversion or redemption of its outstanding securities.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except
(i) the investment in the Securities by the institution shall not at the time of delivery be prohibited by the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if a portion of the Securities is being sold to underwriters, the Company shall have sold to such underwriters the Securities not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Although the Company has previously issued debt securities, preferred stock, common stock and warrants to purchase Common Stock, any Debt Securities, Preferred Stock, Common Stock and Warrants offered may be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

  The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

                            VALIDITY OF SECURITIES

  The validity of the Securities offered will be passed upon for the Company by Kelly, Hart & Hallman, P.C., Fort Worth, Texas.

                                    EXPERTS

  The information incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 regarding the quantities of proved reserves of the oil and gas properties owned by the Company and the future net cash flows and the present values thereof from such reserves is derived from reserve reports prepared or reviewed by Miller and Lents, and, to such extent, are included or incorporated by reference herein in reliance upon the authority of said firm as experts with respect to the matters contained in such reports.

  The consolidated financial statements of Cross Timbers Oil Company as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  With respect to the unaudited interim financial information for the Company incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their separate reports thereon such financial information incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Arthur Andersen LLP is not subject to the liability provisions of
Section 11 of the Securities Act for their report on the unaudited interim financial information because these reports are not a "report" or a "part" of the Registration Statement prepared or certified by Arthur Andersen LLP within the meaning of Sections 7 and 11 of the Securities Act.

                             AVAILABLE INFORMATION


  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and such information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov.

  The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

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-------------------------------------------------------------------------------
 NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE AN REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCOR-PORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CON-NECTION WITH THE OFFERINGS MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OF-FER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PRO-SPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT SUBSEQUENT TO THE DATE HEREOF THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                                ---------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Prospectus Supplement Summary............................................  S-3
Additional Risk Factors.................................................. S-11
Forward-Looking Statements............................................... S-12
Use of Proceeds.......................................................... S-13
Capitalization........................................................... S-13
Price Range of Common Stock and Dividend Policy.......................... S-14
Pro Forma Consolidated Financial Statements.............................. S-15
Selected Historical Financial Data....................................... S-21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations........................................................... S-24
Recent Developments...................................................... S-33
Business and Properties.................................................. S-35
Board of Directors and Management........................................ S-46
Selling Stockholder...................................................... S-47
Underwriting............................................................. S-48
Validity of Common Stock................................................. S-50
Experts.................................................................. S-50
Glossary of Certain Oil and Gas Terms.................................... S-51
                               PROSPECTUS
Additional Information ..................................................    2
Incorporation of Certain Documents by Reference .........................    2
Risk Factors ............................................................    3
Forward-Looking Statements...............................................    6
The Company .............................................................    7
Use of Proceeds .........................................................    7
Ratio of Earnings to Fixed Charges ......................................    7
Description of Debt Securities ..........................................    8
Description of Preferred Stock ..........................................   19
Description of Common Stock .............................................   23
Description of Warrants .................................................   24
Plan of Distribution ....................................................   25
Validity of Securities ..................................................   25
Experts..................................................................   26
Available Information ...................................................   26

-------------------------------------------------------------------------------
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                               7,500,000 SHARES

                 [CROSS TIMBERS OIL COMPANY LOGO APPEARS HERE]

                           CROSS TIMBERS OIL COMPANY

                                 COMMON STOCK

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

                              MERRILL LYNCH & CO.

                             GOLDMAN, SACHS & CO.

                           BEAR, STEARNS & CO. INC.

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                LEHMAN BROTHERS

                             SALOMON SMITH BARNEY

                                APRIL 21, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EXPLANATORY NOTE

     The following prospectus represents the version of the offering prospectus to be used for offers of Common Stock made outside of the United States and Canada.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 10, 1998)

                               7,500,000 SHARES

                                     LOGO
               [LOGO OF CROSS TIMBERS OIL COMPANY APPEARS HERE]
                           CROSS TIMBERS OIL COMPANY

                                 COMMON STOCK

                               ---------------
  Of the 7,500,000 shares of common stock, par value $0.01 per share ("Common Stock"), of Cross Timbers Oil Company (the "Company") offered hereby, 7,203,450 shares are being sold by the Company and 296,550 shares are being sold by the Selling Stockholder. See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of Common Stock offered by the Selling Stockholder.

  Of the shares of Common Stock being offered hereby, 1,500,000 shares (the "International Shares") are being offered outside the United States and Canada (the "International Offering") by the International Managers and 6,000,000 shares (the "U.S. Shares") are being offered in the United States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings") by the U.S. Underwriters. The Price to Public and Underwriting Discount per share are identical for both Offerings and the closings for both Offerings are conditioned upon each other. See "Underwriting."

  The Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "XTO." On April 21, 1998, the last reported sale price of the Common Stock on the NYSE was $20 5/16 per share. See "Price Range of Common Stock and Dividend Policy."

  SEE "ADDITIONAL RISK FACTORS" ON PAGE S-11 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                               ---------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE   COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION,  NOR   HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
     COMMISSION PASSED  UPON THE ACCURACY OR ADEQUACY OF  THIS PROSPECTUS
       SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO
        THE CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       PRICE TO   UNDERWRITING PROCEEDS TO      PROCEEDS TO
                        PUBLIC    DISCOUNT(1)   COMPANY(2)  SELLING STOCKHOLDER
-------------------------------------------------------------------------------
Per Share..........     $19.50       $.925       $18.575          $18.575
-------------------------------------------------------------------------------
Total(3)...........  $146,250,000  $6,937,500  $133,804,084     $5,508,416

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) The Company and the Selling Stockholder have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $500,000.
(3) The Company has granted the International Managers and U.S. Underwriters an option for 30 days to purchase up to 225,000 and 900,000 additional shares of Common Stock, respectively, at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount, Proceeds to Company and Proceeds to Selling Stockholder will be $168,187,500, $7,978,125, $154,700,959 and $5,508,416, respectively. See
    "Underwriting."

                               ---------------

  The International Shares are offered by the several International Managers, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of counsel for the International Managers and certain other conditions. The International Managers reserve the right to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that delivery of the International Shares will be made in New York, New York on or about April 27, 1998.

                               ---------------
MERRILL LYNCH INTERNATIONAL                         GOLDMAN SACHS INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
              DONALDSON, LUFKIN & JENRETTE
                          INTERNATIONAL
                                    LEHMAN BROTHERS
                                             SALOMON SMITH BARNEY INTERNATIONAL

                               ---------------

           The date of this Prospectus Supplement is April 21, 1998.

                [MAP OF PRINCIPAL PRODUCING AREAS APPEARS HERE]

[CROSS TIMBERS OIL COMPANY
LOGO APPEARS HERE]
CROSS TIMBERS OIL COMPANY
 PRINCIPAL PRODUCING AREAS


                               ----------------

  CERTAIN PERSONS PARTICIPATING IN THE OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus Supplement or incorporated herein by reference. Unless otherwise indicated, the information in this Prospectus Supplement assumes that the Underwriters' over-allotment option will not be exercised. References herein to the "Company" refer to Cross Timbers Oil Company and to its predecessors. Certain terms relating to the oil and gas business are defined in "Glossary of Certain Oil and Gas Terms." Unless otherwise stated herein, (i) pro forma information included in this Prospectus Supplement includes the effect of recent acquisitions (see "Recent Developments"), including the East Texas Acquisition (see "Risk Factors--Closing of the East Texas Acquisition") and (ii) per share amounts relating to common stock of the Company give effect to three-for-two stock splits effected March 19, 1997 and February 25, 1998. The proved oil and gas reserves of the Company as of December 31, 1997 set forth in this Prospectus Supplement were estimated by Miller and Lents, Ltd., an independent engineering firm ("Miller and Lents"). All the proved oil and gas reserves expected to be acquired in the East Texas Acquisition (see "Recent Developments") were estimated by the Company and reviewed by Miller and Lents.

                                  THE COMPANY

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986, and believes it is one of the most efficient domestic onshore operators in the industry. The Company has grown primarily through acquisitions of reserves, followed by aggressive development activities and the purchase of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico, the Hugoton Field of Oklahoma and Kansas and the Green River Basin of Wyoming. With the East Texas Acquisition, the Company will acquire reserves in the East Texas Basin of Texas and Louisiana. See "Recent Developments."

  The Company has achieved substantial growth in proved reserves, production, revenues and EBITDA over the last five years. The Company increased proved reserves by 336% from 45.4 million BOE as of December 31, 1992 to 197.6 million BOE as of December 31, 1997 at an average acquisition and development finding cost of $3.94 per BOE. Production increased from 5.7 million BOE in 1993 to
12.3 million BOE in 1997, and oil and gas revenues and EBITDA increased from $74.4 million and $30.4 million, respectively, in 1993 to $185.3 million and $113.6 million, respectively, in 1997. The Company's average daily production for 1997 was 10,905 Bbls of oil, 220 Bbls of NGLs and 135,855 Mcf of natural gas, or a total of 33,768 BOE. The Company's average daily production for December 1997 was 11,690 Bbls of oil, 2,596 Bbls of NGLs and 167,157 Mcf of natural gas, or a total of 42,146 BOE.

  As of December 31, 1997, the Company's estimated proved oil and gas reserves totaled 47.9 million Bbls of oil, 13.8 million Bbls of NGLs and 815.8 Bcf of natural gas, or a total of 197.6 million BOE. Approximately 80% of these reserves, on a BOE basis, were proved developed reserves. The average reserve-to-production index for the Company's oil and gas proved reserves at December 31, 1997 was 13.3 years. As of December 31, 1997, the Company owned interests in 7,018 gross (2,483 net) wells and was the operator of wells representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves. The discounted present value of cash flows before income taxes from the Company's estimated proved reserves was $782.3 million at December 31, 1997, based on then current oil and gas prices of $15.50 per barrel and $2.20 per Mcf, respectively. The Company has established a successful development record and from 1993 to 1997 drilled 624 gross (321.5 net) wells, of which 607 gross (310.8 net) were commercially successful. The Company believes that production in 1998 and 1999 will increase significantly as a result of acquisitions completed in 1996 and 1997, the continued development of existing properties and the drilling of certain higher-risk prospects.

  From inception in 1986 through December 31, 1997, the Company replaced 147% of its production through extensions, discoveries and revisions at an average cost of $2.56 per BOE and during 1997, replaced 200% of its production at a cost of $3.75 per BOE. Over the last three years, the Company increased, on a BOE basis, proved reserves per share from 1.8 at year-end 1994 to 5.0 at year-end 1997. The Company incurred capital expenditures in 1997 of $92.6 million for exploration and development, and it has budgeted $70 million to $90 million for capital expenditures in 1998.

  The following table sets forth the total amount spent by the Company to acquire and develop its proved reserves and the amount of such reserves on a BOE basis, from inception in 1986 to December 31, 1997:

                                                              AVERAGE COST
                                             COSTS    BOE (a)   PER BOE
                                           ---------- ------- ------------
                                             (IN THOUSANDS)
   Acquisition of producing properties.... $  882,070 186,288    $4.73
   Exploration and development of
    properties............................    255,387  99,575    $2.56
                                           ---------- -------
     Total................................ $1,137,457 285,863    $3.98
                                           ========== =======

--------
(a) Amounts set forth include proved reserves, on a BOE basis, acquired or added through development since inception of the Company in 1986, and therefore include proved reserves acquired or developed and subsequently produced, distributed or sold.

RECENT DEVELOPMENTS

  East Texas Acquisition. On February 25, 1998, the Company announced that it had entered into a definitive agreement to acquire proved reserves of 270 Bcfe and undeveloped acreage in the East Texas Basin (the "East Texas Acquisition") for $265 million from EEX Corporation and EEX Operating L.P. The properties (the "East Texas Properties"), located in East Texas and northwestern Louisiana, produce primarily from the Travis Peak, Cotton Valley and Rodessa formations between 7,000 feet and 12,000 feet. The East Texas Properties include 784 gross (600 net) active wells and related gathering facilities. Upon closing, the Company will operate wells representing more than 97% of the value of the properties, which have a reserve-to-production index of almost nine years. The acquisition also includes more than 12,800 net undeveloped acres located primarily in Anderson County, Texas. After giving effect to the acquisition on a pro forma basis, approximately 74% of the Company's proved reserves at December 31, 1997 would have been natural gas. Excluding this acquisition, natural gas constituted 69% of proved reserves at that date.

  The preliminary purchase price of $265 million is expected to be reduced to approximately $245 million by purchase price adjustments for revenues less expenses from the January 1, 1998 effective date through the anticipated closing date in late April 1998. The purchase price is subject to third party consents and other purchase price adjustments. The consummation of the East Texas Acquisition is not a condition of the Offerings. See "Additional Risk Factors--Closing of the East Texas Acquisition."

  The Company's internal engineers estimate proved reserves attributable to the acquisition to be 260 Bcf of natural gas and 1.6 million Bbls of oil, or a total of 270 Bcfe, concentrated in about 88,000 gross (59,000 net) acres at December 31, 1997. Current net daily production is approximately 80 Mmcfe. Proved developed reserves represent 94% of the value of the properties, with direct production costs, excluding production and severance taxes, estimated to be $0.25 per Mcfe.

  The East Texas Properties, which are characterized by complex geology and multiple pay zones, offer numerous production enhancement and development drilling opportunities. The Company believes various opportunities will also be available to enhance the value of the East Texas Properties through modification and installation of artificial lift, improvements to gas compression, workovers, restimulations and recompletions. In addition, more than 100 locations have been identified for drilling during the next few years. Production from the Travis Peak Formation--first established in the 1940s and the most prolific gas-producing formation in the East Texas Basin--represents 80% of the acquired production. Undeveloped acreage and acreage held by the acquired production also adds to the Company's growing acreage inventory for Cotton Valley Reef exploration.

  San Juan Acquisition. During the last quarter of 1997, the Company acquired producing properties located in the San Juan Basin of northwestern New Mexico from a subsidiary of Amoco Corporation (the "San Juan Acquisition"). The San Juan Acquisition, which closed December 1, 1997, increased proved reserves at December 31, 1997 by approximately 1.2 million Bbls of oil, 13.8 million Bbls of NGLs and 217 Bcf of natural gas, or a total of 51.2 million BOE. The adjusted purchase price paid by the Company was approximately $195 million, including five-year warrants to purchase 937,500 shares of Common Stock at an exercise price of $15.31 per share.

  The Company has identified 139 infill well sites in the San Juan Acquisition properties, primarily in the Dakota and Fruitland Coal formations relating to
8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. The Company plans to drill 20 operated wells during 1998. In addition, the Company plans to evaluate more than 150 potential infill well sites relating to unproved reserves over the next year.

  Results of Operations for the Three Months Ended March 31, 1997 and 1998. On April 17, 1998, the Company announced first quarter 1998 net income of $261,000 compared to net income of $11.1 million for first quarter 1997. After preferred dividends, earnings (loss) available to common stock for the quarter was ($184,000) or $0.00 per share compared to $10.7 million or $0.26 per share for first quarter 1997 (adjusted for the February 1998 3-for-2 stock split). Results for the quarter include a 41% increase in gas production to a daily rate of 176.7 Mmcf per day, and a 15% increase in oil production to a daily rate of 11,959 Bbls. Total revenues for the quarter were $50.6 million, a 5% decrease from first quarter 1997 revenues of $53.5 million. Decreased revenues and earnings are primarily the result of a 35% and 25% decrease in average oil and gas prices, respectively, from first quarter 1997 to 1998. See "Recent Developments-Results of Operations for the Three Months Ended March 31, 1997 and 1998."

COMPANY STRENGTHS

  The Company believes that its historical success and future prospects are directly related to its unique combination of strengths, including the following:

  Quality of Existing Properties. The Company's properties are characterized by relatively long reserve lives and highly predictable well production profiles. Based on current production from 2,483 net producing wells, the average reserve-to-production index for the Company's proved reserves at December 31, 1997 was 13.3 years. In general, these properties have extensive production histories and contain significant reserves and production enhancement opportunities. While the Company's properties are geographically diversified, the producing fields are concentrated within each core area, allowing for substantial economies of scale in production and cost-effective application of reservoir management techniques gained from prior operations.

  Substantial Inventory of Drilling Projects. The Company has generated an inventory of approximately 950 potential development drilling locations within its existing properties (of which 480 have been attributed proved undeveloped reserves), which should continue to support future net reserve additions. The San Juan Acquisition added 289 of such locations (139 of which were attributed proved undeveloped reserves). The Company expects that an additional 100 locations will be included in the East Texas Properties (48 of which will be attributed proved undeveloped reserves).

  Proven Acquisition Program. The Company employs a disciplined acquisition program refined by senior management over more than 20 years to augment its core properties and expand its reserve base. The Company's 50 engineering and geoscience professionals use their expertise and experience gained through the management of existing core properties to target acquisition opportunities in the same geographic area or with similar geological and reservoir characteristics. Following an acquisition, these professionals implement development programs based on their expertise and experience to enhance production and reduce costs. Since its inception, the Company has completed producing property acquisitions for an aggregate purchase price of $882 million, representing 186 million BOE of proved reserves. Further, the Company has increased this acquired reserve base by 54% through developing incremental proved reserves of 100 million BOE. In 1996 and 1997, the Company acquired 86 million BOE of proved reserves at an average acquisition cost of $4.17 per BOE. The San Juan Acquisition accounted for 51 million BOE of such proved reserves. The East Texas Properties will provide an additional 45 million BOE.

  Efficient Operations. The Company believes that the nature of its properties, along with the operating expertise and experience of its personnel in its principal geographic regions, have allowed the Company to lower its average lease operating expense ratios per BOE produced. The Company is the operator of properties representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves, allowing it to control expenses, capital allocation and the timing of development and exploration activities in its fields. This control and the Company's operating expertise have allowed it to reduce substantially production costs of acquired properties. The Company has reduced its average production costs per BOE produced from $5.16 for the year ended December 31, 1993 to $3.54 for the year ended December 31, 1997. The Company's average production costs per BOE produced for the fourth quarter of 1997 was $3.38 ($2.91 pro forma after giving effect to the East Texas Acquisition).

  Experienced Management and Technical Staff. Bob R. Simpson, Steffen E. Palko and certain senior management of the Company have worked together for more than 20 years. Mr. Simpson and Mr. Palko were co-founders of the Company in 1986 and previously served as executive officers of Southland Royalty Company, one of the largest U.S. independent oil and gas producers prior to its acquisition by Burlington Northern, Inc. in 1985. In addition, the Company has 50 engineering and geoscience professionals dedicated to its properties with an average of 17 years of experience. Executive officers and directors of the Company own approximately 10% of the Common Stock (including stock options). No member of management is a Selling Stockholder in the Offerings.

BUSINESS STRATEGY

  The Company's business strategy focuses on growth in value per share through the selective acquisition of high-quality, long-lived, geologically complex oil and gas producing properties and through enhancing the value of these properties by reducing operating costs, improving efficiency and increasing production and reserves.

  Acquiring Long-lived Operated Properties. The Company seeks to acquire long-lived, onshore operated producing properties that (i) contain geologically complex multiple-producing horizons with the potential for increases in reserves and production, (ii) are in the Company's core operating areas or in areas with similar geological and reservoir characteristics and (iii) present opportunities to reduce expenses through more efficient operations. The Company believes that the properties it acquires provide opportunities to increase production and reserves through the implementation of mechanical and operational improvements, workovers, behind-pipe completions, secondary-recovery operations, new development wells and other development activities. The Company also seeks to acquire facilities related to gathering, processing, marketing and transporting oil and gas in areas where it owns reserves. Such facilities can enhance profitability by increasing production and reducing gathering, processing, marketing and transportation costs. In addition, ownership of such facilities provides marketing flexibility, including access to additional markets.

  Increasing Production and Reserves. A principal component of the Company's strategy is to increase production and reserves through aggressive management of operations and low-risk development drilling. The Company believes that its principal properties possess geological and reservoir characteristics that make them well suited for production increases through development and drilling programs. The Company has generated an inventory of approximately 950 potential drilling locations for this program. The Company also reviews operations and mechanical data on operated properties to determine if actions can be taken to reduce operating costs or increase production. These actions include installing, repairing and upgrading lifting equipment, redesigning downhole equipment to improve production from different zones, modifying gathering and other surface facilities and conducting restimulations and recompletions. The Company may also initiate, upgrade or revise existing secondary-recovery operations and drill development wells. As a result of its efforts, proved reserves added by the Company through revisions, extensions and discoveries equaled 163% of production over the five-year period ended December 31, 1997 and 200% of production for 1997.

  Exploration Activities. The Company's strategy has evolved to include allocation of 10% to 20% of its annual capital budget (excluding acquisitions) to higher-risk projects. The Company attempts to select projects that it believes will have the potential to add substantially to proved reserves and cash flow. The Company believes that it can prudently and successfully add growth potential through exploratory activities given improved technology, its experienced technical staff and its expanded base of operations.

                                 THE OFFERINGS

   Common Stock offered by the Company (1):
      U.S. Offering................................ 5,762,760 shares
      International Offering....................... 1,440,690 shares
                                                    ---------
                                                    7,203,450 shares
                                                    =========

   Common Stock offered by Selling Stockholder (1):
      U.S. Offering................................   237,240 shares
      International Offering.......................    59,310 shares
                                                    ---------
                                                      296,550 shares
                                                    =========


   Common Stock outstanding after the Offerings.... 46,378,353 shares (2)
   Use of Proceeds................................. To reduce outstanding revolving bank in-
                                                    debtedness incurred in connection with
                                                    recent acquisitions. The Company will
                                                    not receive any proceeds from the sale
                                                    of the shares of Common Stock offered by
                                                    the Selling Stockholder. See "Use of
                                                    Proceeds."
   NYSE Symbol..................................... XTO

--------
(1) Excluding an aggregate of 1,125,000 shares of Common Stock subject to purchase upon exercise by the Underwriters of their over-allotment options.
(2) Excludes 1,607,000 shares subject to employee stock options, 1,168,000 of which are presently exercisable.

                                  RISK FACTORS

  An investment in the Common Stock involves certain risks that a potential investor should carefully evaluate prior to making such an investment. See "Additional Risk Factors" on page S-11 of this Prospectus Supplement and "Risk Factors" beginning on page 3 of the accompanying Prospectus.

                       SUMMARY HISTORICAL FINANCIAL DATA

  The following table presents, as of the dates and for the periods indicated, summary financial data for the Company. The financial information for each of the five years in the period ended December 31, 1997 has been derived from the Company's audited consolidated financial statements. The Company's audited consolidated financial statements as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, are incorporated herein by reference. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein and the Company's consolidated financial statements and the notes thereto incorporated herein by reference. The pro forma financial data set forth below is unaudited and does not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed and is not necessarily indicative of future combined operations.

                                                YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------
                                                                                           PRO FORMA
                                                                               PRO FORMA  AS ADJUSTED
                            1993         1994   1995(a)     1996     1997       1997(b)     1997(c)
                          --------     -------- --------  -------- --------    ---------- -----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(d):
 Revenues:
 Oil and condensate.....  $ 39,747     $ 53,324 $ 60,349  $ 75,013 $ 75,223    $   82,144 $   82,144
 Gas and natural gas
  liquids...............    34,649       38,389   40,543    73,402  110,104       234,071    234,071
 Gas gathering,
  processing and
  marketing.............     3,717        4,274    7,091    12,032    9,851         9,851      9,851
 Other..................        69          288    4,922       944    5,494         5,494      5,494
                          --------     -------- --------  -------- --------    ---------- ----------
 Total revenues.........    78,182       96,275  112,905   161,391  200,672       331,560    331,560
                          --------     -------- --------  -------- --------    ---------- ----------
 Expenses:
 Production.............    29,223       32,368   35,338    39,365   43,580        62,280     62,280
 Exploration............       --           --       --        --     2,088(e)      2,088      2,088
 Taxes on production and
  property..............     6,706        8,586    8,646    11,944   16,405        30,088     30,088
 Depreciation, depletion
  and amortization......    25,108       31,709   36,892    37,858   47,721        93,331     93,331
 Impairment(a)..........       --           --    20,280       --       --            --         --
 General and
  administrative........     9,863        8,532   13,156    16,420   15,818        11,081     11,081
 Gas gathering and
  processing............     1,492        1,646    2,528     6,905    8,517         8,517      8,517
 Interest net...........     5,464        8,034   12,523    17,072   26,677        55,305     46,107
 Trust development
  costs.................       695          622      561       854      665           665        665
                          --------     -------- --------  -------- --------    ---------- ----------
 Total expenses.........    78,551       91,497  129,924   130,418  161,471       263,355    254,157
                          --------     -------- --------  -------- --------    ---------- ----------
 Income (loss) before
  income tax and
  extraordinary item....      (369)       4,778  (17,019)   30,973   39,201        68,205     77,403
 Income tax expense.....     3,643        1,730   (5,825)   10,669   13,517        23,378     26,505
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)
  before extraordinary
  item..................    (4,012)       3,048  (11,194)   20,304   25,684        44,827     50,898
 Extraordinary item.....       --           --       656       --       --            --         --
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)......    (4,012)       3,048  (10,538)   20,304   25,684        44,827     50,898
 Preferred stock
  dividends.............       --           --       --        514    1,779         1,779      1,779
                          --------     -------- --------  -------- --------    ---------- ----------
 Earnings (loss)
  available to common
  stock.................  $ (4,012)(f) $  3,048 $(10,538) $ 19,790 $ 23,905    $   43,048 $   49,119
                          ========     ======== ========  ======== ========    ========== ==========
 Earnings per common
  share(g):
 Basic..................  $  (0.12)    $   0.09 $  (0.28) $   0.50 $   0.60    $     1.08 $     1.05
 Diluted................  $  (0.12)    $   0.08 $  (0.28) $   0.48 $   0.59    $     1.05 $     1.02
 Weighted average shares
  outstanding(g)........    32,682       35,829   38,072    39,913   39,773        39,773     46,976
CONSOLIDATED BALANCE
 SHEET DATA(d):
 Property and equipment,
  net...................  $228,551     $244,555 $364,474  $450,561 $723,836    $  968,836 $  968,836
 Total assets...........   258,019      292,451  402,675   523,070  788,455     1,033,455  1,033,455
 Long-term debt.........   111,750      142,750  238,475   314,757  539,000       784,000    650,696
 Shareholders' equity...   115,168      113,333  130,700   142,668  170,243       170,243    303,547
OTHER FINANCIAL DATA(d):
 EBITDA(h)..............  $ 30,351     $ 44,777 $ 54,068  $ 85,541 $113,599    $  216,841 $  216,841
 Capital expenditures...   105,228       49,608  190,311   146,568  347,441           N/A        N/A
 Cash provided by
  operating activities..    32,209       42,293   32,938    59,694   98,006           N/A        N/A

--------
Footnotes on following page

Footnotes
(a) In 1995, the Company recorded a non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.
(b) Includes pro forma adjustments for the effects of the San Juan Acquisition and other acquisitions during 1997 and the effects of the expected East Texas Acquisition as though these transactions occurred on January 1, 1997 for purposes of the consolidated statement of operations data and December 31, 1997 for purposes of the consolidated balance sheet data.
(c) Includes additional pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds."
(d) Significant producing property acquisitions in each of the years presented affect the comparability of period-to-period financial operating and other data.
(e) Primarily includes geological and geophysical costs related to the 1997 exploration program. Exploration expenses were not material in prior periods.
(f) Includes effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities recorded upon the merger between the Company with the former partnership.
(g) After giving effect to 3-for-2 stock splits on March 19, 1997 and February 25, 1998.
(h) Earnings before interest, income tax and depreciation, depletion, amortization and impairment. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is not intended as an alternative to earnings available to common stock or net income.

                       SUMMARY RESERVE AND OPERATING DATA

                                            YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                                                                               PRO FORMA
                            1993      1994     1995      1996          1997     1997(a)
                          --------  -------- -------- ----------    ---------- ----------
                           (IN THOUSANDS, EXCEPT DAILY PRODUCTION AND PER UNIT DATA)
PROVED RESERVES(b):
 Oil (Bbls).............    21,082    33,581   39,988     42,440        47,854     49,453
 Gas (Mcf)..............   169,119   177,061  358,070    540,538       815,775  1,075,775
 Natural gas liquids
  (Bbls)................       --        --       --         --         13,810     13,810
 Barrels of oil
  equivalent (BOE)......    49,269    63,091   99,666    132,530       197,627    242,559
 Estimated future net
  cash flows, before
  income tax............  $309,244  $406,128 $712,907 $1,737,024    $1,484,542 $1,903,114
 Present value of
  estimated future net
  cash flows, discounted
  at 10%:
 Before income tax......  $189,968  $247,946 $405,706 $  946,150(c)  $ 782,322 $1,029,721
 After income tax.......   173,294   213,146  335,156    706,481       642,109    855,823
AVERAGE DAILY
 PRODUCTION:
 Oil (Bbls).............     6,968     9,497    9,677      9,584        10,905     11,860
 Gas (Mcf)..............    51,260    58,182   78,408    101,845       135,855    270,142
 Natural gas liquids
  (Bbls)................       --        --       --         --            220      2,704
 Barrels of oil
  equivalent (BOE)......    15,511    19,194   22,745     26,558        33,768     59,588
AVERAGE SALES PRICE(d):
 Oil (per Bbl)..........  $  15.63  $  15.38 $  17.09 $    21.38    $    18.90 $    18.98
 Gas (per Mcf)..........  $   1.85  $   1.81 $   1.42 $     1.97    $     2.20 $     2.27
 Natural gas liquids
  (per Bbl).............       --        --       --         --     $     9.66 $    10.61
 Production Costs (per
  BOE)..................  $   5.16  $   4.62 $   4.26 $     4.05    $     3.54 $     2.86
 Production and property
  taxes (per BOE).......  $   1.19  $   1.23 $   1.04 $     1.23    $     1.33 $     1.38
RESERVE ADDITIONS
 (BOE)(b):
 Acquisitions...........    12,351     4,486   31,508     27,118        58,425
 Extensions, discoveries
  and revisions.........    (2,744)   16,840   15,426     15,725        24,729
                          --------  -------- -------- ----------    ----------
 Total additions........     9,607    21,326   46,934     42,843        83,154
                          ========  ======== ======== ==========    ==========
 Costs incurred:
 Acquisitions...........  $ 87,064  $ 28,100 $131,342 $  105,815     $ 255,627
 Development and
  exploration...........    19,462    21,826   21,061     45,038        88,643
                          --------  -------- -------- ----------    ----------
 Total costs incurred...  $106,526  $ 49,926 $152,403 $  150,853     $ 344,270
                          ========  ======== ======== ==========    ==========

--------
(a) Pro forma data assume the San Juan Acquisition, other 1997 acquisitions and the East Texas Acquisition (see "Recent Developments") had been completed on January 1, 1997 for purposes of average daily production and average sales price data and on December 31, 1997 for purposes of proved reserve data.
(b) Proved reserves are estimated annually using oil and gas prices and production and development costs as of December 31 of each year, without escalation.
(c) Calculated using the Company's average oil price of $24.25 per Bbl and average gas price of $3.02 per Mcf at December 31, 1996. Based on an oil price of $20.00 per Bbl and a gas price of $2.00 per Mcf at December 31, 1996 the discounted present value of cash flows before income taxes of the Company's proved reserves as of December 31, 1996 would have been $599.9 million.
(d) Average sales price data includes the effects of hedging activities which have not been significant.

                            ADDITIONAL RISK FACTORS

  An investment in the Company involves a significant degree of risk. Prospective purchasers should give careful consideration to the specific factors set forth below and under "Risk Factors" in the Prospectus, as well as the other information set forth in this Prospectus Supplement, before purchasing the Common Stock offered hereby.

SUBSTANTIAL INDEBTEDNESS

  At December 31, 1997, the Company had $539 million of indebtedness as compared to the Company's stockholders' equity of $170.2 million. See "Use of Proceeds" and "Capitalization." The Company may incur additional indebtedness under its bank revolving credit agreement and intends to finance the East Texas Acquisition with funds borrowed under the revolving credit agreement. After giving effect to the East Texas Acquisition, total indebtedness, as of December 31, 1997, would not have exceeded $784 million.

SUBSTANTIAL CAPITAL REQUIREMENTS

  The Company makes, and will continue to make, substantial capital expenditures for the acquisition, development, production, exploration and abandonment of its oil and natural gas reserves. The Company intends to finance such capital expenditures primarily with funds provided by operations and borrowing under its bank revolving credit agreement. Costs incurred for exploration and development increased from approximately $45.6 million in 1996 (excluding producing property acquisitions) to approximately $92.6 million in 1997. Annual exploration and development expenditures in 1998 are expected to be from $70 million to $90 million, depending on drilling results, future acquisitions and commodity prices.

  The Company believes that, after debt service, it will have sufficient cash provided by operating activities and availability under its bank revolving credit agreement to fund planned capital expenditures through 1998. If revenues decrease as a result of lower oil and gas prices or otherwise, the Company may have limited ability to expend the capital necessary to replace its reserves or to maintain production at current levels, resulting in a decrease in production over time. If the Company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

CLOSING OF THE EAST TEXAS ACQUISITION

  The closing of the Offerings is not conditioned upon the closing of the East Texas Acquisition, which is subject to the conditions contained in the purchase agreement for the acquisition. Although the Company believes that such conditions will be fully satisfied on or before the scheduled closing date of April 24, 1998, the purchase agreement may be terminated by either party if the closing does not occur by May 1, 1998.

  If the closing of the East Texas Acquisition does not occur, the financial condition and business of the Company, including the Company's oil and gas production, will be different than if the acquisition is completed. For the month of December 1997, 27.7% of the Company's BOE production was oil, 6.2% was NGLs and 66.1% was gas. After giving pro forma effect to the East Texas Acquisition, however, such December 1997 BOE production would have been 21.0% oil, 4.5% NGLs and 74.5% gas.

  Current borrowings outstanding under the Company's revolving credit facility are $304 million (which includes $26.5 million incurred to finance a down payment on the East Texas Acquisition). If the East Texas Acquisition is completed, the Company anticipates having, after giving effect to the Offerings, approximately $186 million of available borrowing capacity under its bank revolving credit facility. If the East Texas Acquisition is not consummated, such availability would be $221 million. Borrowings available under such increased capacity, in turn, could be used to finance new acquisitions, development and exploration or for other purposes not yet identified. See "Management Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties."

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained herein under "Prospectus Supplement Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Recent Developments" and "Business and Properties," in addition to certain statements contained elsewhere herein and in the documents incorporated herein by reference are "Forward-looking Statements" and are thus prospective. Such statements include, among others, (a) statements regarding the Company's future acquisition and development plans and objectives and related expenditures, revenues and cash flows, including without limitation statements regarding (1) production and cash flows, (2) number and location of planned wells, (3) anticipated completion of the Company's plan regarding expenditures for property acquisitions and repurchases of the Company's Common Stock, and the anticipated source of the funds necessary to complete the plan and (4) the Company's capital expenditure budgets for acquisition and development, respectively, and (b) statements regarding the Company's anticipated aggregate annual dividends to be paid on its Common Stock. Statements of assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding (i) the quality of the Company's properties with regard to, among other things, anticipated reserve and production enhancement opportunities and quantity of proved reserves, (ii) the Company's ability to prudently add growth potential through exploration, (iii) anticipated domestic hydrocarbon demand during 1998, (iv) the adequacy of the Company's sources of liquidity during 1998, (v) the expected insignificant impact on the Company's 1998 expenditures from regulatory compliance, (vi) the expected insignificant impact on the Company's liquidity during 1998 from production imbalances, (vii) the expected immaterial adverse impact of a loss of any current oil or gas purchaser from the Company, (viii) regulatory approval and the enactment of new legislation in Oklahoma to realize in-fill drilling potential and (ix) similarity of the impact on the Company to the impact on other oil and gas producers of rules promulgated by the Federal Energy Regulatory Commission. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under "Additional Risk Factors" on page S-11 of this Prospectus Supplement and "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page S-24 of this Prospectus Supplement, and prospective purchasers are urged to carefully consider such factors.

                                USE OF PROCEEDS

  The net proceeds to the Company from the Offerings are estimated to be approximately $133.3 million (approximately $154.2 million if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of the Offerings. The Company intends to apply the net proceeds from the Offerings to repay outstanding indebtedness under the Company's bank revolving credit facility, which bears interest at a floating rate based on LIBOR, currently 7%, and matures on June 30, 2003. Indebtedness under the revolving credit agreement was incurred to finance recent acquisitions of oil and gas producing properties. See "Recent Developments." The Company will not receive any proceeds from the sale of shares of Common Stock offered by the Selling Stockholder.

                                CAPITALIZATION

  The following table sets forth, as of December 31, 1997, (i) the actual capitalization of the Company at that date, (ii) the pro forma capitalization of the Company, giving effect to the East Texas Acquisition and (iii) the pro forma capitalization of the Company, as adjusted to reflect the Offerings contemplated hereby, assuming application of the net proceeds from the Offerings as described in "Use of Proceeds."

                                                                   PRO FORMA
                                      ACTUAL      PRO FORMA(a)   AS ADJUSTED(b)
                                     ---------    ------------   --------------
                                                (IN THOUSANDS)
   Long-term debt:
     Bank revolving credit
      agreement....................  $ 239,000(c)  $ 484,000(d)     $350,696
     9 1/4% senior subordinated
      notes........................    125,000       125,000         125,000
     8 3/4% senior subordinated
      notes........................    175,000       175,000         175,000
                                     ---------     ---------        --------
       Total long-term debt........    539,000       784,000         650,696
                                     ---------     ---------        --------
   Stockholders' equity:
     Series A convertible preferred
      stock, $.01 par value,
      1,138,729 shares issued and
      outstanding..................     28,468        28,468          28,468
     Common Stock, $.01 par value,
      46,310,710 shares issued
      before the Offerings and
      53,514,160 shares issued
      after the Offerings..........        463           463             535
     Additional paid-in capital....    210,954       210,954         344,186
     Treasury stock (6,860,779
      shares)......................    (76,656)      (76,656)        (76,656)
     Retained earnings.............      7,014         7,014           7,014
                                     ---------     ---------        --------
       Total stockholders' equity..    170,243       170,243         303,547
                                     ---------     ---------        --------
       Total capitalization........  $ 709,243     $ 954,243        $954,243
                                     =========     =========        ========

--------
(a) Includes pro forma adjustments for the effect of the East Texas Acquisition but does not include adjustments for the effects of the Offerings. See "Pro Forma Consolidated Financial Statements."
(b) Includes pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds." In the event the East Texas Acquisition is not consummated, adjusted pro forma long-term debt would be $405.7 million.
(c) Includes $10 million in short-term borrowings that are classified as long-term debt because of the Company's intent and ability to refinance this debt on a long-term basis.
(d) After giving effect to the East Texas Acquisition, which is expected to close in late April 1998, borrowings under the revolving credit agreement would not have exceeded $484 million. The borrowing commitment under the amended revolving credit agreement is $575 million.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

  The Common Stock has been listed on the NYSE under the symbol "XTO" since May 12, 1993. The following table sets forth, for the periods indicated, the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape. The prices below have been adjusted to reflect the 3-for-2 stock splits effected on March 19, 1997, and February 25, 1998.

                                                          SALES PRICE
                                                        ---------------
                                                                        DIVIDEND
                                                          LOW    HIGH   DECLARED
                                                        ------- ------- --------
   1996:
     First Quarter..................................... $ 6.938 $ 8.328  $.033
     Second Quarter....................................   7.563  11.438   .033
     Third Quarter.....................................   8.500  12.781   .033
     Fourth Quarter....................................  10.000  11.891   .033
   1997:
     First Quarter..................................... $10.422 $13.719  $.037
     Second Quarter....................................   9.828  13.750   .037
     Third Quarter.....................................  12.328  16.375   .037
     Fourth Quarter....................................  13.297  19.125   .037
   1998:
     First Quarter..................................... $14.672 $21.125  $.04
     Second Quarter (through April 21, 1998)...........  19.375  21.125    --

  The closing price of the Common Stock on the NYSE on April 21, 1998, was $20.3125. As of March 1, 1998, the Company had approximately 320 stockholders of record.

DIVIDEND POLICY

  The Company currently pays quarterly cash dividends of $0.04 per common share, or a total of $6.3 million ($7.4 million after the Offerings) annually. The determination of the amount of future dividends, if any, to be declared and paid is in the sole discretion of the Company's Board of Directors and will depend on the Company's financial condition, earnings and funds from operations, the level of its capital expenditures, dividend restrictions in its financing agreements, its future business prospects and other matters as the Board of Directors deems relevant. The Company's revolving credit agreement and indentures relating to its senior subordinated notes restrict specific payments and distributions, including cash dividends. At December 31, 1997, the Company had $22.5 million available for the payment of dividends. This amount is increased by a percentage of net income and the proceeds from the issuance of common stock.

                           CROSS TIMBERS OIL COMPANY
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of the Company. The Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared as if the pending East Texas Acquisition and the Offerings, as described in Note 1, were consummated on December 31, 1997. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared as if the San Juan Acquisition and certain other 1997 acquisition transactions (collectively, the "1997 Acquisitions"), the East Texas Acquisition and the Offerings were consummated on January 1, 1997.

  The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations which would have occurred had the transactions occurred on the assumed dates. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statement of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's audited consolidated financial statements and the related notes for the year ended December 31, 1997, included in the Company's 1997 Form 10-K.

                           CROSS TIMBERS OIL COMPANY
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 1997

                                     ADJUSTMENTS FOR                              PRO FORMA
                                       EAST TEXAS                ADJUSTMENTS FOR AS ADJUSTED
                                       ACQUISITION                  OFFERINGS        FOR
                         HISTORICAL    (NOTE 3)(a)   PRO FORMA     (NOTE 3)(b)    OFFERINGS
                         ----------  --------------- ----------  --------------- -----------
                                                  (IN THOUSANDS)
ASSETS
Current Assets:
 Cash and cash
  equivalents........... $   3,816      $    --      $    3,816     $     --     $    3,816
 Accounts receivable,
  net...................    43,996           --          43,996           --         43,996
 Other current assets...     4,350           --           4,350           --          4,350
                         ---------      --------     ----------     ---------    ----------
  Total Current Assets..    52,162           --          52,162           --         52,162
                         ---------      --------     ----------     ---------    ----------
Property and Equipment,
 at cost................   961,368       245,000      1,206,368           --      1,206,368
 Accumulated
  depreciation,
  depletion and
  amortization..........  (237,532)          --        (237,532)          --       (237,532)
                         ---------      --------     ----------     ---------    ----------
  Net Property and
   Equipment............   723,836       245,000        968,836           --        968,836
                         ---------      --------     ----------     ---------    ----------
Other Assets............    12,457           --          12,457           --         12,457
                         ---------      --------     ----------     ---------    ----------
Total Assets............ $ 788,455      $245,000     $1,033,455     $     --     $1,033,455
                         =========      ========     ==========     =========    ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable and
  accrued liabilities... $  54,339      $    --      $   54,339     $     --     $   54,339
 Accrued stock incentive
  compensation..........       554           --             554           --            554
                         ---------      --------     ----------     ---------    ----------
  Total Current
   Liabilities..........    54,893           --          54,893           --         54,893
                         ---------      --------     ----------     ---------    ----------
Long-term Debt..........   539,000       245,000        784,000      (133,304)      650,696
                         ---------      --------     ----------     ---------    ----------
Deferred Income Taxes
 Payable................    21,320           --          21,320           --         21,320
                         ---------      --------     ----------     ---------    ----------
Other Long-term
 Liabilities............     2,999           --           2,999           --          2,999
                         ---------      --------     ----------     ---------    ----------
Stockholders' Equity:
 Series A Convertible
  Preferred Stock
  ($.01 par value,
  1,138,729 shares
  issued at liquidation
  value of $25).........    28,468           --          28,468           --         28,468
 Common stock ($.01 par
  value,
  46,310,710 shares
  issued before the
  Offerings and
  53,514,160 shares
  issued after the
  Offerings)............       463           --             463            72           535
 Additional paid-in
  capital...............   210,954           --         210,954       133,232       344,186
 Treasury stock
  (6,860,779 shares)....   (76,656)          --         (76,656)          --        (76,656)
 Retained earnings......     7,014           --           7,014           --          7,014
                         ---------      --------     ----------     ---------    ----------
  Total Stockholders'
   Equity...............   170,243           --         170,243       133,304       303,547
                         ---------      --------     ----------     ---------    ----------
Total Liabilities and
 Stockholders' Equity... $ 788,455      $245,000     $1,033,455     $     --     $1,033,455
                         =========      ========     ==========     =========    ==========

           See Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                               PRO FORMA ADJUSTMENTS (NOTE 3)                 PRO FORMA
                                    -------------------------------------------------------- AS ADJUSTED
                                         1997         EAST TEXAS                                 FOR
                         HISTORICAL ACQUISITIONS(c) ACQUISITION(d)  OTHER       OFFERINGS(e)  OFFERINGS
                         ---------- --------------- -------------- --------     ------------ -----------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
REVENUES
 Oil and condensate.....  $ 75,223      $ 1,623        $ 5,298     $    --        $   --      $ 82,144
 Gas and natural gas
  liquids...............   110,104       35,220         88,747          --            --       234,071
 Gas gathering,
  processing and
  marketing.............     9,851          --             --           --            --         9,851
 Other..................     5,494          --             --           --            --         5,494
                          --------      -------        -------     --------       -------     --------
  Total Revenues........   200,672       36,843         94,045          --            --       331,560
                          --------      -------        -------     --------       -------     --------
EXPENSES
 Production.............    43,580        5,049          6,933        6,718 (f)       --        62,280
 Exploration............     2,088          --             --           --            --         2,088
 Taxes on production and
  property..............    16,405        3,574         10,109          --            --        30,088
 Depreciation, depletion
  and amortization......    47,721          --             --        45,610 (g)       --        93,331
 General and
  administrative........    15,818          --             --        (4,737)(f)       --        11,081
 Gas gathering and
  processing............     8,517          --             --           --            --         8,517
 Interest, net..........    26,677          --             --        28,628 (h)    (9,198)      46,107
 Trust development
  costs.................       665          --             --           --            --           665
                          --------      -------        -------     --------       -------     --------
  Total Expenses........   161,471        8,623         17,042       76,219        (9,198)     254,157
                          --------      -------        -------     --------       -------     --------
INCOME BEFORE INCOME
 TAX....................    39,201       28,220         77,003      (76,219)        9,198       77,403
Income tax..............    13,517          --             --         9,861 (i)     3,127       26,505
                          --------      -------        -------     --------       -------     --------
NET INCOME..............    25,684       28,220         77,003      (86,080)        6,071       50,898
                                        =======        =======     ========       =======
Preferred stock
 dividends..............     1,779                                                               1,779
                          --------                                                            --------
EARNINGS AVAILABLE TO
 COMMON STOCK...........  $ 23,905                                                            $ 49,119
                          ========                                                            ========
EARNINGS PER COMMON
 SHARE:
 Basic..................  $   0.60                                                            $   1.05
                          ========                                                            ========
 Diluted................  $   0.59                                                            $   1.02
                          ========                                                            ========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING.....    39,773                                                              46,976
                          ========                                                            ========

           See Notes to Pro Forma Consolidated Financial Statements.

                           CROSS TIMBERS OIL COMPANY
                              NOTES TO PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

  The accompanying Pro Forma Consolidated Balance Sheet at December 31, 1997 has been prepared assuming the Company consummated the pending East Texas Acquisition on December 31, 1997. The accompanying Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997 has been prepared assuming that the Company consummated the San Juan Acquisition and certain other 1997 acquisition transactions (collectively, the "1997 Acquisitions") and the pending East Texas Acquisition on January 1, 1997. The 1997 Acquisitions and the East Texas Acquisition were funded by long-term borrowings under the Company's revolving credit facility. Pro forma amounts are also shown adjusted for the sale of 7,203,450 shares of Common Stock at $19.50 per share in the proposed public offerings and the application of $133,304,000 estimated net proceeds therefrom to reduce indebtedness under the Company's revolving credit facility, as if such sale occurred on December 31, 1997 for the Pro Forma Consolidated Balance Sheet and on January 1, 1997 for the Pro Forma Consolidated Statement of Operations.

  The historical results of operations for the year ended December 31, 1997 were derived from the Company's 1997 audited consolidated financial statements incorporated by reference in this Prospectus Supplement. The Pro Forma Consolidated Statement of Operations is not necessarily indicative of the results of operations had the above described transactions occurred on the assumed dates.

2. ACQUISITIONS

   The San Juan Acquisition closed December 1, 1997 for an estimated adjusted purchase price of $195 million, including $5.7 million for five-year warrants to purchase 937,500 shares of the Company's common stock at $15.31 per share, and consisted of primarily gas-producing properties in the San Juan Basin of New Mexico. Also included in the 1997 Acquisitions are (i) an acquisition of producing properties in May 1997 from a subsidiary of Burlington Resources, Inc. for approximately $39 million and (ii) the acquisition of additional units of beneficial interest in Cross Timbers Royalty Trust over the first half of 1997 at a cost of $5.4 million.

  On February 25, 1998, the Company announced it had entered into a definitive agreement with EEX Corporation ("EEX") for the East Texas Acquisition. The transaction is expected to close in late April 1998 with an effective date of January 1, 1998. After purchase price adjustments, the preliminary purchase price of $265 million is expected to be reduced to $245 million.

3. PRO FORMA ADJUSTMENTS

  Pro forma adjustments necessary to adjust the Consolidated Balance Sheet and Statement of Operations are as follows:

    (a) To record the East Texas Acquisition that is expected to close after December 31, 1997, funded by borrowings under the Company's revolving credit facility.

    (b) To record estimated net proceeds to be received by the Company upon consummation of the Offerings, reflecting the sale of 7,203,450 shares of Common Stock by the Company to the public at a price of $19.50 per share, resulting in a $72,000 increase in Common Stock (equal to the par value of the shares issued), and $133,232,000 increase in additional paid-in capital. Such proceeds are to be used to reduce indebtedness under the Company's revolving credit facility.

    (c) To record revenue and direct operating expenses of the 1997
  Acquisitions.

    (d) To record revenue and direct operating expenses of the East Texas Acquisition.

    (e) To record reduced interest expense attributable to the decrease in long-term debt upon application of net proceeds from the Offerings and related increase in federal income tax at 34%. Reduction in interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facility.

    (f) To record the estimated increase in general and administrative expense ($2,735,000) and an allocation from general and administrative expense to production expense ($7,472,000 less billing to joint owners of $754,000) attributable to the 1997 Acquisitions and the East Texas Acquisition for the year ended December 31, 1997.

    (g) To record estimated depreciation and depletion expenses attributable to the 1997 Acquisitions and the East Texas Acquisition using the unit-of-production method applied to the cost of the properties acquired.

    (h) To record interest expense attributable to the increase in long-term debt to finance the purchase of the 1997 Acquisitions and East Texas Acquisition. Interest expense was determined using the weighted average interest rate incurred by the Company under its revolving credit facilities, assuming the entire cost of the acquisitions had been funded with bank borrowings at January 1, 1997.

    (i) To record federal income tax at a corporate statutory rate of 34% related to net pro forma adjustments other than Offering adjustments.

4. PRO FORMA SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION

 Estimated Quantities of Pro Forma Proved Oil and Gas Reserves

  Pro forma reserve estimates at December 31, 1997 are based on reports prepared by independent petroleum engineers for proved reserves of the Company and reports prepared by the Company's internal engineers and reviewed by independent engineers for proved reserves of the East Texas Acquisition.

  Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

          PRO FORMA PROVED OIL AND GAS RESERVES AT DECEMBER 31, 1997

                                                OIL (BBLS) GAS (MCF) NGLS (BBLS)
                                                ---------- --------- -----------
                                                         (IN THOUSANDS)
Proved Reserves................................   49,453   1,075,775   13,810
                                                  ======   =========   ======
Proved Developed Reserves......................   35,200     895,474   11,494
                                                  ======   =========   ======

 Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

  The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

  The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices, used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

PRO FORMA STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AT DECEMBER
                                   31, 1997

                                                                  (IN THOUSANDS)
                                                                  --------------
   Future cash inflows...........................................   $3,262,889
   Future costs:
     Production..................................................   (1,182,427)
     Development.................................................     (177,348)
                                                                    ----------
   Future net cash flows before income tax.......................    1,903,114
   Future income tax.............................................     (350,389)
                                                                    ----------
   Future net cash flows.........................................    1,552,725
   10% annual discount...........................................     (696,902)
                                                                    ----------
   Standardized measure..........................................   $  855,823
                                                                    ==========


5. PRO FORMA DATA EXCLUDING THE EAST TEXAS ACQUISITION

  The following are pro forma consolidated results of operations and balance sheet data, presented on the basis described in Note 1, including the effects of the Offerings, but excluding the effects of the East Texas Acquisition:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
   CONSOLIDATED STATEMENT OF OPERATIONS
     Revenues....................................................   $ 237,515
     Expenses....................................................     204,719
                                                                    ---------
     Income before income tax....................................      32,796
     Income tax..................................................      11,150
                                                                    ---------
     Net income..................................................   $  21,646
                                                                    =========
                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                       1997
                                                                  --------------
                                                                  (IN THOUSANDS)
   CONSOLIDATED BALANCE SHEET DATA
     Net property and equipment..................................   $ 723,836
                                                                    =========
     Total assets................................................   $ 788,455
                                                                    =========
     Long-term debt..............................................   $ 405,696
                                                                    =========

                       SELECTED HISTORICAL FINANCIAL DATA

  The following table presents, as of the dates and for the periods indicated, summary financial data for the Company. The financial information for each of the five years in the period ended December 31, 1997 has been derived from the Company's audited consolidated financial statements. The Company's audited consolidated financial statements as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, are incorporated herein by reference. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein and the Company's consolidated financial statements and the notes thereto incorporated herein by reference. The pro forma financial data set forth below is unaudited and does not necessarily represent results that would have occurred if the acquisitions had taken place on the basis assumed and is not necessarily indicative of future combined operations.

                                                YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------------------
                                                                                           PRO FORMA
                                                                               PRO FORMA  AS ADJUSTED
                            1993         1994   1995(a)     1996     1997       1997(b)     1997(c)
                          --------     -------- --------  -------- --------    ---------- -----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(d):
 Revenues:
 Oil and condensate.....  $ 39,747     $ 53,324 $ 60,349  $ 75,013 $ 75,223    $   82,144 $   82,144
 Gas and natural gas
  liquids...............    34,649       38,389   40,543    73,402  110,104       234,071    234,071
 Gas gathering,
  processing and
  marketing.............     3,717        4,274    7,091    12,032    9,851         9,851      9,851
 Other..................        69          288    4,922       944    5,494         5,494      5,494
                          --------     -------- --------  -------- --------    ---------- ----------
 Total revenues.........    78,182       96,275  112,905   161,391  200,672       331,560    331,560
                          --------     -------- --------  -------- --------    ---------- ----------
 Expenses:
 Production.............    29,223       32,368   35,338    39,365   43,580        62,280     62,280
 Exploration............       --           --       --        --     2,088(e)      2,088      2,088
 Taxes on production and
  property..............     6,706        8,586    8,646    11,944   16,405        30,088     30,088
 Depreciation, depletion
  and amortization......    25,108       31,709   36,892    37,858   47,721        93,331     93,331
 Impairment(a)..........       --           --    20,280       --       --            --         --
 General and
  administrative........     9,863        8,532   13,156    16,420   15,818        11,081     11,081
 Gas gathering and
  processing............     1,492        1,646    2,528     6,905    8,517         8,517      8,517
 Interest net...........     5,464        8,034   12,523    17,072   26,677        55,305     46,107
 Trust development
  costs.................       695          622      561       854      665           665        665
                          --------     -------- --------  -------- --------    ---------- ----------
 Total expenses.........    78,551       91,497  129,924   130,418  161,471       263,355    254,157
                          --------     -------- --------  -------- --------    ---------- ----------
 Income (loss) before
  income tax and
  extraordinary item....      (369)       4,778  (17,019)   30,973   39,201        68,205     77,403
 Income tax expense.....     3,643        1,730   (5,825)   10,669   13,517        23,378     26,505
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)
  before extraordinary
  item..................    (4,012)       3,048  (11,194)   20,304   25,684        44,827     50,898
 Extraordinary item.....       --           --       656       --       --            --         --
                          --------     -------- --------  -------- --------    ---------- ----------
 Net income (loss)......    (4,012)       3,048  (10,538)   20,304   25,684        44,827     50,898
 Preferred stock
  dividends.............       --           --       --        514    1,779         1,779      1,779
                          --------     -------- --------  -------- --------    ---------- ----------
 Earnings (loss)
  available to common
  stock.................  $ (4,012)(f) $  3,048 $(10,538) $ 19,790 $ 23,905    $   43,048 $   49,119
                          ========     ======== ========  ======== ========    ========== ==========
 Earnings per common
  share(g):
 Basic..................  $  (0.12)    $   0.09 $  (0.28) $   0.50 $   0.60    $     1.08 $     1.05
 Diluted................  $  (0.12)    $   0.08 $  (0.28) $   0.48 $   0.59    $     1.05 $     1.02
 Weighted average shares
  outstanding(g)........    32,682       35,829   38,072    39,913   39,773        39,773     46,976
CONSOLIDATED BALANCE
 SHEET DATA(d):
 Property and equipment,
  net...................  $228,551     $244,555 $364,474  $450,561 $723,836    $  968,836 $  968,836
 Total assets...........   258,019      292,451  402,675   523,070  788,455     1,033,455  1,033,455
 Long-term debt.........   111,750      142,750  238,475   314,757  539,000       784,000    650,696
 Shareholders' equity...   115,168      113,333  130,700   142,668  170,243       170,243    303,547
OTHER FINANCIAL DATA(d):
 EBITDA(h)..............  $ 30,351     $ 44,777 $ 54,068  $ 85,541 $113,599    $  216,841 $  216,841
 Capital expenditures...   105,228       49,608  190,311   146,568  347,441           N/A        N/A
 Cash provided by
  operating activities..    32,209       42,293   32,938    59,694   98,006           N/A        N/A

--------
Footnotes on following page

Footnotes
(a) In 1995, the Company recorded a non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.
(b) Includes pro forma adjustments for the effects of the San Juan Acquisition and other acquisitions during 1997 and the effects of the expected East Texas Acquisition as though these transactions occurred on January 1, 1997 for purposes of the consolidated statement of operations data and December 31, 1997 for purposes of the consolidated balance sheet data.
(c) Includes additional pro forma adjustments for the effects of the Offerings and application of the net proceeds as discussed under "Use of Proceeds."
(d) Significant producing property acquisitions in each of the years presented affect the comparability of period-to-period financial operating and other data.
(e) Primarily includes geological and geophysical costs related to the 1997 exploration program. Exploration expenses were not material in prior periods.
(f) Includes effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities recorded upon the merger between the Company with the former partnership.
(g) After giving effect to 3-for-2 stock splits on March 19, 1997 and February 25, 1998.
(h) Earnings before interest, income tax and depreciation, depletion, amortization and impairment. EBITDA is not intended to represent cash flow in accordance with generally accepted accounting principles and does not represent the measure of cash available for distribution. EBITDA is not intended as an alternative to earnings available to common stock or net income.

                       SUMMARY RESERVE AND OPERATING DATA

                                            YEAR ENDED DECEMBER 31,
                          ---------------------------------------------------------------
                                                                               PRO FORMA
                            1993      1994     1995      1996          1997     1997(a)
                          --------  -------- -------- ----------    ---------- ----------
                           (IN THOUSANDS, EXCEPT DAILY PRODUCTION AND PER UNIT DATA)
PROVED RESERVES(b):
 Oil (Bbls).............    21,082    33,581   39,988     42,440        47,854     49,453
 Gas (Mcf)..............   169,119   177,061  358,070    540,538       815,775  1,075,775
 Natural gas liquids
  (Bbls)................       --        --       --         --         13,810     13,810
 Barrels of oil
  equivalent (BOE)......    49,269    63,091   99,666    132,530       197,627    242,559
 Estimated future net
  cash flows, before
  income tax............  $309,244  $406,128 $712,907 $1,737,024    $1,484,542 $1,903,114
 Present value of
  estimated future net
  cash flows, discounted
  at 10%:
 Before income tax......  $189,968  $247,946 $405,706 $  946,150(c)  $ 782,322 $1,029,721
 After income tax.......   173,294   213,146  335,156    706,481       642,109    855,823
AVERAGE DAILY
 PRODUCTION:
 Oil (Bbls).............     6,968     9,497    9,677      9,584        10,905     11,860
 Gas (Mcf)..............    51,260    58,182   78,408    101,845       135,855    270,142
 Natural gas liquids
  (Bbls)................       --        --       --         --            220      2,704
 Barrels of oil
  equivalent (BOE)......    15,511    19,194   22,745     26,558        33,768     59,588
AVERAGE SALES PRICE(d):
 Oil (per Bbl)..........  $  15.63  $  15.38 $  17.09 $    21.38    $    18.90 $    18.98
 Gas (per Mcf)..........  $   1.85  $   1.81 $   1.42 $     1.97    $     2.20 $     2.27
 Natural gas liquids
  (per Bbl).............       --        --       --         --     $     9.66 $    10.61
 Production Costs (per
  BOE)..................  $   5.16  $   4.62 $   4.26 $     4.05    $     3.54 $     2.86
 Production and property
  taxes (per BOE).......  $   1.19  $   1.23 $   1.04 $     1.23    $     1.33 $     1.38
RESERVE ADDITIONS
 (BOE)(b):
 Acquisitions...........    12,351     4,486   31,508     27,118        58,425
 Extensions, discoveries
  and revisions.........    (2,744)   16,840   15,426     15,725        24,729
                          --------  -------- -------- ----------    ----------
 Total additions........     9,607    21,326   46,934     42,843        83,154
                          ========  ======== ======== ==========    ==========
 Costs incurred:
 Acquisitions...........  $ 87,064  $ 28,100 $131,342 $  105,815     $ 255,627
 Development and
  exploration...........    19,462    21,826   21,061     45,038        88,643
                          --------  -------- -------- ----------    ----------
 Total costs incurred...  $106,526  $ 49,926 $152,403 $  150,853     $ 344,270
                          ========  ======== ======== ==========    ==========

--------
(a) Pro forma data assume the San Juan Acquisition, other 1997 acquisitions and the East Texas Acquisition (see "Recent Developments") had been completed on January 1, 1997 for purposes of average daily production and average sales price data and on December 31, 1997 for purposes of proved reserve data.
(b) Proved reserves are estimated annually using oil and gas prices and production and development costs as of December 31 of each year, without escalation.
(c) Calculated using the Company's average oil price of $24.25 per Bbl and average gas price of $3.02 per Mcf at December 31, 1996. Based on an oil price of $20.00 per Bbl and a gas price of $2.00 per Mcf at December 31, 1996 the discounted present value of cash flows before income taxes of the Company's proved reserves as of December 31, 1996 would have been $599.9 million.
(d) Average sales price data includes the effects of hedging activities which have not been significant.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Cross Timbers Oil Company ("the Company") was organized in October 1990 to ultimately acquire the business and properties of predecessor entities that were created from 1986 through 1989. The Company completed its initial public offering of common stock in May 1993.

  The Company follows the successful efforts method of accounting (see Note 1 to Consolidated Financial Statements). As of October 1, 1995, the Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, recording a pre-tax, non-cash impairment charge of $20.3 million. The Company has implemented the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but continues to record compensation of stock-based awards using Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. As of December 31, 1997, the Company adopted SFAS No. 128, Earnings Per Share, which requires that basic and diluted earnings per share be reported for all periods. In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting of Comprehensive Income, and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. The Company will be required to comply with the provisions of these statements in its 1998 financial statements. The Company has not assessed the effect that these new standards will have on its consolidated financial statements and/or disclosures.

  In addition to the adoption of accounting principles described above, the following events affect the comparative results of operations and/or financial condition for the years ended December 31, 1997, 1996 and 1995, and/or may impact future operations and financial condition. Throughout Management's Discussion and Analysis of Financial Condition and Results of Operations, references to barrels of oil equivalent ("BOE") refer to quantities of production for the indicated period (with gas quantities converted to barrels on an energy equivalent ratio of six Mcf to one barrel).

  Three-for-Two Stock Splits. The Company effected a three-for-two stock split on March 19, 1997, and on February 25, 1998. All common stock shares, treasury stock shares and per share amounts have been retroactively restated to reflect both stock splits.

  1998 Acquisition. On February 25, 1998, the Company announced it had entered into a definitive agreement with EEX Corporation to acquire producing properties and undeveloped acreage in East Texas. The transaction is expected to close in late April 1998 with an effective date of January 1, 1998 and to be financed through bank lines of credit. After purchase price adjustments, the preliminary purchase price of $265 million is expected to be reduced to $245 million.

  1997 Acquisitions. During 1997, the Company acquired predominantly gas-producing properties for a total cost of $256 million. The San Juan Acquisition, the largest of these acquisitions, closed December 1, 1997 for an estimated adjusted purchase price of $195 million, including $5.7 million for five-year warrants to purchase 937,500 shares of the Company's common stock at $15.31 per share, and consisted of producing oil and gas properties in the San Juan Basin of New Mexico. On May 14, 1997, the Company acquired primarily gas-producing properties in Oklahoma, Kansas and Texas for an estimated adjusted purchase price of $39 million from a subsidiary of Burlington Resources, Inc. During 1997, the Company acquired an additional 6% of the publicly traded outstanding units of beneficial interest in Cross Timbers Royalty Trust, at a cost of $5.4 million. These 1997 acquisitions were primarily funded by bank borrowings and cash flow from operations (see "Liquidity and Capital Resources--Financing" below). See Note 10 to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Consolidated Financial Statements") incorporated by reference herein.

  1996 Acquisitions. In 1996, the Company acquired primarily gas-producing properties for a total cost of $106 million. The Enserch Acquisition, the largest of these acquisitions, closed in July 1996 at a cost of $39.4 million and primarily consisted of operated interests in the Green River Basin of southwestern Wyoming. In

November 1996, the Company acquired additional interests in the Fontenelle Unit, the most significant property included in the Enserch Acquisition, at a cost of $12.5 million. In December 1996, the Company acquired primarily operated interests in gas-producing properties in the Ozona area of the Permian Basin of West Texas for $28.1 million. From July through December 1996, the Company acquired 16% of the publicly traded outstanding units of beneficial interest in Cross Timbers Royalty Trust at a total cost of $12.8 million. These 1996 acquisitions were primarily funded by bank borrowings. See
Note 10 to Consolidated Financial Statements.

  1995 Acquisitions. During 1995, the Company acquired predominantly gas-producing properties for a total cost of $131 million, and a gas processing plant and gathering facility for $29 million. The Santa Fe Acquisition, the largest of these acquisitions, closed on August 1, 1995 and consisted of mostly operated properties and related facilities in the Hugoton Field of Kansas and Oklahoma. The 1995 acquisitions were primarily funded by bank borrowings and proceeds from the 1995 common stock offering and asset sales. See Note 10 to Consolidated Financial Statements.

  1997, 1996 and 1995 Development and Exploration Programs. During 1997, the Company drilled 60 oil and 109 gas wells and completed 100 recompletions and workovers. During 1996, the Company drilled 48 oil wells and 52 gas wells and completed 125 recompletions and workovers. In 1995, the Company drilled 40 wells and performed 61 recompletions and workovers. Oil development was concentrated in the Prentice Northeast Unit of West Texas during these three years, as well as the University Block 9 Field during 1997. Gas development focused on the Ozona Field of West Texas in the last half of 1997, the Fontenelle Unit of southwestern Wyoming during 1997 and 1996 and Major County, Oklahoma during 1996 and 1995. Exploration activity during 1997 was primarily geological and geophysical analysis, including seismic, of undeveloped properties at total cost of $2.1 million. Exploration activity was concentrated in Cleveland and Texas counties of Oklahoma, Henderson County, Texas, Lea County, New Mexico and the Illinois Basin. Exploratory expenditures were insignificant in 1996 and 1995.

  1998 Development and Exploration Program. The Company has budgeted $70 to $90 million for its 1998 development and exploration program which is expected to be funded primarily by cash flow from operations. Exploration expenditures are expected to be 10% to 15% of the 1998 budget. The total capital budget, including acquisitions, will be adjusted throughout 1998 to capitalize on opportunities offering the highest rates of return.

  1997 Senior Subordinated Notes. The Company sold $125 million of 9 1/4% senior subordinated notes on April 2, 1997 and $175 million of 8 3/4% senior subordinated notes on October 28, 1997. Net proceeds of $121.1 million and $169.9 million from the 9 1/4% Notes and 8 3/4% Notes, respectively, were used to reduce bank borrowings under the Company's loan agreement. See Note 2 to Consolidated Financial Statements.

  1997 and 1996 Conversion of Subordinated Notes. During November and December 1996, $27.7 million principal of the Company's 5 1/4% convertible subordinated notes was converted by noteholders into 2,696,521 shares of common stock. In January 1997, the remaining principal of $29.7 million was converted by noteholders into 2,892,363 shares of common stock and $29,000 was redeemed.

  1996 Preferred Stock Exchange. In September 1996, pursuant to the Company's exchange offer, a total of 2,979,249 shares of common stock were exchanged for 1,138,729 shares of Series A convertible preferred stock. See Note 5 to Consolidated Financial Statements.

  1995 Common Stock Offering. In August 1995, the Company sold 5,062,500 shares of common stock. The net proceeds of $29.5 million from this offering were used to partially fund the Santa Fe Acquisition.

  1997 and 1996 Treasury Stock Purchases. As part of its 1997 and 1996 strategic acquisition plans, the Board of Directors has authorized the purchase of a total of 7.5 million shares of the Company's common stock. During 1997 and 1996, the Company purchased 2.4 million and 2.9 million shares of common stock on the open market at a total cost of $28 million and $30.7 million, respectively. An additional 484,000 shares have been purchased through March 20, 1998 at a cost of $7.5 million. These purchases were primarily funded by bank borrowings. As of March 20, 1998, 1.7 million treasury shares remain available to purchase.

  Investment in Equity Securities. During 1997 and 1996, the Company acquired less than 5% of two publicly traded independent oil and gas producers at a total cost of $6.5 million and $16.1 million, respectively. During 1997, the Company sold its investment in equity securities at a gain of $2.4 million. The Company realized a gain of $1.6 million upon the sale of an investment in equity securities during 1995.

  Property Sales. In 1997, 1996 and 1995, sales of producing properties resulted in net gains of $1.8 million, $500,000 and $3 million, respectively.

  Stock Incentive Compensation. Stock incentive compensation includes stock appreciation right ("SAR") compensation and performance share compensation, and is the result of these stock awards and subsequent increases in the Company's stock price. See Note 9 to Consolidated Financial Statements incorporated by reference herein. During 1997, stock incentive compensation totaled $3.7 million, which included SAR compensation of $400,000 (cash payments of $300,000) and non-cash performance share compensation of $3.3 million. In 1996, stock incentive compensation totaled $6.2 million, which included SAR compensation of $3.7 million (cash payments of $7.1 million, partially offset by prior accruals) and non-cash performance share compensation of $2.5 million. During 1995, stock incentive compensation totaled $5.1 million, which included SAR compensation of $2.3 million (cash payments of $800,000) and non-cash performance share compensation of $2.8 million. Exercises and forfeitures under the 1991 Stock Incentive Plan have reduced outstanding stock incentive units (including SARs) from 836,000 at year-end 1995 to 51,000 at year-end 1996, and 25,000 at year-end 1997.

  Extraordinary Item. During 1995, the Company recognized an extraordinary gain of $700,000 (net of income tax of $300,000) as a result of the purchase and early retirement of $8.3 million principal amount of the Company's 5 1/4% convertible subordinated notes. In 1996, the Company redeemed, purchased and retired a total of $9 million principal amount of the notes at a loss before income tax of $400,000. This loss was not presented as an extraordinary item because it was not material to 1996 earnings.

  Product Prices. Oil and gas prices are affected not only by supply and demand factors, but are also subject to substantial seasonal, political and other fluctuations that are generally beyond the ability of the Company to control or predict.

  Crude oil prices are generally affected by global politics and supply, particularly among OPEC members. The average posted per barrel price of West Texas Intermediate ("WTI") oil, a benchmark crude, was $18.63, $20.45 and $16.77 in 1997, 1996 and 1995, respectively. Despite the anticipation of and eventual resumption of Iraqi exports, oil prices reached their highest levels since the 1990 Persian Gulf War during fourth quarter 1996 and January 1997. After demand slightly outpaced supply in January 1997, the crude oil market remained in balance during most of the year, supporting prices in the range of $17 to $20 per barrel, before sliding to an average posted WTI price of $16.18 in December. Further declines in 1998 have resulted in an average posted WTI price of $14.22 for January and February. The recent weakening in oil prices is due to increased OPEC production following its November 1997 decision to increase quotas, as well as increased non-OPEC production from the North Sea and Latin America. The price decline has also been attributed to mild winters in the U.S. and Europe and the sudden drop in demand from depressed economies in the Far East. After hitting a decade-low of $11.00, prices in late March 1998 began to increase upon news that some of the major oil exporting countries planned to meet regarding curtailment of production. Based on 1997 production, the Company estimates that a $1.00 per barrel increase or decrease in the average oil sales price would result in approximately a $3.8 million change in 1998 annual income before income tax.

  Natural gas prices are generally influenced by national and regional supply and demand, which is often dependent upon the weather. Specific gas prices are also based on the location of production, pipeline capacity, gathering charges and the energy content of the gas. Throughout most of 1995, gas prices were relatively weak, primarily because of unseasonably warm weather. Gas prices increased in fourth quarter 1995 and continued their upward spiral through February 1996 because of low storage levels and colder than expected weather. Generally because of colder weather, storage concerns and U.S. economic growth, prices remained relatively high during most of 1996 and 1997, reaching their highest levels since 1985. Gas prices declined, however, in December 1997 and have remained lower in first quarter 1998, primarily because of an abnormally mild winter in the central and eastern U.S. and elevated storage levels. Despite continued growth in domestic demand, 1998 gas prices will largely depend on the weather, gas storage levels, increased supplies resulting from domestic exploration and Canadian imports, and price competition from other energy sources. Based on 1997 production, the Company estimates that a $0.10 per Mcf increase or decrease in the average gas sales price would result in approximately a $4.5 million change in 1998 annual income before income tax. See Note 6 to Consolidated Financial Statements incorporated by reference herein regarding commodity price hedging instruments the Company has entered to reduce its exposure to gas price fluctuations.

RESULTS OF OPERATIONS

 1997 Compared to 1996

  Earnings available to common stock for 1997 were $23.9 million as compared with $19.8 million for 1996. This significant improvement in earnings was the result of higher gas prices and increased gas production from the 1996 and 1997 acquisitions and development programs. Results for 1997 and 1996 included the effects of stock incentive compensation of $3.7 million and $6.2 million, respectively. Also included in 1997 results were net gains on sale of properties and equity securities of $1.8 million and $2.4 million, respectively, and lawsuit settlement proceeds of $1.3 million. A $500,000 gain on sale of properties was included in 1996 results. Earnings for 1997 and 1996 were reduced by dividends of $1.8 million and $500,000, respectively, on preferred stock issued in September 1996.

  Revenues for 1997 were $200.7 million, or 24% above 1996 revenues of $161.4 million. Oil revenue remained constant as a 13% increase in oil production was offset by a 12% decrease in oil prices from an average of $21.38 in 1996 to $18.90 in 1997 (see "General--Product Prices" above). Increased production was primarily because of the 1997 acquisitions and development programs.

  Gas revenue increased $36.7 million or 50% because of a 33% increase in production combined with a 12% price increase (see "General--Product Prices" above). Increased gas production was attributable to the 1996 and 1997 acquisitions and development programs. Gas revenues for 1997 also included $800,000 from San Juan Basin natural gas liquids production attributable to the December 1997 San Juan Acquisition.

  Gas gathering, processing and marketing revenues decreased $2.2 million primarily because of a decrease in margin and gas volumes. Other revenues increased $4.6 million primarily because of increased net gains on sale of properties and equity securities and lawsuit settlement proceeds received in 1997.

  Expenses for 1997 totaled $161.5 million as compared with total 1996 expenses of $130.4 million. All expenses other than general and administrative expense increased in 1997 primarily because of the 1996 and 1997 acquisitions and exploration and development programs.

  Production expense increased $4.2 million or 11%. Per BOE, production expense decreased from $4.05 to $3.54. This decrease is primarily because of the lower operating costs of gas-producing properties acquired in 1996 and 1997, the timing of workovers, increasing production without comparable increases in lifting costs and other operating efficiencies initiated after acquiring operated properties. Exploration expenses for 1997 totaled $2.1 million, and were predominantly geological and geophysical costs related to the 1997 exploration program. Exploration costs in 1996 and prior were included in production expense since not significant.

  Taxes on production and property increased 37% or $4.5 million because of increased oil and gas revenues, as well as increased property taxes related to the 1996 and 1997 acquisitions. Taxes on production and property per BOE increased 8% from $1.23 to $1.33 because of increased gas prices and higher property tax rates.

  Depreciation, depletion and amortization ("DD&A") increased $9.9 million, or 26%, primarily because of the 1996 and 1997 acquisitions and development programs. On a BOE basis, DD&A decreased slightly from $3.89 in 1996 to $3.87 in 1997.

  General and administrative expense decreased $602,000, or 4%, because of a $2.5 million decrease in stock incentive compensation, partially offset by increased expenses from Company growth. Excluding stock incentive compensation, general and administrative expense per BOE was $0.99 in 1997 as compared to $1.04 in 1996.

  Gas gathering and processing expense increased $1.6 million or 23%. This increase was primarily because of rental expense related to the Tyrone plant and gathering system lease that began in March 1996 and the Major County, Oklahoma gathering system lease that began in November 1996. This increase offsets related decreases in DD&A and interest.

  Interest expense increased $9.6 million or 56% because of a 36% increase in weighted average borrowings to partially fund the 1996 and 1997 acquisitions and purchases of treasury stock, combined with a 20% increase in the weighted average interest rate. Weighted average principal outstanding during 1997 was $351 million at an average interest rate of 7.6% compared with weighted average principal of $259 million at 6.4% for 1996. Interest expense per BOE increased from $1.76 in 1996 to $2.16 in 1997 primarily as the result of an increase in the weighted average interest rate (primarily attributable to the senior subordinated notes sold in April and October 1997), as well as the result of financing expenditures for other than oil and gas producing properties (investment in equity securities and treasury stock purchases) with bank and other short-term borrowings.

 1996 Compared to 1995

  Earnings available to common stock for 1996 were $19.8 million as compared to a net loss of $10.5 million for 1995. Significantly improved results were because of higher oil and gas prices and increased gas production from the 1995 and 1996 acquisitions and development programs. Additionally, 1995 results included a $20.3 million, pre-tax, non-cash impairment charge recorded upon adoption of SFAS 121. Results for 1996 and 1995 included the effects of stock incentive compensation of $6.2 million and $5.1 million, respectively. Also included in 1995 results were net gains on sale of properties and equity securities of $3 million and $1.6 million, respectively, and a $700,000 extraordinary gain on the Company's purchase and retirement of a portion of its convertible subordinated notes. Earnings for 1996 have been reduced by dividends of $500,000 on preferred stock that was issued in September 1996.

  Revenues for 1996 were $161.4 million, or 43% above 1995 revenues of $112.9 million. Oil revenue increased $14.7 million or 24% primarily because of a 25% increase in oil prices from an average of $17.09 in 1995 to $21.38 in 1996 (see "General--Product Prices" above). The Company's 1996 average oil price was above the average WTI price of $20.45 because of improved oil marketing margins. Oil production declined 1% from 1995 to 1996 primarily because of property sales and natural decline, largely offset by the effects of the 1995 and 1996 acquisitions and development programs.

  Gas revenue increased $32.9 million or 81% because of a 39% price increase (see "General--Product Prices" above) combined with a 30% increase in production. Increased gas production was attributable to the 1995 and 1996 acquisitions and development programs.

  Gas gathering, processing and marketing revenues increased $4.9 million primarily because of revenues from the gas processing plant and gathering facility acquired as part of the Santa Fe Acquisition on August 1, 1995. Other revenues decreased $4 million primarily because of net gains on sale of properties and equity securities in 1995.

  Expenses for 1996 totaled $130.4 million as compared with total 1995 expenses of $129.9 million. Expenses for 1995 included the $20.3 million impairment charge recorded upon adoption of SFAS No. 121 in October 1995. All expenses other than impairment increased in 1996 primarily because of the 1995 and 1996 acquisitions.

  Production expense increased $4 million or 11%. Per BOE, production expense decreased from $4.26 to $4.05. This decrease is primarily because the 1995 and 1996 acquisitions were predominantly gas-producing properties that generally have lower production costs per BOE.

  Taxes on production and property increased 38% or $3.3 million because of increased oil and gas revenues. Taxes on production and property per BOE increased 18% from $1.04 to $1.23 primarily because of higher oil and gas prices.

  DD&A increased $1 million, or 3%, primarily because of the 1995 and 1996 acquisitions and development programs. On a BOE basis, DD&A decreased from $4.44 in 1995 to $3.89 in 1996. Decreased DD&A per BOE is the result of increased proved reserve estimates at January 1, 1996, reduced depletable costs resulting from the SFAS 121 provision recorded in fourth quarter 1995, and the sale and operating leaseback of the Tyrone gas processing plant and related gathering system.

  General and administrative expense increased $3.3 million, or 25%, because of Company growth and increased stock incentive compensation. Excluding stock incentive compensation, general and administrative expense per BOE was $1.04 in 1996 as compared to $0.97 in 1995.

  Gas gathering and processing expense increased from $2.5 million in 1995 to $6.9 million in 1996. This increase was primarily because of rental expense related to the Tyrone plant and gathering system lease that began in March 1996. This increase offsets related decreases in DD&A and interest.

  Interest expense increased $4.5 million or 36% primarily because of increased debt to partially fund the 1995 and 1996 acquisitions and purchases of treasury stock and equity securities. Weighted average principal outstanding during 1996 was $259 million at an average interest rate of 6.4% compared with weighted average principal of $195.1 million at 6.2% for 1995. Interest expense per BOE increased from $1.51 in 1995 to $1.76 in 1996 primarily because of financing expenditures for other than oil and gas producing properties with bank and other short-term borrowings.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity are cash flow from operating activities, public offerings of equity and debt, and bank debt. The Company's cash requirements, other than for operations, are generally for the acquisition, exploration and development of oil and gas properties, and debt and dividend payments. The Company believes that its sources of liquidity are adequate to fund its cash requirements during 1998.

  Cash provided by operating activities was $98 million in 1997, compared with $59.7 million in 1996 and $32.9 million in 1995. The fluctuation from 1996 to 1997 was primarily because of increased gas prices and production, combined with the timing of cash receipts. Before changes in working capital, cash flow from operations was $90 million, $68.3 million and $40.4 million in 1997, 1996 and 1995, respectively.

  The 1997, 1996 and 1995 acquisitions were primarily financed by proceeds from long-term debt borrowings. The 1995 acquisitions were also partially funded by proceeds from a public offering of common stock. Exploration and development expenditures and dividend payments have generally been funded by cash flow from operations.

 Financial Condition

  Total assets increased from $523 million at December 31, 1996 to $788 million at December 31, 1997, primarily because of the 1997 acquisitions. As of December 31, 1997, total capitalization of the Company was $709 million, of which 76% was long-term debt. This compares with capitalization of $457 million at December 31, 1996, of which 69% was long-term debt. The increase in the debt-to-capitalization ratio from year-end 1996 to 1997 is because of increased borrowings under the Company's loan agreement to fund the 1997 acquisitions and other capital expenditures (see "Financing" below).

 Working Capital

  The Company generally uses available cash to reduce bank debt and, therefore, does not maintain large cash and cash equivalent balances. Short-term liquidity needs are satisfied by bank commitments under the loan agreement (see "Financing" below). Because of this, and since the Company's principal source of operating cash flows (i.e., proved reserves to be produced in the following year) cannot be reported as working capital, the Company often has low or negative working capital.

 Financing

  On November 21, 1997, the Company entered into a new revolving credit agreement with commercial banks ("loan agreement"). As of December 31, 1997, the loan agreement had a borrowing base and commitment of $365 million with resulting unused borrowing capacity of $136 million. The interest rate on borrowings at December 31, 1997 was 7.1%. The Company has negotiated a new loan agreement that increases its credit line to $575 million. The Company periodically renegotiates its credit facilities to increase the borrowing commitment and extend the revolving facility; however, there is no assurance that the Company will continue to do so in the future. After the anticipated closing of the East Texas Acquisition in April 1998 and after giving effect to the Offerings, the Company expects the borrowing base and commitment to be $575 million and the available unused borrowing capacity to be approximately $186 million.

  Under the loan agreement, the borrowing base is redetermined annually based on the value and expected cash flow of the Company's proved oil and gas reserves. If outstanding borrowings are greater than the redetermined borrowing base, outstanding borrowings must be reduced to the level of the redetermined borrowing base within a specified period. Otherwise, borrowings under the loan agreement do not mature until June 30, 2003, but may be prepaid at any time without penalty.

  During 1995, the Company purchased and retired $8.3 million principal amount of its 5 1/4% convertible subordinated notes ("5 1/4% Notes"), resulting in an extraordinary gain of $700,000. During 1996, the Company redeemed, purchased and retired a total of $9 million principal amount of the notes at a loss of $400,000, and holders of the 5 1/4% Notes converted principal of $27.7 million into 2,696,521 shares of common stock. In January 1997, the remaining $29.7 million of the 5 1/4% Notes was converted by noteholders into 2,892,363 shares of common stock and $29,000 was redeemed.

  In August 1995, the Company sold 5.1 million shares of common stock for net proceeds of $29.5 million that were used to partially fund the Santa Fe Acquisition. In September 1996, pursuant to the Company's exchange offer, a total of 2,979,249 shares of common stock were exchanged for 1,138,729 shares of Series A convertible preferred stock.

  In April 1997, the Company sold $125 million of 9 1/4% senior subordinated notes ("9 1/4% Notes") and in October 1997, the Company sold $175 million of 8 3/4% senior subordinated notes ("8 3/4% Notes"). Net proceeds of $121.1 million and $169.9 million from the sale of 9 1/4% Notes and the 8 3/4% Notes, respectively, were used to reduce bank borrowings under the loan agreement. See Note 2 to Consolidated Financial Statements.

  The Company filed a shelf registration statement with the Securities and Exchange Commission that became effective on April 10, 1998, to potentially offer securities which may include debt securities, preferred stock, common stock or warrants to purchase debt securities, preferred stock or common stock. The securities will be offered at an aggregate offering price not to exceed $400 million, at prices and on terms to be determined at the time of the sale. Net proceeds from the sale will be used for general corporate purposes, including reduction of bank borrowings under the loan agreement. The shares of Common Stock offered by this Prospectus Supplement are registered pursuant to such shelf registration statement.

 Capital Expenditures

  In May 1997, the Company announced its plan to make strategic acquisitions totaling $260 to $280 million from that date through the end of 1999. As a result of closing the San Juan Acquisition in December 1997 at an estimated cost of $195 million and the expected closing of the East Texas Acquisition in April 1998 at an estimated cost of $245 million, the Company has significantly exceeded this goal. Acquisition costs totaled $255.6 million, $105.8 million and $131.3 million during 1997, 1996 and 1995, respectively. Producing property acquisitions include purchases of outstanding beneficial units ("Units") of Cross Timbers Royalty Trust at a cost of $5.4 million for 6% of the Units in 1997 and $12.8 million for 16% of the Units in 1996. As of December 31, 1997, the Company owned 1,326,300 Units; the Board of Directors has authorized a total purchase of up to two million Units. Acquisitions were primarily funded by bank debt. See Note 10 to Consolidated Financial Statements.

  The Company continues to pursue acquisitions that meet its criteria, although there are no assurances that such properties will be available. The Company plans to fund future acquisitions through a combination of cash flow from operations and bank borrowings; proceeds from public equity and debt transactions may also be utilized.

  In 1997, exploration and development cash expenditures totaled $90.5 million compared with the budget of $70 million. On an incurred basis, exploration and development costs for 1997 totaled $88.6 million. In 1996, exploration and development cash expenditures totaled $32.3 million, compared with the budget of $40 million. The Company has budgeted $70 to $90 million for the 1998 development program. As it has done historically, the Company expects to fund the 1998 development program from cash flow from operations. Since there are no material long-term commitments associated with this budget, the Company has the flexibility to adjust its actual development expenditures in response to changes in product prices, industry conditions, and the effects of the Company's acquisition and development programs.

  A minor portion of the Company's existing properties are operated by third parties which control the timing and amount of expenditures required to develop the Company's interests in such properties. Therefore, the Company can give no assurances regarding the timing or amount of such expenditures.

  To date, the Company's expenditures to comply with environmental or safety regulations have not been significant, and the Company currently does not expect such expenditures to be significant during 1998. However, developments such as new regulations, enforcement policies or claims for damages could result in significant future costs.

 Dividends

  The Board of Directors has declared quarterly dividends of $0.033 per common share since the Company's inception through 1996 and $0.037 per common share in 1997. In January 1998, the Board of Directors increased the quarterly dividend to $0.04 per share, or $6.2 million annually. Continued dividend payments are dependent upon available cash flow, as well as other factors. In addition, the Company's loan agreement restricts the amount of common stock dividends to 25% of operating cash flow for the last four quarters.

  Cumulative dividends on Series A convertible preferred stock are paid quarterly, when declared by the Board of Directors, based on an annual rate of $1.5625 per share, or $1.8 million annually.

 Year 2000

  The Company is in the process of reviewing and making necessary modifications to its computer systems for year 2000 compliance. Costs incurred to date to modify the Company's computer systems have not been material, and future costs are not expected to be material. Timely completion of such modifications is not considered to be a material risk to the Company. The Company currently does not have information regarding the year 2000 compliance status of its major suppliers and customers. In the event that any of the Company's significant suppliers or customers does not timely achieve year 2000 compliance, the Company's operations could be adversely affected.

PRODUCTION IMBALANCES

  The Company has gas production imbalance positions that are the result of partial interest owners selling more or less than their proportionate share of gas on jointly owned wells. Imbalances are generally settled by disproportionate gas sales over the remaining life of the well or by cash payment by the overproduced party to the underproduced party. The Company uses the entitlement method of accounting for natural gas sales. At December 31, 1997, the Company's consolidated balance sheet includes a net receivable of $5.1 million for a net underproduced balancing position of 1,114,000 Mcf of natural gas and 8,049,000 Mcf of carbon dioxide. Production imbalances do not have, and are not expected to have, a significant impact on the Company's liquidity or operations.

DERIVATIVES

  The Company uses derivatives on a limited basis to hedge interest rate and product price risks, as opposed to their use for trading purposes. To reduce variable interest rate exposure on debt, the Company had entered into a series of interest rate swap agreements, the last of which expired September 1996. The Company had no other significant derivative transactions or balances from 1994 to 1997. During the first quarter of 1998, the Company entered into several derivative transactions to hedge its exposure to price fluctuations for gas production from January 1998 through December 2000. See Note 6 to Consolidated Financial Statements.

  On November 19, 1997, the Company's Board of Directors adopted a policy limiting the Company's exposure to derivative instruments. Commodity price hedging is limited to no more than 100% of the Company's oil, gas or NGL production for a six-month period and no more than 50% for a twelve-month period. Interest rate hedges are limited to notional balances not exceeding the Company's outstanding indebtedness. Hedging transactions will be limited to futures and forward sales contracts, standard options and swaps.

                              RECENT DEVELOPMENTS

EAST TEXAS ACQUISITION

  On February 25, 1998, the Company announced that it had entered into a definitive agreement to acquire proved reserves of 270 Bcfe and undeveloped acreage in the East Texas Acquisition for $265 million from EEX Corporation and EEX Operating L.P. The East Texas Properties, located in East Texas and northwestern Louisiana, produce primarily from the Travis Peak, Cotton Valley and Rodessa formations between 7,000 feet and 12,000 feet. The East Texas Properties include 784 gross (600 net) active wells and related gathering facilities. Upon closing, the Company will operate wells representing more than 97% of the value of the properties, which have a reserve-to-production index of almost nine years. The acquisition also includes more than 12,800 net undeveloped acres located primarily in Anderson County, Texas. After giving effect to the acquisition on a pro forma basis, approximately 74% of the Company's proved reserves at December 31, 1997 would have been natural gas. Excluding this acquisition, natural gas constituted 69% of proved reserves at that date.

  The preliminary purchase price of $265 million is expected to be reduced to approximately $245 million by purchase price adjustments for revenues less expenses from the January 1, 1998 effective date through the anticipated closing date in late April 1998. The purchase price is subject to third party consents and other purchase price adjustments. The consummation of the East Texas Acquisition is not a condition of the Offerings. See "Additional Risk Factors--Closing of the East Texas Acquisition."

  The Company's internal engineers estimate proved reserves attributable to the acquisition to be 260 Bcf of natural gas and 1.6 million Bbls of oil, or a total of 270 Bcfe, concentrated in about 88,000 gross (59,000 net) acres at December 31, 1997. Current net daily production is approximately 80 Mmcfe. Proved developed reserves represent 94% of the value of the properties, with direct production costs, excluding production and severance taxes, estimated to be $0.25 per Mcfe.

  The East Texas Properties, which are characterized by complex geology and multiple pay zones, offer numerous production enhancement and development drilling opportunities. The Company believes various opportunities will also be available to enhance the value of the East Texas Properties through modification and installation of artificial lift, improvements to gas compression, workovers, restimulations and recompletions. In addition, more than 100 locations have been identified for drilling during the next few years. Production from the Travis Peak Formation--first established in the 1940s and the most prolific gas-producing formation in the East Texas Basin-- represents 80% of the acquired production. Undeveloped acreage and acreage held by the acquired production also adds to the Company's growing acreage inventory for Cotton Valley Reef exploration.

SAN JUAN ACQUISITION

  During the last quarter of 1997, the Company acquired producing properties located in the San Juan Basin of northwestern New Mexico from a subsidiary of Amoco Corporation. The San Juan Acquisition, which closed December 1, 1997, increased proved reserves at December 31, 1997 by approximately 1.2 million Bbls of oil, 13.8 million Bbls of NGLs and 217 Bcf of natural gas, or a total of 51.2 million BOE. The adjusted purchase price paid by the Company was approximately $195 million, including five-year warrants to purchase 937,500 shares of Common Stock at an exercise price of $15.31 per share.

  The Company has identified 139 infill well sites in the San Juan Acquisition properties, primarily in the Dakota and Fruitland Coal formations relating to
8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. The Company plans to drill 20 operated wells during 1998. In addition, the Company plans to evaluate more than 150 potential infill well sites relating to unproved reserves over the next year.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998

  The following are results of operations for the three months ended March 31, 1998, announced on April 17, 1998, compared with results for the three months ended March 31, 1997.

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                       -------------------
 (IN THOUSANDS, EXCEPT PRODUCTION, PER SHARE AND PER     1997        1998
                    UNIT AMOUNTS)                      ------------------------
Revenues:
  Oil and condensate.................................. $  19,914 $  15,062
  Gas and natural gas liquids.........................    29,524    32,992
  Total revenues......................................    53,494    50,621
Net income............................................ $  11,095 $     261
Earnings (loss) available to common stock............. $  10,650 $    (184)
Earnings per common share:
  Basic............................................... $    0.26 $    0.00
  Diluted............................................. $    0.25 $    0.00
Average sale price:
  Oil (per Bbl)....................................... $   21.36 $   13.99
  Gas (per Mcf)....................................... $    2.62 $    1.96
  Natural gas liquids (per Bbl).......................       --  $    8.47
Average daily production:
  Oil (Bbls)..........................................    10,359    11,959
  Gas (Mcf)...........................................   125,245   176,675
  Natural gas liquids (Bbls)..........................       --      2,332

  First quarter 1998 net income was $261,000 compared to net income of $11.1 million for first quarter 1997. After preferred dividends, earnings (loss) available to common stock for the quarter was ($184,000) or $0.00 per share compared to $10.7 million or $0.26 per share for the first quarter 1997 (adjusted for the February 1998 3-for-2 stock split). Results for the quarter include a 41% increase in gas production to a daily rate of 176.7 Mmcf per day, and a 15% increase in oil production to a daily rate of 11,959 Bbls. Total revenues for the quarter were $50.6 million, a 5% decrease from first quarter 1997 revenues of $53.5 million. Decreased revenues and earnings are primarily the result of a 35% and 25% decrease in average oil and gas prices, respectively, from first quarter 1997 to 1998.

                            BUSINESS AND PROPERTIES

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986, and believes it is one of the most efficient domestic onshore operators in the industry. The Company has grown primarily through acquisitions of reserves, followed by aggressive development activities and the purchase of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico, the Hugoton Field of Oklahoma and Kansas and the Green River Basin of Wyoming. With the East Texas Acquisition, the Company will acquire reserves in the East Texas Basin of Texas and Louisiana. See "Recent Developments."

  The Company has achieved substantial growth in proved reserves, production, revenues and EBITDA over the last five years. The Company increased proved reserves by 336% from 45.4 million BOE as of December 31, 1992 to 197.6 million BOE as of December 31, 1997 at an average acquisition and development finding cost of $3.94 per BOE. Production increased from 5.7 million BOE in 1993 to 12.3 million BOE in 1997, and oil and gas revenues and EBITDA increased from $74.4 million and $30.4 million, respectively, in 1993 to $185.3 million and $113.6 million, respectively, in 1997. The Company's average daily production for 1997 was 10,905 Bbls of oil, 220 Bbls of NGLs and 135,855 Mcf of natural gas, or a total of 33,768 BOE. The Company's average daily production for December 1997 was 11,690 Bbls of oil, 2,596 Bbls of NGLs and 167,157 Mcf of natural gas, or a total of 42,146 BOE.

  As of December 31, 1997, the Company's estimated proved oil and gas reserves totaled 47.9 million Bbls of oil, 13.8 million Bbls of NGLs and 815.8 Bcf of natural gas, or a total of 197.6 million BOE. Approximately 80% of these reserves, on a BOE basis, were proved developed reserves. The average reserve-to-production index for the Company's oil and gas proved reserves at December 31, 1997 was 13.3 years. As of December 31, 1997, the Company owned interests in 7,018 gross (2,483 net) wells and was the operator of wells representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves. The discounted present value of cash flows before income taxes from the Company's estimated proved reserves was $782.3 million at December 31, 1997, based on then current oil and gas prices of $15.50 per barrel and $2.20 per Mcf, respectively. The Company has established a successful development record and from 1993 to 1997 drilled 624 gross (321.5 net) wells, of which 607 gross (310.8 net) were commercially successful. The Company believes that production in 1998 and 1999 will increase significantly as a result of acquisitions completed in 1996 and 1997, the continued development of existing properties and the drilling of certain higher-risk prospects.

  From inception in 1986 through December 31, 1997, the Company replaced 147% of its production through extensions, discoveries and revisions at an average cost of $2.56 per BOE and during 1997, replaced 200% of its production at a cost of $3.75 per BOE. Over the last three years, the Company increased, on a BOE basis, proved reserves per share from 1.8 at year-end 1994 to 5.0 at year-end 1997. The Company incurred capital expenditures in 1997 of $92.6 million for exploration and development, and it has budgeted $70 million to $90 million for capital expenditures in 1998.

  The following table sets forth the total amount spent by the Company to acquire and develop its proved reserves and the amount of such reserves on a BOE basis, from inception in 1986 to December 31, 1997:

                                                              AVERAGE COST
                                             COSTS    BOE (a)   PER BOE
                                           ---------- ------- ------------
                                             (IN THOUSANDS)
   Acquisition of producing properties.... $  882,070 186,288    $4.73
   Exploration and development of
    properties............................    255,387  99,575    $2.56
                                           ---------- -------
     Total................................ $1,137,457 285,863    $3.98
                                           ========== =======

--------
(a) Amounts set forth include proved reserves, on a BOE basis, acquired or added through development since inception of the Company in 1986, and therefore include proved reserves acquired or developed and subsequently produced, distributed or sold.

COMPANY STRENGTHS

  The Company believes that its historical success and future prospects are directly related to its unique combination of strengths, including the following:

  Quality of Existing Properties. The Company's properties are characterized by relatively long reserve lives and highly predictable well production profiles. Based on current production from 2,483 net producing wells, the average reserve-to-production index for the Company's proved reserves at December 31, 1997 was 13.3 years. In general, these properties have extensive production histories and contain significant reserves and production enhancement opportunities. While the Company's properties are geographically diversified, the producing fields are concentrated within each core area, allowing for substantial economies of scale in production and cost-effective application of reservoir management techniques gained from prior operations.

  Substantial Inventory of Drilling Projects. The Company has generated an inventory of approximately 950 potential development drilling locations within its existing properties (of which 480 have been attributed proved undeveloped reserves), which should continue to support future net reserve additions. The San Juan Acquisition added 289 of such locations (139 of which were attributed proved undeveloped reserves). The Company expects that an additional 100 locations will be included in the East Texas Properties (48 of which will be attributed proved undeveloped reserves).

  Proven Acquisition Program. The Company employs a disciplined acquisition program refined by senior management over more than 20 years to augment its core properties and expand its reserve base. The Company's 50 engineering and geoscience professionals use their expertise and experience gained through the management of existing core properties to target acquisition opportunities in the same geographic area or with similar geological and reservoir characteristics. Following an acquisition, these professionals implement development programs based on their expertise and experience to enhance production and reduce costs. Since its inception, the Company has completed producing property acquisitions for an aggregate purchase price of $882 million, representing 186 million BOE of proved reserves. Further, the Company has increased this acquired reserve base by 54% through developing incremental proved reserves of 100 million BOE. In 1996 and 1997, the Company acquired 86 million BOE of proved reserves at an average acquisition cost of $4.17 per BOE. The San Juan Acquisition accounted for 51 million BOE of such proved reserves. The East Texas Properties will provide an additional 45 million BOE.

  Efficient Operations. The Company believes that the nature of its properties, along with the operating expertise and experience of its personnel in its principal geographic regions, have allowed the Company to lower its average lease operating expense ratios per BOE produced. The Company is the operator of properties representing 82% of the present value of cash flows before income taxes (discounted at 10%) from estimated proved reserves, allowing it to control expenses, capital allocation and the timing of development and exploration activities in its fields. This control and the Company's operating expertise have allowed it to reduce substantially production costs of acquired properties. The Company has reduced its average production costs per BOE produced from $5.16 for the year ended December 31, 1993 to $3.54 for the year ended December 31, 1997. The Company's average production costs per BOE produced for the fourth quarter of 1997 was $3.38 ($2.91 pro forma after giving effect to the East Texas Acquisition).

  Experienced Management and Technical Staff. Bob R. Simpson, Steffen E. Palko and certain senior management of the Company have worked together for more than 20 years. Mr. Simpson and Mr. Palko were co-founders of the Company in 1986 and previously served as executive officers of Southland Royalty Company, one of the largest U.S. independent oil and gas producers prior to its acquisition by Burlington Northern, Inc. in 1985. In addition, the Company has 50 engineering and geoscience professionals dedicated to its properties with an average of 17 years of experience. Executive officers and directors of the Company own approximately 10% of the Common Stock (including stock options). No member of management is a Selling Stockholder in the Offerings.

BUSINESS STRATEGY

  The Company's business strategy focuses on growth in value per share through the selective acquisition of high-quality, long-lived, geologically complex oil and gas producing properties and through enhancing the value of these properties by reducing operating costs, improving efficiency and increasing production and reserves.

  Acquiring Long-lived Operated Properties. The Company seeks to acquire long-lived, onshore operated producing properties that (i) contain geologically complex multiple-producing horizons with the potential for increases in reserves and production, (ii) are in the Company's core operating areas or in areas with similar geological and reservoir characteristics and (iii) present opportunities to reduce expenses through more efficient operations. The Company believes that the properties it acquires provide opportunities to increase production and reserves through the implementation of mechanical and operational improvements, workovers, behind-pipe completions, secondary-recovery operations, new development wells and other development activities. The Company also seeks to acquire facilities related to gathering, processing, marketing and transporting oil and gas in areas where it owns reserves. Such facilities can enhance profitability by increasing production and reducing gathering, processing, marketing and transportation costs. In addition, ownership of such facilities provides marketing flexibility, including access to additional markets.

  Increasing Production and Reserves. A principal component of the Company's strategy is to increase production and reserves through aggressive management of operations and low-risk development drilling. The Company believes that its principal properties possess geological and reservoir characteristics that make them well suited for production increases through development and drilling programs. The Company has generated an inventory of approximately 950 potential drilling locations for this program. The Company also reviews operations and mechanical data on operated properties to determine if actions can be taken to reduce operating costs or increase production. These actions include installing, repairing and upgrading lifting equipment, redesigning downhole equipment to improve production from different zones, modifying gathering and other surface facilities and conducting restimulations and recompletions. The Company may also initiate, upgrade or revise existing secondary-recovery operations and drill development wells. As a result of its efforts, proved reserves added by the Company through revisions, extensions and discoveries equaled 163% of production over the five-year period ended December 31, 1997 and 200% of production for 1997.

  Exploration Activities. The Company's strategy has evolved to include allocation of 10% to 20% of its annual capital budget (excluding acquisitions) to higher-risk projects. The Company attempts to select projects that it believes will have the potential to add substantially to proved reserves and cash flow. The Company believes that it can prudently and successfully add growth potential through exploratory activities given improved technology, its experienced technical staff and its expanded base of operations.

SIGNIFICANT PROPERTIES

  The following table summarizes proved reserves and discounted present value, before income tax, of proved reserves by the Company's major operating areas at December 31, 1997 (in thousands):

                                       PROVED RESERVES           DISCOUNTED
                                  --------------------------   PRESENT VALUE
                                                 NATURAL GAS BEFORE INCOME TAX
                                   OIL     GAS     LIQUIDS           OF
                                  (BBLS)  (MCF)    (BBLS)     PROVED RESERVES
                                  ------ ------- ----------- -------------------
Permian Basin.................... 38,960  99,687      --     $  233,739    29.9%
Mid-Continent....................  5,721 167,563      --        175,605    22.4%
San Juan Basin...................  1,228 221,986   13,810       168,787    21.6%
Hugoton..........................    260 161,299      --        111,468    14.3%
Rocky Mountain...................  1,279 154,846      --         80,791    10.3%
Other(a).........................    406  10,394      --         11,932     1.5%
                                  ------ -------   ------    ---------- -------
  Total.......................... 47,854 815,775   13,810    $  782,322   100.0%
                                  ====== =======   ======    ========== =======

--------
(a) Includes 375,000 Bbls and 8,790,000 Mcf and discounted present value before income tax of $9,922,000 related to the Company's 22% ownership of Cross Timbers Royalty Trust Units at December 31, 1997.

Permian Basin Area

  Prentice Field. The Prentice Field is located in Terry and Yoakum Counties, Texas. In 1993, the Company acquired its initial interest in the Prentice Northeast Unit in three separate transactions, accumulating a 62.1% interest. In January 1994, the Company purchased an additional 29.4% interest in the Prentice Northeast Unit, increasing the Company's total ownership to 91.5%. The Company assumed operations of the Unit effective March 1, 1994. Current net production from the 186-well Unit is approximately 3,350 Bbls of oil and 500 Mcf of gas per day. The Company also owns an interest in 80 gross (1.7 net) nonoperated wells.

  Discovered in 1950, the Prentice Field produces from carbonate reservoirs in the Clear Fork and Glorieta formations at depths ranging from 6,000 to 7,000 feet. The Prentice Field has been separated into several waterflood units for secondary recovery operations. The Prentice Northeast Unit was formed in 1964 with waterflood operations commencing a year later. Development potential exists through infill drilling and improvement of waterflood efficiency. Tertiary recovery potential also exists through carbon dioxide flooding.

  During 1997, the Company drilled 31 gross (28.4 net) development wells in the Prentice Northeast Unit. Twenty-four of these wells were 10-acre infill wells and the remaining seven wells were strategically located to extend the prospective area for infill development in the central and northern portion of the Unit. The Company plans to drill a total of up to 25 wells during 1998 depending upon oil prices.

  Russell Field. The Russell Field is located in Gaines County, Texas. The Company owns an interest in 25 gross (23.4 net) wells that it operates and 137 gross (42.6 net) wells operated by others. Current net daily oil and gas production is approximately 900 Bbls and 470 Mcf.

  The Russell Field, discovered in 1943, produces from the San Andres, Glorieta, Middle Clear Fork and Devonian formations at depths ranging from 4,800 to 10,800 feet. Development potential exists through restimulations, recompletions, infill drilling, and the implementation of secondary recovery operations in the Middle Clear Fork and San Andres formations.

  Ozona Area. The Company acquired interests in 1996 in the Henderson, Ozona, and Davidson Ranch fields located in Crockett County, Texas. The Company has interests in 111 gross (64.9 net) wells that it operates and 133 gross (27.5 net) wells operated by others. Current net daily production is approximately
11.3 Mmcf and 58 Bbls.

  Oil and gas were first discovered in the Ozona area in 1962. Production is from the Pennsylvanian Canyon sandstones and Strawn carbonates at depths ranging from 6,500 to 9,000 feet. Development potential for this area includes infill drilling, field extension and delineation drilling, and the possibility of horizontal drilling in the Strawn Formation.

  During 1997, the Company drilled a total of 23 gross (15.4 net) operated wells and participated in 14 gross (2.3 net) wells operated by others, making it one of the Company's most active gas development areas. The Company plans to drill or participate in drilling a total of 34 wells during 1998.

  University Block 9. The University Block 9 Field is located in Andrews County, Texas. The Company owns a 100% working interest in 55 wells that it operates. Current net daily production is approximately 2,570 Bbls of oil and 2,160 Mcf of gas.

  The University Block 9 Field was discovered in 1953. Productive zones are of Wolfcamp, Pennsylvanian and Devonian age at 8,400, 8,700 and 10,400 feet, respectively. The Company operates the Wolfcamp Unit, Penn Unit and 23 of the 24 active Devonian wells. Development potential includes proper wellbore utilization, recompletions, infill drilling and improvement of waterflood efficiency.

  This field was one of the Company's most active oil development areas during 1997, where the Company drilled 16 wells, 6 of which were in the process of drilling at year-end. During 1998, the Company plans to drill up to 20 wells depending upon oil prices.

 Mid-Continent Area

  Major County Area. The Company is one of the largest producers in the Ringwood, Northwest Okeene and Cheyenne Valley fields in Major County, Oklahoma. The Company operates 451 gross (389.4 net) wells and has an interest in 202 gross (45.8 net) wells operated by others. Current net daily oil and gas production is approximately 1,050 Bbls and 33,300 Mcf.

  Oil and gas were first discovered in the Major County area in 1945. The fields in the Major County area are located in the Anadarko Basin and are characterized by oil and gas production from a variety of structural and stratigraphic traps. Productive zones range from 6,500 to 9,400 feet and include the Oswego, Red Fork, Chester, Manning, Mississippian, Hunton and Arbuckle formations.

  The Company develops the Major County area primarily through mechanical improvements, restimulations, recompletions to shallower zones and development drilling. During 1997, the Company participated in the drilling of 32 gross (24.8 net) wells in the western portion of the County, targeted at the Mississippian and Chester formations. The Company has budgeted 24 wells in Major County for 1998.

  A subsidiary of the Company operates a gathering system and pipeline in the Major County area. The gathering system collects gas from 425 wells through 300 miles of pipeline in the Major County area. The gathering system has current throughput of approximately 28,500 Mcf per day, 70% of which is produced from Company-operated wells. Estimated capacity of the gathering system is 40,000 Mcf per day. Gas is delivered to a processing plant owned and operated by a third party, and then transmitted by a 26-mile Company-operated pipeline to connections with other pipelines.

  Since 1994, the Company has operated its Major County gathering system. Through its direct maintenance and management, the Company has achieved operating cost reductions and improved reliability. During 1994 and 1995, the gathering system was converted from centralized to field compression through the installation of four field compression stations. Field compression has allowed the system to operate more efficiently and to expand into previously inaccessible areas.

  Elk City Field. The Elk City Field is located in Beckham and Washita Counties of western Oklahoma. The Company operates the Elk City Unit with 35 gross (31.6 net) wells and owns an interest in 9 gross (1.5 net) wells operated by others. Current net production of the Elk City Field is approximately 160 Bbls of oil and 4,500 Mcf of gas per day.

  The Elk City Field was discovered in 1947 and has been extensively developed. Production is from the Hoxbar (9,500 feet), Atoka (13,100 feet) and Morrow (15,500 feet) zones. The Company's primary development activities in this field have been to initiate mechanical efficiencies and to recomplete additional productive intervals. Recompletions and zone isolations have been successful and additional opportunities for these types of workovers remain in the field. Recent recompletions to the Atoka Formation have resulted in significant reserve additions. There are several other deep wellbores with similar recompletion potential.

 Hugoton Area

  The Hugoton Field, discovered in 1922, covers parts of Texas, Oklahoma and Kansas and is the largest gas field in the United States. It is estimated that 5 million productive acres exist in the entire field. The Company owns an interest in 390 gross (365.9 net) wells that it operates and 84 gross (18.8 net) wells operated by others. Current net production averages approximately 35,900 Mcf of gas per day and 125 Bbls of oil per day.

  Approximately 70% of the Company's Hugoton gas production is delivered to the Tyrone Plant, a gas processing plant operated by the Company. In May 1996, the Company completed the installation of a field compressor on the southern end of the Tyrone gathering system. This unit compresses gas from 45 wells, 39 of which are owned by the Company, and has resulted in a significant production increase. The Company also completed the installation and start-up of a residue compressor and 11.5 miles of high pressure residue pipeline during August 1996. The installation of these facilities allows the Company to operate the Tyrone Plant more efficiently and allows access to three additional interstate pipelines.

  While much of the Kansas portion of the Hugoton Field has been infill drilled on 320-acre spacing, the Company believes that there are up to 40 additional potential infill drilling locations. The Oklahoma portion is drilled on 640-acre spacing. The Company believes that there are approximately 200 potential infill drilling locations, subject to regulatory approval and possibly new legislation being enacted in Oklahoma.

  During 1997, the Company drilled 18 gross (12.1 net) wells to the Chester, Council Grove and Chase formations. The Company plans to drill 12 wells during 1998.

 Rocky Mountain Area

  San Juan Basin. The San Juan Basin of northwestern New Mexico and southwestern Colorado contains the largest reserves of natural gas in the Rocky Mountains and, within the United States, is second in size only to the Hugoton Field. The Company acquired most of its interests in the San Juan Basin in December 1997 from Amoco Corporation. The Company owns an interest in 616 gross (498 net) wells that it operates and 974 gross (177.2 net) wells operated by others. Of these wells, 60 gross (49.8 net) operated wells and 20 gross (3.6 net) non-operated wells are dual completions. Current net daily production averages approximately 39,000 Mcf of gas, 230 Bbls of oil and 2,500 Bbls of natural gas liquids.

  The Company has identified 139 infill wellsites, primarily in the Dakota and Fruitland Coal formations, relating to 8.6 million BOE of proved undeveloped reserves that the Company expects will require approximately $17.3 million to drill and complete. In addition, the Company plans to evaluate more than 150 potential infill wellsites over the next year. The Company plans to drill 20 operated wells during 1998.

  Green River Basin. The Green River Basin is located in southwestern Wyoming. The Company has interests in 147 gross (137.3 net) wells that it operates and 48 gross (8.2 net) wells operated by others in the Fontenelle, Nitchie Gulch and Pine Canyon fields. Current net daily production is approximately 28,100 Mcf of gas and 60 Bbls of oil.

  Gas production was discovered in the Fontenelle area in the early 1970's. The producing reservoirs are the Cretaceous Frontier and Dakota sandstones at depths ranging from 7,500 to 10,000 feet. Development potential for the fields in this area include restimulations, recompletions and development drilling.

  During 1997, the Company drilled 32 gross (29 net) wells in the Fontenelle Unit. The Company plans to drill approximately 15 wells during 1998.

  During 1997, the Company also installed additional field compression to lower overall field operating pressures and to improve overall field performance. The Company also completed an interconnect to another pipeline in the southeastern part of the Fontenelle field that added an additional market for the gas.

RESERVES

  The following are estimated quantities of proved reserves and cash flows therefrom as of December 31, 1997, 1996 and 1995:

                                                         DECEMBER 31,
                                                ------------------------------
                                                  1995      1996       1997
                                                -------- ---------- ----------
                                                        (IN THOUSANDS)
Proved developed:
  Oil (Bbls)...................................   28,946     31,883     33,835
  Gas (Mcf)....................................  320,230    466,412    677,710
  Natural gas liquids (Bbls)...................      --         --      11,494
Proved undeveloped:
  Oil (Bbls)...................................   11,042     10,557     14,019
  Gas (Mcf)....................................   37,840     74,126    138,065
  Natural gas liquids (Bbls)...................      --         --       2,316
Total proved:
  Oil (Bbls)...................................   39,988     42,440     47,854
  Gas (Mcf)....................................  358,070    540,538    815,775
  Natural gas liquids (Bbls)...................      --         --      13,810
Estimated future net cash flows:
  Before income tax............................ $712,907 $1,737,024 $1,484,542
  After income tax............................. $581,888 $1,286,037 $1,193,167
Present value of estimated future net cash
 flows, discounted at 10%:
  Before income tax............................ $405,706 $  946,150 $  782,322
  After income tax............................. $335,156 $  706,481 $  642,109

  Miller and Lents, Ltd. ("Miller and Lents"), an independent petroleum engineering firm, prepared the estimates of the Company's proved reserves and the future net cash flow (and present value thereof) attributable to proved reserves at December 31, 1997, 1996 and 1995. As prescribed by the Securities and Exchange Commission, such proved reserves were estimated using oil and gas prices and production and development costs as of December 31 of each such year, without escalation. See Note 12 to Consolidated Financial Statements for additional information regarding estimated proved reserves.

  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. As a result, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as change in product prices, may justify revision of such estimates. Accordingly, oil and gas quantities ultimately recovered will vary from reserve estimates.

  During 1997, the Company filed estimates of oil and gas reserves as of December 31, 1996 with the U.S. Department of Energy on Form EIA-23. These estimates are consistent with the reserve data reported in Note 12 to Consolidated Financial Statements for the year ended December 31, 1996, with the exception that Form EIA-23 includes only reserves from properties operated by the Company.

EXPLORATION AND PRODUCTION DATA

  For the following data, "gross" refers to the total wells or acres in which the Company owns a working interest and "net" refers to gross wells or acres multiplied by the percentage working interest owned by the Company. Although many of the Company's wells produce both oil and gas, a well is categorized as an oil well or a gas well based upon the ratio of oil to gas production.

 Producing Wells

  The following table summarizes the Company's producing wells as of December 31, 1997, all of which are located in the United States:

                                                        NON-
                                   OPERATED WELLS  OPERATED WELLS    TOTAL(a)
                                   --------------- --------------- -------------
                                   GROSS    NET     GROSS    NET   GROSS   NET
                                   --------------- --------------- ----- -------
   Oil............................    608    552.3   3,139   186.9 3,747   739.2
   Gas............................  1,705  1,447.5   1,566   296.3 3,271 1,743.8
                                   ------ -------- ------- ------- ----- -------
     Total........................  2,313  1,999.8   4,705   483.2 7,018 2,483.0
                                   ====== ======== ======= ======= ===== =======

--------
(a) One gross (1 net) oil well and 79 gross (52.4 net) gas wells are dual completions.

 Drilling Activity

  The following table summarizes the number of development wells drilled by the Company during the years indicated. As of December 31, 1997, the Company was in the process of drilling 29 gross (19.7 net) wells.

                                                    YEAR ENDED DECEMBER 31
                                               ---------------------------------
                                                  1995       1996       1997
                                               ---------- ---------- -----------
                                               GROSS NET  GROSS NET  GROSS  NET
                                               ----- ---- ----- ---- ----- -----
Development Wells:
 Completed as-
  Oil wells...................................   71  17.3   92  45.5   82   53.4
  Gas wells...................................   24  16.8   70  38.1  119   85.9
 Non-productive...............................    2   1.1    4   2.7    5    3.2
                                                ---  ----  ---  ----  ---  -----
 Total........................................   97  35.2  166  86.3  206  142.5
                                                ---  ----  ---  ----  ---  -----
Exploratory Wells:
 Completed as-
  Gas wells...................................  --    --   --    --     2    0.6
 Non-productive...............................  --    --   --    --     1    0.1
                                                ---  ----  ---  ----  ---  -----
 Total........................................  --    --   --    --     3    0.7
                                                ---  ----  ---  ----  ---  -----
  Total(a)....................................   97  35.2  166  86.3  209  143.2
                                                ===  ====  ===  ====  ===  =====

--------
(a) Included in totals are 61 gross (3.2 net), 85 gross (10.4 net) and 57 gross (6.9 net) wells drilled on nonoperated interests in 1995, 1996 and 1997, respectively. Excluded from above totals are 31 gross (0.6 net) and 21 gross (0.4 net) carbon dioxide wells drilled on non-operated interests in 1995 and 1996, respectively.

 Acreage

  The following table summarizes developed and undeveloped leasehold acreage in which the Company owns a working interest as of December 31, 1997. Excluded from this summary is acreage in which the Company's interest is limited to royalty, overriding royalty and other similar interests.

                                                   DEVELOPED(a)(b)  UNDEVELOPED
                                                   --------------- -------------
                                                    GROSS    NET   GROSS   NET
                                                   ------- ------- ------ ------
Oklahoma.......................................... 334,973 278,713    934    753
Texas.............................................  98,143  60,997 23,834 12,917
Kansas............................................  80,500  67,821    --     --
New Mexico........................................ 221,539  95,536  5,534  3,458
Wyoming...........................................  43,811  31,144  1,360    990
Other.............................................   8,929   6,493  7,072  4,644
                                                   ------- ------- ------ ------
  Total........................................... 787,895 540,704 38,734 22,762
                                                   ======= ======= ====== ======

--------
(a) "Developed acres" are acres spaced or assignable to productive wells.
(b) Certain leasehold acreage in Oklahoma and Texas is subject to a 75% net profits interest conveyed to the Royalty Trust.

 Oil and Gas Sales Prices and Production Costs

  The following table shows the average sales prices per Bbl of oil (including condensate), Mcf of gas and per Bbl of natural gas liquids produced and the production costs and production and property taxes per barrel of oil equivalent ("BOE," computed on an energy equivalent basis of 6 Mcf to 1 Bbl):

                                                        YEAR ENDED DECEMBER 31
                                                        -----------------------
                                                         1995    1996    1997
                                                        ------- ------- -------
   Sales prices(a):
     Oil (per Bbl)..................................... $ 17.09 $ 21.38 $ 18.90
     Gas (per Mcf)..................................... $  1.42 $  1.97 $  2.20
     Natural gas liquids (per Bbl).....................     --      --  $  9.66
   Production costs per BOE............................ $  4.26 $  4.05 $  3.54
   Production and property taxes per BOE............... $  1.04 $  1.23 $  1.33

--------
(a) Average sales price data includes the effects of hedging activities which have not been significant.

DELIVERY COMMITMENTS

  Delivery commitments fluctuate continually depending on market prices and conditions. At December 31, 1997, the Company maintained the following commitments.

  The Company sells to a single purchaser approximately 10,000 Mcf of gas per day through July 1998 and 11,650 Mcf of gas per day from August 1998 through July 2005. The Company has also entered contracts with two purchasers to sell a total of 30,000 Mcf per day in March 1998 and 10,000 Mcf per day in April, May and June 1998. Deliveries under these contracts are generally in Oklahoma, where the Company's production and reserves are adequate to meet these sales commitments.

  The Company has committed to sell up to 4,500 Mcf of gas per day to a cogeneration facility under a take-or-pay contract that expires in September 2004. The Company generally purchases gas at market prices to fill this commitment.

COMPETITION AND MARKETS

  The Company faces competition from other oil and gas companies in all aspects of its business, including acquisition of producing properties and oil and gas leases, marketing of oil and gas, and obtaining goods, services and labor. Many of its competitors have substantially larger financial and other resources. Factors that affect the

Company's ability to acquire producing properties include available funds, available information about the property and the Company's standards established for minimum projected return on investment. Because gathering systems are the only practical method for the intermediate transportation of natural gas, competition for natural gas delivery is presented by other pipelines and gas gathering systems. Competition is also presented by alternative fuel sources, including heating oil and other fossil fuels. Because of the long-lived nature of the Company's oil and gas reserves and management's expertise in developing these reserves, management believes that it is effective in competing in the market.

  The Company's ability to market oil and gas depends on many factors beyond its control, including the extent of domestic production and imports of oil and gas, the proximity of the Company's gas production to pipelines, the available capacity in such pipelines, the demand for oil and gas, the effects of weather, and the effects of state and federal regulation. The Company cannot assure that it will always be able to market all of its production or obtain favorable prices. The Company, however, does not currently believe that the loss of any of its oil or gas purchasers would have a material adverse effect on its operations.

  Decreases in oil and gas prices have had, and could have in the future, an adverse effect on the Company's acquisition and development programs, proved reserves, revenues, profitability, cash flow and dividends. See Management's Discussion and Analysis of Financial Condition and Results of Operations, "General--Product Prices."

FEDERAL AND STATE REGULATIONS

  There have been, and continue to be, numerous federal and state laws and regulations governing the oil and gas industry that are often changed in response to the current political or economic environment. Compliance with this regulatory burden is often difficult and costly and may carry substantial penalties for noncompliance. The following are some specific regulations that may affect the Company. The Company cannot predict the impact of these or future legislative or regulatory initiatives.

  Federal Regulation of Natural Gas. The interstate transportation and sale for resale of natural gas is subject to federal regulation, including transportation rates charged and various other matters, by the Federal Energy Regulatory Commission ("FERC"). The Company's gathering system and 26-mile pipeline have been declared exempt from FERC jurisdiction, and therefore, the Company's gathering service is not regulated by FERC. Federal wellhead price controls on all domestic gas were terminated on January 1, 1993. The Company cannot predict the impact of government regulation on any natural gas facilities.

  In 1992, FERC issued Orders Nos. 636 and 636-A, requiring operators of pipelines to unbundle transportation services from sales services and allow customers to pay for only the services they require, regardless of whether the customer purchases gas from such pipelines or from other suppliers. The United States Court of Appeals upheld the unbundling provisions and other components of FERC's orders but remanded several issues to FERC for further explanation. On February 27, 1997, FERC issued Order No. 636-C, addressing the Court's concern. Petitions for rehearing on Order No. 636-C are pending. FERC's order remains subject to judicial review and may be changed as a result of that review. Although FERC's regulations should generally facilitate the transportation of gas produced from the Company's properties and the direct access to end-user markets, the impact of these regulations on marketing the Company's production or on its gas transportation business cannot be predicted. The Company, however, does not believe that it will be affected any differently than other natural gas producers and marketers with which it competes.

  Federal Regulation of Oil. Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at market prices. The net price received from the sale of these products is affected by market transportation costs. A significant part of the Company's oil production is transported by pipeline. The Energy Policy Act of 1992 required FERC to adopt a simplified ratemaking methodology for interstate oil pipelines. In 1993 and 1994, FERC issued Order Nos. 561 and 561-A, adopting rules that establish new rate methods for such pipelines. Under the new rules, effective January 1, 1995, interstate oil pipelines can change rates based on an inflation index, though other rate mechanisms may be used in specific circumstances. The United States Court of Appeals upheld FERC's orders in 1996. The Company cannot predict the effect these rules may have on the cost of moving oil to market.

  State Regulation. The oil and gas operations of the Company are subject to various types of regulation at the state and local levels. Such regulation includes requirements for drilling permits, the method of developing new fields, the spacing and operations of wells and waste prevention. The production rate may be regulated and the maximum daily production allowable from oil and gas wells may be established on a market demand or conservation basis. These regulations may limit the Company's production from its wells and the number of wells or locations the Company can drill.

  The Company may become party to agreements relating to the construction or operations of pipeline systems for the transportation of natural gas. To the extent that such gas is produced, transported and consumed wholly within one state, such operations may, in certain instances, be subject to the state's administrative authority charged with regulating pipelines. The rates the Company could charge for gas, the transportation of gas, and the construction and operation of such pipelines would be subject to the regulations governing such matters. Certain states have recently adopted regulations with respect to gathering systems, and other states are considering regulations with respect to gathering systems. New regulations passed have not had a material effect on the operations of the Company's gathering systems, but the Company cannot predict whether any further rules will be adopted or, if adopted, the effect these rules may have on the Company's gathering systems.

  Federal, State or Indian Leases. The Company's operations on federal, state or Indian oil and gas leases are subject to numerous restrictions, including nondiscrimination statutes. Such operations must be conducted pursuant to certain on-site security regulations and other permits and authorizations issued by the Bureau of Land Management, Minerals Management Service and other agencies.

ENVIRONMENTAL REGULATIONS

  Various federal, state and local laws regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, directly impact oil and gas exploration, development and production operations, and consequently may impact the Company's operations and costs. Management believes that the Company is in substantial compliance with applicable environmental laws and regulations. To date, the Company has not expended any material amounts to comply with such regulations, and management does not currently anticipate that future compliance will have a materially adverse effect on the consolidated financial position or results of operations of the Company.

EMPLOYEES

  The Company had 349 and 306 employees as of December 31, 1997 and 1996, respectively. None of the Company's employees are represented by a union. The Company considers its relations with its employees to be good.

                       BOARD OF DIRECTORS AND MANAGEMENT

EXECUTIVE OFFICERS

  The following is a list of the executive officers of the Company and their principal positions with the Company.

       NAME                          AGE               POSITIONS
       ----                          ---               ---------
Bob R. Simpson......................  49 Chairman of the Board of Directors and
                                          Chief Executive Officer
                                      47 Vice Chairman of the Board and
Steffen E. Palko....................      President
J. Richard Seeds....................  51 Executive Vice President
Louis G. Baldwin....................  48 Senior Vice President and Chief
                                          Financial Officer
                                      38 Senior Vice President--Asset
Keith A. Hutton.....................      Development
Bennie G. Kniffen...................  47 Senior Vice President and Controller
Larry B. McDonald...................  50 Senior Vice President--Operations
Timothy L. Petrus...................  43 Senior Vice President--Acquisitions
Kenneth F. Staab....................  40 Senior Vice President--Engineering
Thomas L. Vaughn....................  51 Senior Vice President--Operations
Vaughn O. Vennerberg II.............  43 Senior Vice President--Land

  The background of these officers is as follows:

  Bob R. Simpson was a co-founder of the Company with Mr. Palko and has been Chairman and Chief Executive Officer of the Company since July 1, 1996. Prior thereto, Mr. Simpson served as Vice Chairman and Chief Executive Officer or held similar positions with the Company since 1986. Mr. Simpson was Vice President of Finance and Corporate Development (1979-1986) and Tax Manager (1976-1979) of Southland Royalty Company.

  Steffen E. Palko was a co-founder of the Company with Mr. Simpson and has been Vice Chairman and President or held similar positions with the Company since 1986. Mr. Palko was Vice President--Reservoir Engineering (1984-1986) and Manager of Reservoir Engineering (1982-1984) of Southland Royalty Company.

  J. Richard Seeds has been a director of the Company since July 1996 and has served as Executive Vice President since May 1997. Mr. Seeds previously was Career Guidance Counselor with the Springtown Independent School District (1993-1997) and an independent personal investment manager (1986-1993). Mr. Seeds was Vice President of Finance and Controller (1979-1986) and Controller (1977-1979) of Southland Royalty Company.

  Louis G. Baldwin has been Senior Vice President and Chief Financial Officer or held similar positions with the Company since 1986. Mr. Baldwin was Assistant Treasurer (1979-1986) and Financial Analyst (1976-1979) at Southland Royalty Company.

  Keith A. Hutton has been Senior Vice President--Asset Development or held similar positions with the Company since 1987. From 1982 to 1987, Mr. Hutton was a Reservoir Engineer with Sun Exploration & Production Company.

  Bennie G. Kniffen has been Senior Vice President and Controller or held similar positions with the Company since 1986. From 1976 to 1986, Mr. Kniffen held the position of Director of Auditing or similar positions with Southland Royalty Company.

  Larry B. McDonald has been Senior Vice President--Operations or held similar positions with the Company since 1990. Prior to that time, Mr. McDonald owned and operated McDonald Energy, Inc. (1986-1990).

  Timothy L. Petrus has been Senior Vice President--Acquisitions or held similar positions with the Company since 1988. Prior to that time, Mr. Petrus was a Vice President with Texas American Bank (1980-1988) and was a Senior Project Engineer with Exxon (1976-1980).

  Kenneth F. Staab has been Senior Vice President of Engineering or held similar positions with the Company since 1986. Prior to that time, Mr. Staab was a Reservoir Engineer with Southland Royalty Company (1982-1986).

  Thomas L. Vaughn has been Senior Vice President--Operations or held similar positions with the Company since 1988. From 1986 to 1988, Mr. Vaughn owned and operated Vista Operating Company.

  Vaughn O. Vennerberg II has been Senior Vice President--Land or held similar positions with the Company since 1987. Prior to that time, Mr. Vennerberg was Land Manager with Hutton Gas Operating Company (1986-1987).

BOARD OF DIRECTORS

  The following is a list of the members of the Company's Board of Directors and their principal occupations.

               NAME                                 PRINCIPAL OCCUPATION
               ----                                 --------------------
 Bob R. Simpson.................. Chairman of the Board of Directors and Chief Executive
                                  Officer
 Steffen E. Palko................ Vice Chairman of the Board and President
 J. Richard Seeds................ Executive Vice President
 J. Luther King, Jr. ............ President, Principal and Principal Portfolio
                                  Manager/Analyst of Luther King Capital Management
                                  Corporation (an investment management firm)
 Jack P. Randall................. President, Randall & Dewey, Inc. (an oil and gas
                                  consulting firm)
 Scott G. Sherman................ Sole owner of Sherman Enterprises (a personal investment firm)

                              SELLING STOCKHOLDER

  The following table sets forth as of April 10, 1998, the number of shares and percentage of the outstanding Common Stock beneficially owned by the Selling Stockholder before and after the Offerings and the amount to be sold in the Offerings.

                                     OWNED BEFORE                 OWNED AFTER
                                       OFFERINGS                   OFFERINGS
                                   ----------------- SHARES TO -----------------
       NAME                         NUMBER   PERCENT  BE SOLD   NUMBER   PERCENT
       ----                        --------- ------- --------- --------- -------
   John T. Lupton Trust........... 1,296,550   3.3%   296,550  1,000,000   2.2%

      CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

  The following is a general summary of certain United States federal income and estate tax consequences expected to result under current law from the purchase, ownership and taxable disposition of Common Stock by a person or entity other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust (a "Non-U.S. Holder"). This summary does not address all of the United States federal income and estate tax considerations that may be relevant to a Non-U.S. Holder in light of its particular circumstances or to Non-U.S. Holders that may be subject to special treatment under United States federal income tax laws (such as insurance companies, tax-exempt organizations, financial institutions, brokers, dealers in securities, and taxpayers that are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States). Furthermore, this summary does not discuss any aspects of state, local or foreign taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (the "IRS") and other applicable authorities, all of which are subject to change, possibly with retroactive effect. Each prospective purchaser of Common Stock is advised to consult its tax advisor with respect to the tax consequences of acquiring, holding and disposing of Common Stock.

DIVIDENDS

  Dividends paid by the Company to a Non-U.S. Holder of Common Stock generally will be subject to withholding of United States federal income tax at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence) unless the dividends are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States, in which case the dividends will be taxed at ordinary United States federal income tax rates and will not be subject to the withholding tax described above. If the Non-U.S. Holder is a corporation, such effectively connected income may also be subject to an additional "branch profits tax."

SALE OR DISPOSITION OF COMMON STOCK

  A Non-U.S. Holder generally will not be subject to United States federal income tax in respect of any gain recognized on the sale or other taxable disposition of Common Stock so long as (i) the gain is not effectively connected with a trade or business of the Non-U.S. Holder in the United States; (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, either (a) such holder is not present in the United States for 183 or more days in the taxable year of the disposition or (b) such holder does not have a "tax home" in the United States for United States federal income tax purposes or does not maintain an office or other fixed place of business in the United States to which such gain is attributable; (iii) the Non-U.S. Holder is not subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates or (iv) the Common Stock continues to be "regularly traded on an established securities market" for United States federal income tax purposes and the Non-U.S. Holder has not held, directly or indirectly, at any time during the five-year period ending on the date of disposition (or, if shorter, the Non-U.S. Holder's holding period), more than 5 percent of the outstanding Common Stock.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  United States backup withholding tax generally will not apply to dividends paid by the Company on Common Stock to a Non-U.S. Holder at an address outside the United States. The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Holder's country of residence.

  Upon the sale or other taxable disposition of Common Stock by a Non-U.S. Holder to or through a United States office of a broker, the broker must backup withhold at a rate of 31 percent and report the sale to the IRS, unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes exemption. Upon the sale or other taxable disposition of Common Stock by a Non-U.S. Holder to or through the foreign office of a United States broker, or a foreign broker with certain types of relationships to the United States, the broker must report the sale to the IRS (but is not required to backup withhold) unless the broker has documentary evidence in its files that the seller is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

  Backup withholding is not an additional U.S. federal income tax. Amounts withheld under the backup withholding rules are generally allowable as a refund or credit against such Non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

  The United States Treasury Department has recently issued regulations generally effective for payments made after December 31, 1999, that will affect the procedures to be followed by a Non-U.S. Holder in establishing such holder's status as a Non-U.S. Holder for purposes of the withholding, backup withholding and information reporting rules discussed herein. Among other things, a Non-U.S. Holder may be required to furnish new certification of foreign status. Prospective investors should consult their advisors concerning the effect of such regulations on an investment in the Common Stock.

FEDERAL ESTATE TAXES

  Common Stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for United States federal estate tax purposes) of the United States at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty between the United States and such individual's country of residence provides otherwise.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the Purchase Agreement (the "International Purchase Agreement") among the Company, the Selling Stockholder and each of the underwriters named below (the "International Managers"), the Company and the Selling Stockholder have agreed to sell to each of the International Managers, and each of the International Managers, has severally agreed to purchase, the number of shares of Common Stock set forth below opposite their respective names.

                                                                            NUMBER
           INTERNATIONAL MANAGERS                                          OF SHARES
           ----------------------                                          ---------
      Merrill Lynch International .......................................    250,000
      Goldman Sachs International ........................................   250,000
      Bear, Stearns International Limited ................................   250,000
      Donaldson, Lufkin & Jenrette International..........................   250,000
      Lehman Brothers International (Europe) .............................   250,000
      Smith Barney Inc. ..................................................   250,000
                                                                           ---------
           Total.......................................................... 1,500,000
                                                                           =========

  The Company and the Selling Stockholder have also entered into a U.S. purchase agreement (the "U.S. Purchase Agreement") with certain other underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. (collectively, the co-lead managers), Bear Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Smith Barney Inc. are acting as representatives (the "U.S. Representatives" and, together with the International Managers, the "Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of 1,500,000 shares of Common Stock to the International Managers pursuant to the International Purchase Agreement, the Company and the Selling Stockholder have agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase from the Company and the Selling Stockholder, an aggregate of 6,000,000 shares of Common Stock. The public offering price per share of Common Stock and the total underwriting discount per share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

  In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such Purchase Agreement if any of such shares are purchased. Under certain circumstances, the commitments of non-defaulting International Managers or U.S. Underwriters (as the case may be) may be increased as set forth in the International Purchase Agreement and the U.S. Purchase Agreement, respectively. The closing with respect to the sale of shares of Common Stock to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another.

  The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the Underwriters are permitted to sell shares of Common Stock to each other for the purposes of resale at the public offering price, less an amount not greater than the selling concession. Under the terms of this Intersyndicate Agreement, the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are United States or Canadian persons or to persons they believe intend to resell to persons who are United States or Canadian persons, and the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to person who are non-United States and non-Canadian persons or to persons they believe intend to resell to persons who are non-United States persons or non-Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

  The International Managers have advised the Company and the Selling Stockholder that they propose to offer the shares of Common Stock to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $.55 per share. The International Managers may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the International Offering, the public offering price, concession and discount may be changed.

  The Company has granted the International Managers an option to purchase up to 225,000 additional shares of Common Stock initially at the public offering price set forth on the cover page of this Prospectus Supplement, less the underwriting discount. Such option, which expires 30 days after the date of this Prospectus Supplement, may be exercised solely to cover over-allotments. To the extent that the International Managers exercise such option, each of the International Managers will be obligated, subject to certain conditions, to purchase approximately the same percentage of the option shares that the number of shares to be purchased initially by that International Manager bears to the total number of shares to be purchased initially by the International Managers. The Company has also granted an option to the U.S. Underwriters, which expires 30 days after the date of this Prospectus Supplement, to purchase up to additional 900,000 shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the International Managers.

  Each International Manager represents and agrees that (a) it has not offered or sold and prior to the expiration of six months from the closing date of the Offerings, will not offer or sell any shares of Common Stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue or sale of the Common Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

  No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of Common Stock or the possession, circulation or distribution of this Prospectus or any other material relating to the Company or the shares of Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Common Stock may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the shares of Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of such country or jurisdiction.

  Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the offering price set forth on the cover page of this Prospectus.

  The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

  The Company and its directors, and the Selling Stockholder, have agreed that they will not, without the prior written consent of Merrill Lynch, offer, sell or otherwise dispose of, any shares of Common Stock or any securities convertible into shares of Common Stock, except for or upon the exercise of currently outstanding options (except for the Offerings and the over-allotment option granted to the Underwriters in the Offerings), for a period of 90 days from the date of this Prospectus Supplement.

  Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Common Stock.

  If the Underwriters create a short position in the Common Stock in connection with the Offerings, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

  The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offerings.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                           VALIDITY OF COMMON STOCK

  The validity of the Common Stock offered hereby will be passed upon for the Company by Kelly, Hart & Hallman, P.C., Fort Worth, Texas and for the Underwriters by Andrews & Kurth L.L.P., Houston, Texas. Certain directors of Kelly, Hart & Hallman, P.C. currently own 23,205 shares of the Common Stock.

                                    EXPERTS

  The information incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 regarding the quantities of proved reserves of the oil and gas properties owned by the Company and the future net cash flows and the present values thereof from such reserves is derived from reserve reports prepared or reviewed by Miller and Lents, and, to such extent, are included or incorporated by reference herein in reliance upon the authority of said firm as experts with respect to the matters contained in such reports.

  The consolidated financial statements of the Company as of December 31, 1996 and 1997, and for the three years in the period ended December 31, 1997, appearing or incorporated by reference in this Prospectus Supplement have been audited by Arthur Andersen LLP independent auditors, as stated in their report relating thereto, and are included or incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                     GLOSSARY OF CERTAIN OIL AND GAS TERMS

  Wherever used herein, the following terms shall have the meanings specified.

  Bbl--One stock tank barrel, or 42 US gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

  Bcf--One billion cubic feet.

  Bcfe--One billion cubic feet of natural gas equivalent.

  BOE--Barrels of oil equivalent (converting six Mcf of natural gas to one Bbl of oil).

  Developed Acreage--Acres which are allocated or assignable to producing wells or wells capable of production.

  Development Well--A well drilled within the proved area of an oil and natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

  Dry Well--A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

  EBITDA--Earnings (excluding discontinued operations, extraordinary items, charges resulting from changes in accounting and significant nonrecurring revenues and expenses) before interest expense, income taxes, depletion, depreciation and amortization, and the provision for impairment of oil and natural gas properties. EBITDA is not a measure of cash flow as determined by generally accepted accounting principles. EBITDA information has been included in this Prospectus Supplement because EBITDA is a measure used by certain investors in determining historical ability to service indebtedness. EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows as determined in accordance with generally accepted accounting principles as an indicator of operating performance or liquidity.

  Exploratory Well--A well drilled to find and produce oil or natural gas on an unproved area, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir, or to extend a known reservoir.

  Gross Acres or Gross Wells--The total acres or wells, as the case may be, in which a working interest is owned.

  Infill Well--A well drilled between known producing wells to better develop the reservoir.

  Mbbl--One thousand Bbl.

  Mmbbl--One million Bbl.

  Mboe--One thousand barrels of oil equivalent.

  Mcf--One thousand cubic feet.

  Mcfe--One thousand cubic feet of natural gas equivalent, using the ratio of one Bbl of crude oil to six Mcf of natural gas.

  Mmcf--One million cubic feet.

  Mmcfe--One million cubic feet of natural gas equivalent.

  Net Acres or Net Wells--The sum of the fractional working interests owned in gross acres or gross wells.

  NGLs--Natural gas liquids.

  NYMEX--New York Mercantile Exchange.

  Oil and Natural Gas Lease--An instrument by which a mineral fee owner grants to lessee the right for a specific period of time to explore for oil and natural gas underlying the lands covered by the lease and the right to produce any oil and natural gas so discovered generally for so long as there is production in economic quantities from such lands.

  Overriding Royalty Interest--A fractional undivided interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production, in addition to the usual royalty paid to the owner, free of costs of production.

  PDNP--Proved developed, nonproducing or behind the pipe reserves.

  Productive Well--A well that is producing oil or natural gas or that is capable of production.

  Proved Developed Reserves--Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

  Proved Reserves--The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

  Proved Undeveloped Reserves or PUD--Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion.

  PV10%--The discounted future net cash flows for proved oil and natural gas reserves computed on the same basis as the Standardized Measure, but without deducting income taxes, which is not in accordance with generally accepted accounting principles. PV10% is an important financial measure for evaluating the relative significance of oil and natural gas properties and acquisitions, but should not be construed as an alternative to the Standardized Measure (as determined in accordance with generally accepted accounting principles).

  Recompletion--The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

  Royalty Interest--An interest in an oil and natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

  SEC--Securities and Exchange Commission.

  Secondary Recovery--A method of oil and natural gas extraction in which energy sources extrinsic to the reservoir are utilized.

  Standardized Measure--The estimated future net cash flows from proved oil and natural gas reserves computed using prices and costs, at the dates indicated, after income taxes and discounted at 10%.

  Undeveloped Acreage--Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

  Waterflood--The injection of water into a reservoir to fill pores vacated by produced fluids, thus maintaining reservoir pressure and assisting production.

  Working Interest--The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

  Workover--Operations on a producing well to restore or increase production.

PROSPECTUS

                                 $400,000,000

[LOGO OF CROSS TIMBERS
OIL COMPANY APPEARS HERE]
                           CROSS TIMBERS OIL COMPANY


                                DEBT SECURITIES

                                PREFERRED STOCK

                                 COMMON STOCK

                                   WARRANTS

                                ---------------

  Cross Timbers Oil Company (the "Company") may offer from time to time securities ("Securities"), which may consist of (i) Debt Securities ("Debt Securities"), which may be either senior debt securities ("Senior Securities"), senior subordinated debt securities ("Senior Subordinated Securities") or subordinated debt securities ("Subordinated Securities"), consisting of debentures, notes, bonds and/or other unsecured evidences of indebtedness in one or more series, (ii) shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"), in one or more classes or series, (iii) shares of Common Stock, $0.01 par value per share ("Common Stock"), in one or more classes or series, or (iv) Warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock. The Securities will be offered by the Company at an aggregate initial offering price not to exceed $390,000,000, at prices and on terms to be determined at the time of sale.

  The specific terms of any Securities offered by the Company pursuant to this Prospectus will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of such Securities and the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include with regard to the particular Securities, where applicable, the following information: (i) in the case of Debt Securities, the title, total principal amount, denominations, maturity, rate, if any (which may be fixed or variable), or method of calculation thereof, and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments or analogous provisions, any conversion or exchange rights, terms related to temporary or permanent global securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities, (ii) in the case of Preferred Stock, the designation, number of shares, and stated value and liquidation preference per share, initial public offering price, dividend rate (or method of calculation), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions, any conversion or exchange rights, any listing on a securities exchange, and any other terms in connection with the offering and sale of such Preferred Stock; (iii) in the case of Common Stock, the number of shares, designation and specific terms, if any, and the terms of the offering thereof; and (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Securities and/or amount of cash consideration issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants. The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Securities in respect of which this Prospectus is being delivered.

  The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Senior Subordinated Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company, and senior to all existing and future Subordinated Indebtedness (as defined) of the Company. The Subordinated Securities will be subordinated to all existing and future Senior Indebtedness and Senior Subordinated Indebtedness of the Company.

  The Company's Common Stock and Series A Convertible Preferred Stock are listed on the New York Stock Exchange and trade under the symbols "XTO" and "XTOpA," respectively.

  In addition to the Securities that may be offered by the Company, up to $10,000,000 of Common Stock may be offered from time to time by certain Selling Stockholders of the Company, as set forth in an applicable Prospectus Supplement. The Company will not receive any proceeds from the sale of Common Stock offered by Selling Stockholders.

  The Company may sell Securities to or through one or more underwriters, and also may sell Securities directly to other purchasers or through agents. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the number of shares or principal amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents. See "Plan of Distribution" herein.

  FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN ANY SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 3 AND "ADDITIONAL RISK FACTORS" IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                The date of this Prospectus is April 10, 1998.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (together with all amendments, exhibits and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company incorporates herein by reference the following documents:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31,
  1997;

    (b) Current Reports on Form 8-K dated February 16, 1998 (Amendment No. 1 to Report dated December 1, 1997), February 18, 1998 and February 25, 1998;

    (c) The description of the Company's Common Stock contained in Form 8-A of the Company dated April 8, 1993, as amended by Amendment No. 1 dated June 15, 1995;

    (d) The description of the Company's Series A Convertible Preferred Stock contained in Form 8-A of the Company dated August 12, 1996, as amended by Amendment No. 1 dated September 3, 1996, and Amendment No. 2 dated September 18, 1996; and

    (e) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof and prior to termination of the offering made hereby.

  Any statement contained herein or in a document all or a portion of which is incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

  The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference herein, other than exhibits thereto unless specifically incorporated by reference into such documents. Such request should be directed to Cross Timbers Oil Company, 810 Houston Street, Suite 2000, Fort Worth, Texas 76102, Attention: Investor Relations (817) 870-2800.
                                   -------

  CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF SECURITIES OFFERED HEREBY MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES, INCLUDING OVER-ALLOTMENT AND OTHER STABILIZING TRANSACTIONS BY UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE THE PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES.

                                 RISK FACTORS

  Prospective purchasers of the Securities should carefully review the information contained elsewhere in this Prospectus and any accompanying Prospectus Supplement and should particularly consider the following matters:

REPLACEMENT OF RESERVES

  The Company's future success depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The proved reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration or development activities or acquires properties containing proved reserves, or both. In order to increase reserves and production, the Company must continue its development drilling and recompletion programs, pursue its exploration drilling program or undertake other replacement activities. The Company's current strategy includes increasing its reserve base through acquisitions of producing properties, by continuing to exploit its existing properties and, to a lesser extent, by pursuing exploration opportunities. There can be no assurance, however, that the Company's planned development and exploration projects and acquisition activities will result in significant additional reserves or that the Company will have continuing success drilling productive wells at low finding costs.

PRICE FLUCTUATIONS AND MARKETS

  The Company's results of operations are highly dependent upon the prices received for the Company's oil and natural gas. Substantially all of the Company's sales of oil and natural gas are made in the spot market, or pursuant to contracts based on spot market prices, and not pursuant to long-term, fixed-price contracts. Accordingly, the prices received by the Company for its oil and natural gas production are dependent upon numerous factors beyond the control of the Company. These factors include, but are not limited to, the level of consumer product demand, weather conditions, governmental regulations and taxes, the price and availability of alternative fuels, the level of foreign imports of oil and natural gas, and the overall economic environment. Any significant decline in prices for oil and natural gas could have a material adverse effect on the Company's financial condition, results of operations and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, the Company may not be able to generate sufficient cash flow from operations to meet its obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business and Properties--Competition and Markets" and "--Federal and State Regulations," incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report on Form 10-K").

  The availability of a ready market for the Company's oil and natural gas production also depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to, and the capacity of, oil and gas gathering systems, pipelines or trucking and terminal facilities. Wells may be shut-in for lack of a market or due to inadequacy or unavailability of pipeline or gathering system capacity.

SUBSTANTIAL INDEBTEDNESS

  The Company has incurred a substantial amount of indebtedness and may incur additional indebtedness under existing and future credit agreements or pursuant to public or private offerings of debt securities. This level of indebtedness may pose substantial risks to holders of Securities offered pursuant to this Prospectus, including the possibility that the Company might not generate sufficient cash flow to pay the principal of and interest on Debt Securities offered hereby. If the Company is unsuccessful in increasing its proved reserves or realizing production from its proved undeveloped reserves, the future net revenue from existing proved reserves may not be sufficient to pay the principal of and interest on debt securities issued by the Company and would adversely affect the value of any preferred stock or common stock outstanding. Such indebtedness may also adversely affect the Company's ability to finance its future operations and capital needs, and may limit its ability to pursue other business opportunities.

SUBSTANTIAL CAPITAL REQUIREMENTS

  The Company makes, and will continue to make, substantial capital expenditures for the acquisition, development, production, exploration and abandonment of its oil and natural gas reserves. The Company intends to finance such capital expenditures primarily with funds provided by operations and borrowings under its bank credit agreement.

  If revenues decrease as a result of lower oil or gas prices or otherwise, the Company may have limited ability to expend the capital necessary to replace its reserves or to maintain production at current levels, resulting in a decrease in production over time. If the Company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing will be available to meet these requirements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," incorporated herein by reference from the Company's Annual Report on Form 10-K.

COMPETITION

  The oil and natural gas industry is highly competitive. The Company will compete in the acquisition, development, production and marketing of oil and natural gas with major oil companies, other independent oil and natural gas concerns and individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company. Furthermore, the oil and natural gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. See "Business and Properties--Competition and Markets," incorporated herein by reference from the Company's Annual Report on Form 10-K.

ACQUISITION RISKS

  The Company constantly evaluates acquisition opportunities and frequently engages in bidding and negotiation for acquisitions, many of which are substantial. If successful in this process, the Company may be required to alter or increase its capitalization substantially to finance these acquisitions through the issuance of additional debt or equity securities, the sale of production payments or otherwise; however, the Company's current bank revolving credit agreement and the indentures governing outstanding indebtedness contain covenants that limit the Company's ability to incur additional indebtedness. See "--Substantial Indebtedness." These changes in capitalization may significantly affect the risk profile of the Company. Additionally, significant acquisitions can change the nature of the operations and business of the Company depending upon the character of the acquired properties, which may be substantially different in operating or geologic characteristics or geographic location than existing properties. Moreover, there can be no assurance that the Company will be successful in the acquisition of any material property interests. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," incorporated herein by reference from the Company's Annual Report on Form 10-K.

DRILLING RISKS

  Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by the Company will be productive or that the Company will recover all or any portion of its investment. Drilling for oil and natural gas may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond the Company's control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

OPERATING HAZARDS AND UNINSURED RISKS

  The Company's operations are subject to hazards and risks inherent in drilling for, producing and transporting oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, collapse of wellbore, casing or other tubulars, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and damage to properties of the Company and others. As protection against operating hazards, the Company maintains insurance coverage against some, but not all, potential losses. The Company's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile and workers' compensation insurance. The Company believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of the Company, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have an adverse impact on the Company's financial condition and results of operations.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES

  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the Company. The information relating to Company oil and natural gas reserves incorporated herein by reference represents estimates based on reports prepared by the Company's independent petroleum engineers, as well as internally generated reports. Petroleum engineering is not an exact science. Information relating to the Company's proved oil and natural gas reserves is based upon engineering estimates. Estimates of economically recoverable oil and natural gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulation by governmental agencies and assumptions concerning future oil and natural gas prices, future operating costs, severance and excise taxes, capital expenditures and workover and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of classifications of such reserves based on risk of recovery and estimates of expected future cash flows prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances may be material.

DEPENDENCE UPON KEY PERSONNEL

  The success of the Company has been and will continue to be highly dependent on the Company's Chairman of the Board of Directors and Chief Executive Officer, Bob R. Simpson, its Vice Chairman of the Board and President, Steffen
E. Palko, and a limited number of other senior management personnel. Loss of the services of Mr. Simpson or Mr. Palko or any of those other individuals could have a material adverse impact on the Company's operations. The Company can make no assurance regarding the future affiliation of any of such persons with the Company.

GOVERNMENTAL REGULATION

  The Company's operations are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for, and the development, production, gathering and marketing of, oil and natural gas and the release of material into the environment or otherwise relating to protection of the environment. In particular, the Company's oil and natural gas exploration, development and production, and its activities in connection with the storage and transportation of liquid hydrocarbons, are subject to stringent environmental regulations by governmental authorities. Such regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning oil and natural gas wells and other related facilities, and such regulations may become more onerous in the future.

  The Company may be required to expend significant resources, both financial and managerial, to comply with environmental regulations and permitting requirements. Although the Company believes that its operations are in general compliance with all such laws and regulations, including applicable environmental laws and regulations, risks of substantial costs and liabilities are inherent in oil and natural gas operations, and there can be no assurance that significant costs and liabilities will not be incurred in the future. Moreover, it is possible that other developments, such as increasingly strict environmental laws, regulations and enforcement policies thereunder, and claims for damages to property, employees, other persons and the environment resulting from the Company's operations, could result in substantial costs and liabilities in the future.

  The Company expects to maintain customary insurance coverage for its operations, including coverage for sudden environmental damages, but does not believe that insurance coverage for environmental damages that occur over time will be available at a reasonable cost. Moreover, the Company does not believe that insurance coverage against the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, the Company might be subject to uninsured liability because of the prohibitive premium costs of insuring against certain hazards. See "Business and Properties--Federal and State Regulations" and "--Environmental Regulations," incorporated herein by reference from the Company's Annual Report on Form 10-K.

                          FORWARD-LOOKING STATEMENTS

  Certain statements incorporated by reference in this Prospectus from "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties," in addition to certain statements contained herein and elsewhere in such incorporated documents are "forward-looking statements" and are thus prospective. Such statements include, among others, (a) statements regarding the Company's future acquisition and development plans and objectives and related expenditures, revenues and cash flows, including without limitation statements regarding (1) production and cash flows, (2) number and location of planned wells, (3) anticipated completion of the Company's plan regarding expenditures for property acquisitions and repurchases of the Company's Common Stock, and the anticipated source of the funds necessary to complete the plan and (4) the Company's capital expenditure budgets for acquisition and development, respectively, and (b) statements regarding the Company's anticipated aggregate annual dividends to be paid on its Common Stock. Statements of assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding (i) the quality of the Company's properties with regard to, among other things, anticipated reserve and production enhancement opportunities and quantity of proved reserves, (ii) the Company's ability to prudently add growth potential through exploration, (iii) anticipated future domestic hydrocarbon demand, (iv) the adequacy of the Company's sources of liquidity during the current and future years, (v) the expected insignificant impact on the Company's future expenditures for regulatory compliance, (vi) the expected insignificant impact of production imbalances on the Company's liquidity during the current and future years,
(vii) the expected immaterial adverse impact of a loss of any current oil or gas purchaser from the Company, (viii) regulatory approval and the enactment of new legislation in Oklahoma to realize infill drilling potential and (ix) similarity of the impact on the Company to the impact on other oil and natural gas producers of rules promulgated by the Federal Energy Regulatory Commission. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under "Risk Factors" in this Prospectus and any accompanying Prospectus Supplement, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations," incorporated by reference herein from the Company's Annual Report on Form 10-K, and prospective investors are urged to carefully consider such factors.

                                  THE COMPANY

  Cross Timbers Oil Company is a leading United States independent energy company engaged in the acquisition, development, exploitation and exploration of oil and natural gas properties, and in the production, processing, marketing and transportation of oil and natural gas. The Company has consistently increased proved reserves, production and cash flow since its inception in 1986. The Company has grown primarily through acquisitions of reserves, followed by aggressive development and exploitation activities and strategic acquisitions of additional interests in or near such reserves. The Company's oil and gas reserves are principally located in relatively long-lived fields with well-established production histories concentrated in western Oklahoma, the Permian Basin of West Texas and New Mexico, the Hugoton Field of Oklahoma and Kansas, the Green River Basin of Wyoming, and the San Juan Basin of northwestern New Mexico.

  The Company is a Delaware corporation. Its principal executive offices are located at 810 Houston Street, Suite 2000, Fort Worth, Texas 76102 and its telephone number is (817) 870-2800.

                                USE OF PROCEEDS

  Except as otherwise described in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, which may include refinancings or repayments of indebtedness, property acquisitions, capital expenditures, working capital, acquisitions and repurchases and redemptions of securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's ratio of earnings to fixed charges for the years and periods indicated are as follows:

                                                   YEAR ENDED DECEMBER 31,
                                                  ----------------------------
                                                  1993   1994 1995   1996 1997
                                                  -----  ---- -----  ---- ----
Consolidated ratio of earnings to fixed
 charges(a)...................................... -- (b) 1.5x -- (c) 2.6x 2.2x

--------
(a) For purposes of calculating this ratio, earnings include income (loss) from continuing operations before income tax and fixed charges. Fixed charges include interest expense, preferred stock dividends and an imputed interest expense on operating lease rentals (assumed as one-third of rentals).
(b) Earnings were insufficient to cover fixed charges by $0.4 million due to the effect of a one-time, non-cash accounting charge of $4 million for net deferred income tax liabilities upon the merger of the Company with the predecessor partnership. Excluding the effect of this charge, the ratio of earnings to fixed charges would have been 1.6x.
(c) Earnings were insufficient to cover fixed charges by $16.4 million due to the effect of a $20.3 million pre-tax, non-cash impairment charge recorded upon adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Excluding the effect of this charge, the ratio of earnings to fixed charges would have been 1.3x.

                        DESCRIPTION OF DEBT SECURITIES

  The following is a description of certain general terms and provisions of the Debt Securities. The particular terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

  Debt Securities may be issued from time to time in one or more series by the Company. The Debt Securities will constitute either indebtedness designated as Senior Indebtedness ("Senior Securities"), indebtedness designated as Senior Subordinated Indebtedness ("Senior Subordinated Securities") or indebtedness designated as Subordinated Indebtedness ("Subordinated Securities"). The Company may issue Debt Securities with different terms from those of Debt Securities previously issued without the consent of holders of previously issued series of Debt Securities. The particular terms of each series of Securities offered by a particular Prospectus Supplement will be described therein. Senior Securities, Senior Subordinated Securities and Subordinated Securities will each be issued under a separate indenture (individually, an "Indenture" and, collectively, the "Indentures") to be entered into prior to the issuance of such Debt Securities. The Indentures will be substantially identical, except for provisions relating to subordination. See "-- Subordination of Senior Subordinated Securities and Subordinated Securities." A copy of the form of the Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. There will be a separate Trustee (individually, a "Trustee" and, collectively, the "Trustees") under each Indenture. Information regarding the Trustee under an Indenture will be included in any Prospectus Supplement relating to the Debt Securities issued thereunder.

  The following discussion includes a summary description of material terms of the Indentures, other than terms that are specific to a particular series of Debt Securities and that will be described in the Prospectus Supplement relating to such series. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures, including the definitions therein of certain terms capitalized in this Prospectus. Wherever particular Sections or Articles or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

  To the extent applicable to the Debt Securities of a particular series, as indicated in the applicable Prospectus Supplement, there are no provisions of the Indentures that afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving the Company.

GENERAL

  Debt Securities will be general unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities that may be issued under each Indenture, and Debt Securities may be issued under the Indentures from time to time in separate series up to the aggregate amount authorized from time to time by the Company for each series. Debt Securities of a series will be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof, or in the form of one or more Global Securities in registered form (each a "Global Security"). The Senior Securities will be unsecured and unsubordinated obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Securities and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness, including the Senior Securities, of the Company, and the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Subordinated Indebtedness, including the Senior Subordinated Securities, as described below under "Subordination of Senior Subordinated Securities and Subordinated Securities" and in a Prospectus Supplement applicable to an offering of Senior Subordinated Securities or Subordinated Securities.

  The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the series of Debt Securities in respect of which this Prospectus is being delivered: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities; (3) whether any of such Debt

Securities are to be issuable as a Global Security, whether such Global Securities are to be issued in temporary global form or permanent global form, and, if so, the terms and conditions, if any, upon which interests in such Securities in global form may be exchanged, in whole or in part, for the individual Debt Securities represented thereby; (4) the date or dates on which such Debt Securities will mature; (5) the rate or rates of interest, if any, or the method of calculation thereof, that such Debt Securities will bear; (6) the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on such Debt Securities will be payable and the record date for any interest payable on any interest payment date; (7) the place or places where the principal of, premium (if any) and interest on such Debt Securities will be payable; (8) the period or periods within which, the events upon the occurrence of which, and the price or prices at which, such Debt Securities may, pursuant to any optional or mandatory provisions, be redeemed or purchased, in whole or in part, by the Company and any terms and conditions relevant thereto; (9) the obligation of the Company, if any, to redeem or repurchase such Debt Securities at the option of the holders; (10) any index or formula used to determine the amount of payments of principal of and any premium and interest on such Debt Securities; (11) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities of the series that will be payable upon declaration of the acceleration of the maturity thereof; (12) any additional covenants of the Company; (13) the terms and conditions, if any, pursuant to which such Debt Securities are convertible or exchangeable into Common Stock; and (14) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indentures.

  Debt Securities may be issued at a discount from their principal amount. United States federal income tax considerations and other special considerations applicable to any such original issue discount securities will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

SENIOR SECURITIES

  The Senior Securities will rank pari passu with all other unsecured and unsubordinated debt of the Company, including Senior Indebtedness, and senior to the Senior Subordinated Indebtedness and Subordinated Indebtedness.

SUBORDINATION OF SENIOR SUBORDINATED SECURITIES AND SUBORDINATED SECURITIES

  The payment of the principal of, premium, if any, and interest on the Senior Subordinated Securities and the Subordinated Securities will, to the extent set forth in the respective Indentures governing such Senior Subordinated Securities and Subordinated Securities, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (including the Senior Securities), and payments in respect of the Subordinated Securities will be subordinated to the prior payment in full of all Senior Subordinated Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, (1) the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Securities or the Subordinated Securities will be entitled to receive any payment of the principal of, premium, if any, or interest on such Senior Subordinated Securities or Subordinated Securities, as the case may be, and (2) the holders of Senior Subordinated Securities will be entitled to receive payment in full in respect thereof before holders of Subordinated Securities are entitled to receive any payments in respect of such Subordinated Securities. In the event of the acceleration of the maturity of any Senior Subordinated Securities or Subordinated Securities, the holders of all Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Securities or Subordinated Securities, as the case may be, will be entitled to receive any payment upon the principal of, premium, if any, or interest on such Senior Subordinated Securities or Subordinated Securities, as the case may be. Upon acceleration of the maturity of any Subordinated Securities, the holders of any Senior Subordinated Indebtedness will be entitled to receive payment in full of the Senior Subordinated Indebtedness before the holders of Subordinated Securities are entitled to receive any payments in respect thereof.

  No payments of principal of, premium, if any, or interest on the Senior Subordinated Securities or Subordinated Securities may be made if there shall have occurred and be continuing a default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness (and, in the case of the Subordinated Securities, on any Senior Subordinated Indebtedness) beyond any applicable grace period. During the continuance of any default, other than a default in the payment of principal of, premium, if any, or interest, on Senior Indebtedness (and in the case of Subordinated Securities, on Senior Subordinated Indebtedness) pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee for Senior Subordinated Securities or Subordinated Securities of notice from holders of Senior Indebtedness (and/or Senior Subordinated Indebtedness) the Company will be restricted, as set forth in the applicable Indenture from making any payments to holders of Senior Subordinated Securities and/or Subordinated Securities.

  The failure of the Company to make any payment on the Senior Subordinated Securities or the Subordinated Securities when due or within any applicable grace period, including as a result of a nonpayment default on any Senior Indebtedness (or in the case of Subordinated Securities, on any Senior Subordinated Indebtedness), will constitute an Event of Default under the applicable Indenture and will entitle holders of the Senior Subordinated Securities and/or Subordinated Securities, as applicable, to accelerate the maturity thereof.

  The Indenture pertaining to the Senior Subordinated Securities will provide that the Company will not incur any Indebtedness which is expressly subordinated in right of payment to Senior Indebtedness unless such Indebtedness ranks pari passu with or subordinate to the Senior Subordinated Securities.

  The Company conducts some of its operations through subsidiaries. The Debt Securities are obligations only of the Company and not of the subsidiaries. As an equity holder of its subsidiaries, the right of the Company to receive assets from a subsidiary upon the bankruptcy, liquidation or reorganization of such subsidiary (and therefore the right of the holders of Debt Securities to realize value from such assets) will be effectively subordinated to the claims of all creditors of that subsidiary, except to the extent that the Company is recognized as a creditor of the subsidiary.

  By reason of such provisions, in the event of insolvency of the Company, holders of Senior Subordinated Securities and Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness with respect thereto, and holders of Subordinated Securities may recover less, ratably, than holders of Senior Subordinated Securities with respect thereto.

  If this Prospectus is being delivered in connection with a series of Senior Subordinated Securities or Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the Company's most recently completed fiscal quarter.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all of the then outstanding Debt Securities (a "Change of Control Offer"), and purchase, on a business day (the "Change of Control Purchase Date") not more than 70 nor fewer than 30 days following the Change of Control, all of the then outstanding Debt Securities validly tendered pursuant to such Change of Control Offer at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth business day prior to the Change of Control Purchase Date.

  In order to effect such Change of Control Offer, the Company, not later than the 30th day after the Change of Control, will mail to each holder of Debt Securities a notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and state, among other things, the procedures that holders of Debt Securities must follow to accept the Change of Control Offer.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Debt Securities delivered by holders thereof seeking to accept the Change of Control Offer. If on a Change of Control Purchase Date the Company does not have available funds sufficient to pay the Change of Control Purchase Price or is prohibited from purchasing the Debt Securities, an Event of Default will occur under the applicable Indenture. The definition of "Change of Control" includes an event by which the Company sells, conveys, transfers or leases all or substantially all of its properties to any Person; the phrase "all or substantially all" is subject to applicable legal precedent and as a result in the future there may be uncertainty as to whether a Change of Control has occurred.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Debt Securities validly tendered and not withdrawn under such Change of Control Offer.

  The Company intends to comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that a Change of Control occurs and the Company is required to purchase Debt Securities as described above. The existence of a holder's right to require, subject to certain conditions, the Company to repurchase its Debt Securities upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control.

REPORTS

  The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act. The Company will also be required to file copies of such reports and documents with the Trustee under each Indenture with outstanding Debt Securities within 15 days after the date on which the Company files, or would be required to file, such reports and documents with the Commission.

MERGER, CONSOLIDATION AND SALE OF ASSETS, ETC.

  The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, and the Company will not permit any of its subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto (1) either (A) if the transaction or transactions is a merger or consolidation, the Company will be the surviving Person of such merger or consolidation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company or such subsidiary is merged or to which the properties and assets of the Company or such subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, in either case, expressly assumes by a supplemental indenture to the Indentures, all the obligations of the Company under the Debt Securities and the Indentures, and, in each case, the Indentures remain in full force and effect; (2) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Event of Default shall have occurred and be continuing; and (3) if any of the properties or assets of the Company or any of its subsidiaries would upon such transaction or series of related transactions become subject to any lien, the creation and imposition of such lien will be in compliance with the terms of the Indentures.

EVENTS OF DEFAULT

  The following will constitute Events of Default under the Indentures with respect to Debt Securities of any series: (1) failure to pay principal (or premium, if any) on any Debt Security of that series when due (whether at maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer, by acceleration or otherwise); (2) failure to pay any interest on any Debt Security of that series when due, which failure continues for 30 days;
(3) default in the performance of the provisions contained in the "Merger, Consolidation and Sale of Assets" section of the applicable Indenture; (4) failure to perform any other covenant of the Company in the applicable Indenture or any other covenant to which the Company may be subject with respect to Debt Securities of that series (other than a covenant solely for the benefit of a series of Debt Securities other than that series), which failure continues for 30 days after written notice as provided in the applicable Indenture; (5) certain events of bankruptcy, insolvency or reorganization; and (6) such other events as are set forth in the applicable Indenture supplement relating to such Debt Securities.

  If an Event of Default with respect to outstanding Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, by notice as provided in the applicable Indenture, may declare the principal amount (or, if the Debt Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately, except that upon the occurrence of an Event of Default specified in (5) in the preceding paragraph, the principal amount (or in the case of original issue discount Securities, such portion) of all Debt Securities will be immediately due and payable without any action by the Trustee or any holder. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Amendments and Waivers" below.

  Subject to the duty of the respective Trustees during an Event of Default to act with the required standard of care, each such Trustee will be under no obligation to exercise any of its rights or powers under the respective Indentures at the request or direction of any of the holders, unless such holders shall have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

  No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder, unless such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series shall have provided written requests, and offered reasonable indemnity, to such Trustee to institute such a proceeding, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

  The Company is required to furnish to the Trustees annually a statement as to the performance by the Company of its obligations under the respective Indentures and as to any default in such performance.

SATISFACTION AND DISCHARGE

  An Indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the Debt Securities to which such Indenture pertains, as expressly provided for in such Indenture, as to all such Debt Securities outstanding when (1) either (A) all such outstanding Debt Securities have been delivered to the Trustee for cancellation or (B) all such outstanding Debt Securities not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Debt Securities to the date of deposit or to the stated maturity or redemption date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be, (2) the Company has paid all other sums payable under such Indenture by the Company; and (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under such Indenture relating to the satisfaction and discharge thereof have been complied with.

AMENDMENTS AND WAIVERS

  From time to time, the Company and the Trustee may, without the consent of the holders of Debt Securities, amend, waive or supplement the Indenture to which such Debt Securities pertain or such Debt Securities for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, such Indenture under the Trust Indenture Act of 1939, or making any change that does not adversely affect the rights of any holder of such Debt Securities. Other amendments and modifications of an Indenture or a series of Debt Securities may be made by the Company and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the Debt Securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (1) change the stated maturity of the principal of, or any installment of interest on, any Debt Security, (2) reduce the principal amount of, premium, if any, or interest on any Debt Security, (3) change the currency of payment of any Debt Security, (4) impair the right to institute suit for the enforcement of any payment on any Debt Security, (5) reduce the percentage of aggregate principal amount of outstanding Debt Securities of a series necessary to amend the Indenture or to waive compliance with certain provisions of the Indenture or to waive certain defaults, or (6) modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control.

  The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions of, and any past default under, the applicable Indenture with respect to that series, except a default in the payment of principal of, premium, if any, or interest on any Debt Security of that series or a provision of an applicable Indenture which cannot be modified without the consent of each holder of the Debt Security affected.

DEFEASANCE

  If so indicated in the applicable Prospectus Supplement with respect to the Debt Securities of a series, the Company at its option (i) will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or
(ii) will (A) be released from its obligations to comply with certain covenants relating to the Debt Securities of such series and (B) no longer be subject to certain Events of Default with respect to the Debt Securities of such series, in each case, as specified in the applicable Prospectus Supplement. The Company may elect such discharge or release only if the Company irrevocably deposits with the applicable Trustee, in trust, money, government obligations of the government issuing the currency in which the Debt Securities of the relevant series are denominated or a combination of money or government obligations that through the payment of interest on and principal of such government obligations in accordance with their terms will provide money in an amount sufficient to pay all the principal of, premium, if any, and interest on the Debt Securities of such series on the dates such payments are due (up to the stated maturity date, or the redemption date, as the case may be) in accordance with the terms of such Debt Securities. Such a trust may only be established if, among other things, (a) no Event of Default described under "Events of Default" shall have occurred and be continuing and
(b) the Company shall have delivered an opinion of counsel to the effect that
(i) the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred, and (ii) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940. Such opinion, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable Indenture. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (ii) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

  Notwithstanding the description set forth under "Subordination of Senior Subordinated Securities and Subordinated Securities" above, in the event that the Company deposits money or government obligations in compliance with the Indenture that governs any Senior Subordinated Securities or Subordinated Securities, as the case may be, in order to defease all or certain of its obligations with respect to the applicable series of Debt Securities, the money or government obligations so deposited will not be subject to the subordination provisions of the applicable Indenture, and the indebtedness evidenced by such series of Debt Securities will not be subordinated in right of payment to the holders of applicable Senior Indebtedness to the extent of the money or government obligations so deposited.

THE TRUSTEES

  Each Indenture will provide that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  Each Indenture will, and provisions of the Trust Indenture Act of 1939, as amended, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Debt Securities are issuable in definitive form or in temporary or permanent global form.

  Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

  Debt Securities may be presented for exchange, as provided above, and for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose with respect to any series of Debt Securities and referred to in the applicable Prospectus Supplement, without a service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected upon the satisfaction of the Company or its agent, as the case may be, with the documents of title and identity of the person making the request.

  In the event of any redemption in part, the Company will not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of, premium, if any, and interest on Debt Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto at the address in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest payment.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as a Paying Agent for the Trustee for payments with respect to Debt Securities. Any other Paying Agents will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place of payment for each series of Debt Securities.

  All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

TEMPORARY GLOBAL SECURITIES

  If so specified in the applicable Prospectus Supplement, all or any portion of the Debt Securities of a series which are sold in offshore transactions initially may be represented by one or more temporary global Debt Securities, without interest coupons, to be deposited with or on behalf of, and registered in the name of, a depositary or its nominee (a "Depositary") identified in the applicable Prospectus Supplement for credit to the purchasers' respective accounts at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel, societe anonyme ("Cedel"). On and after the date determined as provided in any such temporary global Debt Security and described in the applicable Prospectus Supplement, each such temporary global Debt Security will be exchangeable for definitive Debt Securities or all or a portion of a permanent global security, or any combination thereof, as specified in the applicable Prospectus Supplement.

PERMANENT GLOBAL SECURITIES

  If any Debt Securities of a series are issuable in permanent global form as a Global Security, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Debt Securities of such series in definitive form of like tenor and principal amount in any authorized denomination.

BOOK-ENTRY DEBT SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement.

  The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depository arrangements.

  Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary. Upon the issuance and deposit with or on behalf of the Depositary of such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interest in such Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

  So long as the Depositary for a Global Security is the registered owner of such Global Security, such Depositary will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the holders thereof for any purposes under the applicable Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders, or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a holder is entitled to give or take under an Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

CERTAIN DEFINITIONS

  "Change of Control" means the occurrence of any of the following events: (1) any "person" or "group" (as such terms are used in Sections 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of the outstanding voting stock of the Company;
(2) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (A) less than 50% of the total voting power of the outstanding voting stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the stockholders of the Company entitled to vote with respect to such merger or consolidation, the stockholders of the Company as of such record date and (B) any "person" or "group" has become the direct or indirect "beneficial owner" of more than 40% of the total voting power of the voting stock of the surviving or resulting Person; (3) the Company, either individually or in conjunction with one or more subsidiaries, sells, conveys, transfers or leases all or substantially all of the assets of the Company and the subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including capital stock of the subsidiaries, to any Person (other than the Company or a wholly owned subsidiary); (4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (5) the liquidation or dissolution of the Company.

  "Indebtedness" means, with respect to any Person, (1) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, bankers' acceptance or other similar credit transaction, (2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (3) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (4) all capitalized lease obligations of such Person, (5) all Indebtedness referred to in the preceding clauses of other Persons, the payment of which is secured by any lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (6) all guarantees by such Person of Indebtedness referred to in this definition, (7) all redeemable capital stock of such Person, which is redeemable at the option of the holder, or mandatorily redeemable by the Company, prior to 91 days after the stated maturity of the applicable Debt Security, (8) all obligations of such Person under currency exchange contracts and interest rate protection obligations and (9) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses (1) through (8) above.

  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, in the case of any bank credit agreement and Senior Securities, interest accruing after the filing of a petition by or against the Company under any bankruptcy law, in accordance with and at the rate, including any default rate, specified with respect to such indebtedness, whether or not a claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the Indentures or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Securities and Subordinated Securities. Notwithstanding the foregoing, "Senior Indebtedness" does not include (1) Indebtedness evidenced by the Senior Subordinated Securities and Subordinated Securities,
(2) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company, (3) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is by its terms without recourse to the Company, (4) any repurchase, redemption or other obligation in respect of redeemable capital stock of the Company, which is redeemable at the option of the holder, or mandatorily redeemable by the Company, prior to 91 days after the stated maturity of the applicable Debt Security, (5) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (6) Indebtedness of the Company to a subsidiary of the Company or any other affiliate of the Company or any of such affiliate's subsidiaries, and (7) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of the Indentures.

  "Senior Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to Senior Indebtedness, but prior in right of payment to Subordinated Indebtedness.

  "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to Senior Indebtedness and Senior Subordinated Indebtedness.

                        DESCRIPTION OF PREFERRED STOCK

  The Company's Restated Certificate of Incorporation authorizes 25,000,000 shares of preferred stock, par value $0.01 per share. Preferred Stock may be issued from time to time in one or more classes or series, without stockholder approval. Subject to limitations prescribed by law, the Board of Directors of the Company is authorized to determine the different classes and/or series of Preferred Stock and the powers, preferences and rights thereof.

  The Company currently has one series of Preferred Stock outstanding, designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). As of March 23, 1998, there were 1,138,729 shares of Series A Preferred Stock outstanding that are listed on the New York Stock Exchange and trade under the symbol "XTOpA." The Series A Preferred Stock ranks prior to all shares of Common Stock as to payment of dividends and liquidation distributions and provides for a liquidation preference of $25.00 per share and cumulative dividends of $1.5625 per share per year. The Series A Preferred Stock is subject to redemption by the Company under certain conditions and is convertible into Common Stock at the rate of 2.16 shares of Common Stock (as adjusted for the three-for-two stock split distributed on February 25, 1998) for each share of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to vote (1) with the holders of Common Stock the number of votes equal to the number of shares of Common Stock into which such Series A Preferred Stock is convertible and (2) separately as a class to elect two additional directors if Series A Preferred Stock dividends are in arrears for at least six quarters.

  The following is a description of certain general terms and provisions of Preferred Stock that may be offered hereby. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below. Certain provisions applicable to the Company's Common Stock are set forth below in "Description of Common Stock."

  The summary of terms of the Company's preferred stock (including the Preferred Stock) contained in this Prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Restated Certificate of Incorporation and the certificate of designations relating to each class or series of Preferred Stock, which will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of the Preferred Stock.

  The Preferred Stock will have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a Prospectus Supplement relating to a particular series of Preferred Stock.

  The applicable Prospectus Supplement will describe the following terms of the series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the designation and stated value, if any, per share of such Preferred Stock and the number of shares offered; (2) the amount of liquidation preference per share and any priority relative to any other class or series of Preferred Stock or Common Stock; (3) the initial public offering price at which such Preferred Stock will be issued; (4) the dividend rate or, if applicable, any index or formula used to determine the amount of dividends payable, the dates on which dividends shall be payable and the dates from which dividends will commence to cumulate, if any; (5) any redemption or sinking fund provisions; (6) any conversion or exchange rights; (7) any voting rights; and (8) other rights, preferences, privileges, limitations and restrictions.

GENERAL

  The Preferred Stock offered hereby will be issued in one or more classes or series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Neither the par value nor the liquidation preference is indicative of the price at which the Preferred Stock will actually trade on or after the date of issuance.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Preferred Stock will be junior to all outstanding debt of the Company. The Preferred Stock will be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Company's Restated Certificate of Incorporation.

DIVIDENDS

  Holders of shares of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available for payment, cash dividends, payable at such dates and at such rates per share per annum as set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each declared dividend will be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board of Directors.

  Such dividends may be cumulative or noncumulative, as provided in the Prospectus Supplement. If dividends on a class or series of Preferred Stock are noncumulative and if the Board of Directors fails to declare a dividend in respect of a dividend period with respect to such class or series, then holders of such Preferred Stock will have no right to receive a dividend in respect of such dividend period, and the Company will have no obligation to pay the dividend for such period, whether or not dividends are declared payable on any future dates. Dividends on the shares of each class or series of Preferred Stock for which dividends are cumulative will accrue from the date on which the Company initially issues shares of such class or series.

  No full dividends will be declared or paid or set apart for payment on Parity Stock or Junior Stock for any period unless full dividends for the immediately preceding dividend period on the Preferred Stock offered hereby and by the applicable Prospectus Supplement (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon such Preferred Stock and any Parity Stock, dividends upon shares of such Preferred Stock and dividends on such Parity Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the shares of such Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such Parity Stock, bear to each other. Unless full dividends on such Preferred Stock have been declared and paid or set apart for payment for the immediately preceding dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such Preferred Stock are cumulative) (a) no cash dividend or distribution (other than in shares of Junior Stock) may be declared, set aside or paid on the Junior Stock, (b) the Company may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for other Junior Stock) and (c) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Preferred Stock or Parity Stock otherwise than pursuant to certain pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of such Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

CONVERTIBILITY

  The terms, if any, on which shares of Preferred Stock of any class or series may be exchanged for or converted (mandatorily or otherwise) into shares of Common Stock of the Company or another class or series of Preferred Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. See "Description of Common Stock."

REDEMPTION

  The terms, if any, on which shares of Preferred Stock of any class or series may be redeemed will be set forth in the related Prospectus Supplement.

LIQUIDATION

  Unless otherwise specified in the applicable Prospectus Supplement, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of a class or series of Preferred Stock will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of Junior Stock, to receive an amount per share as set forth in the related Prospectus Supplement plus accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such class or series of Preferred Stock are cumulative). If the amounts available for distribution with respect to the Preferred Stock and Parity Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Preferred Stock and Parity Stock, then the holders of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. After payment of the full amount of the liquidation preference, unless otherwise specified in the applicable Prospectus Supplement, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

VOTING

  The Preferred Stock of a class or series will be entitled to vote only as specified in the applicable Prospectus Supplement and as required by applicable law. Unless otherwise specified in the related Prospectus Supplement, the Preferred Stock will have the following rights. At any time dividends in an amount equal to six quarterly dividend payments on the Preferred Stock shall have accrued and be unpaid, holders of the Preferred Stock shall have the right to a separate class vote (together with the holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable, "Voting Parity Stock") to elect two additional members of the Board of Directors of the Company at any meeting of stockholders at which directors are elected that is held during the period such dividends remain in arrears. The right of holders of Voting Parity Stock to elect such two additional directors and the term of office of such additional directors will terminate at the time that all accrued and unpaid dividends on such Voting Parity Stock shall be declared and paid or set apart for payment. If the right to elect such two additional directors shall accrue more than 90 days before the date established for the next annual meeting of stockholders, the Chairman of the Board of the Company shall call a special meeting of holders of Voting Parity Stock within 20 days after a written request therefor signed by holders of at least 10% of such Voting Parity Stock outstanding is received by the Company. Additionally, without the affirmative vote of the holders of two-thirds of the shares of Preferred Stock then outstanding (voting separately as a class together with any Voting Parity Stock), the Company may not, either directly or indirectly or through merger or consolidation with any other corporation, (i) approve the authorization, creation or issuance, or an increase in the authorized or issued amount, of any class or series of stock ranking prior to the shares of Preferred Stock in rights and preferences or (ii) amend, alter or repeal its Restated Certificate of Incorporation or the Certificate of Designations so as to materially and adversely change the specific terms of the Preferred Stock. An amendment that increases the number of authorized shares of or authorizes the creation or issuance of other Parity Stock or Junior Stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for the Company, will not be considered to be such an adverse change.

NO OTHER RIGHTS

  The shares of a class or series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the related Prospectus Supplement, the Restated Certificate of Incorporation and in the certificate of designations or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

  The transfer agent for each class or series of Preferred Stock will be designated in the related Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

  The Company has 100,000,000 authorized shares of Common Stock, par value $0.01 per share. Common Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series, with such terms, including all rights, preferences, restrictions and qualifications, as are specified in the resolution or resolutions adopted by the Board of Directors designating such class or series. The particular terms of any series or class of Common Stock will be described in the applicable Prospectus Supplement. Such terms may include, among others, any or all of the following: (1) the number of shares to constitute such class or series and the distinctive designation thereof; (2) the voting power, which may be full, limited or none; (3) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends will accrue, whether such dividends will be cumulative, and, if cumulative, the date or dates from which dividends will accumulate and whether the shares in such class or series will be entitled to preference or priority over any other class or series of stock of the Company with respect to payment of dividends; (4) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (5) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (6) the amount which holders of shares of such class or series will be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Company and whether such shares will be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Company; (7) whether the shares of such class or series will be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Company and the terms and conditions of any such conversion or exchange; (8) the voting rights, if any, of shares of stock of such class or series; (9) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired or surrendered to the Company on conversion; (10) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary of, any other class or series of stock of the Company ranking junior to such shares as to dividends or upon liquidation; and
(11) the conditions, if any, on the creation of indebtedness of the Company, or any subsidiary.

  Unless specified by the Board of Directors in resolutions designating a class or series, all shares of the Common Stock will rank equally, and be identical within their classes in all respects regardless of series. All shares of any one series of a class of Common Stock will be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon will accrue and be cumulative.

  Holders of Common Stock are not entitled to any cumulative voting rights or rights to subscribe for or to purchase additional shares of Common Stock, any shares of any class or series of Preferred Stock, or any other securities of the Company. Holders of outstanding shares of Common Stock are, and unless otherwise specified in the applicable Prospectus Supplement holders of shares of Common Stock offered hereby will be, entitled (i) to voting rights on the basis of one vote per share, (ii) to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and
(iii) to share ratably in any assets available for distribution to holders of the Company's Common Stock upon liquidation of the Company.

  The outstanding shares of Common Stock are, and shares offered hereby when issued and sold against full payment therefor will be, validly issued fully paid and nonassessable.

  The outstanding shares of Common Stock are listed on the New York Stock Exchange and trade under the symbol "XTO." As of March 23, 1998, the Company had 38,972,109 outstanding shares of Common Stock. ChaseMellon Shareholder Services, L.L.C. is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

                            DESCRIPTION OF WARRANTS

  The following is a description of certain general terms and provisions of the Warrants. The particular terms of any series of Warrants will be described in the applicable Prospectus Supplement. If so indicated in a Prospectus Supplement, the terms of any such series may differ from the terms set forth below.

GENERAL

  The Company may issue Warrants, including Warrants to purchase Debt Securities ("Debt Warrants"), as well as Warrants to purchase other types of securities, including equity securities. Warrants may be issued independently or together with any Debt Securities and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby.

  The Company currently has outstanding warrants to acquire 937,500 shares of Common Stock at a price of $15.31 per share (as adjusted for the three-for-two stock split distributed on February 25, 1998). These warrants were issued to Amoco Corporation as part of the consideration for producing properties acquired by the Company on December 1, 1997.

DEBT WARRANTS

  The applicable Prospectus Supplement will describe the following terms of the Debt Warrants in respect of which this Prospectus is being delivered: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued;
(4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (5) if applicable, the designation and terms of the Debt Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Debt Security; (6) if applicable, the date on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (7) the price at which the Debt Securities purchasable upon exercise of such Debt Warrants may be purchased; (8) the date on which the right to exercise such Debt Warrants will commence and the date on which such right will expire; (9) if applicable, the minimum or maximum amount of such Debt Warrants which may be exercised at any one time; (10) if applicable, any index or formula used to determine the amount of payments of principal of and any premium and interest on Debt Securities purchasable upon exercise of such Debt Warrants; (11) information with respect to book-entry procedures, if any; (12) if applicable, a discussion of certain United States federal income tax considerations; and
(13) any other terms of such Debt Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Debt Warrants.

OTHER WARRANTS

  The Company may issue other Warrants. The applicable Prospectus Supplement will describe the following terms of any such other Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the securities (which may include Preferred Stock or Common Stock) and/or amount of cash consideration for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) if applicable, the designation and terms of the Preferred Stock or Common Stock with which such Warrants are issued and the number of such Warrants issued with each share of Preferred Stock or Common Stock; (5) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable; (6) if applicable, any index or formula used to determine the price or prices at which such other securities and/or cash consideration will be issued; (7) if applicable, a discussion of certain United States federal income tax considerations; and (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                             PLAN OF DISTRIBUTION

  The Company may offer Securities to or through underwriters, through agents or dealers or directly to other purchasers. The applicable Prospectus Supplement will set forth the names of any underwriters or agents and the amount of Securities, if any, to be purchased by such underwriters or sold through such agents.

  The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters within the meaning of the Securities Act.

  Pursuant to agreements which may be entered into between the Company and any underwriters or agents named in the applicable Prospectus Supplement, such underwriters or agents may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, the Company may issue Securities to or through underwriters, agents or dealers in connection with the conversion or redemption of its outstanding securities.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as agents for the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to the approval of the Company. The obligations of the purchaser under any such contract will not be subject to any conditions except
(i) the investment in the Securities by the institution shall not at the time of delivery be prohibited by the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if a portion of the Securities is being sold to underwriters, the Company shall have sold to such underwriters the Securities not sold for delayed delivery. Underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

  Although the Company has previously issued debt securities, preferred stock, common stock and warrants to purchase Common Stock, any Debt Securities, Preferred Stock, Common Stock and Warrants offered may be a new issue of securities with no established trading market. Any underwriters to whom such Debt Securities, Preferred Stock and Warrants are sold by the Company for public offering and sale may make a market in such Debt Securities, Preferred Stock and Warrants, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any Debt Securities, Preferred Stock or Warrants.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

  The specific terms and manner of sale of the Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

                            VALIDITY OF SECURITIES

  The validity of the Securities offered will be passed upon for the Company by Kelly, Hart & Hallman, P.C., Fort Worth, Texas.

                                    EXPERTS

  The information incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 regarding the quantities of proved reserves of the oil and gas properties owned by the Company and the future net cash flows and the present values thereof from such reserves is derived from reserve reports prepared or reviewed by Miller and Lents, and, to such extent, are included or incorporated by reference herein in reliance upon the authority of said firm as experts with respect to the matters contained in such reports.

  The consolidated financial statements of Cross Timbers Oil Company as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  With respect to the unaudited interim financial information for the Company incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their separate reports thereon such financial information incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Arthur Andersen LLP is not subject to the liability provisions of
Section 11 of the Securities Act for their report on the unaudited interim financial information because these reports are not a "report" or a "part" of the Registration Statement prepared or certified by Arthur Andersen LLP within the meaning of Sections 7 and 11 of the Securities Act.

                             AVAILABLE INFORMATION


  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and such information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov.

  The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission upon payment of the prescribed fees.

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 NO DEALER, SALES PERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE AN REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCOR-PORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNEC-TION WITH THE OFFERINGS MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COM-PANY OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OF-FER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE COMMON STOCK IN ANY JU-RISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT SUBSEQUENT TO THE DATE HEREOF THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                ---------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----
Prospectus Supplement Summary............................................  S-3
Additional Risk Factors.................................................. S-11
Forward-Looking Statements............................................... S-12
Use of Proceeds.......................................................... S-13
Capitalization........................................................... S-13
Price Range of Common Stock and Dividend Policy.......................... S-14
Pro Forma Consolidated Financial Statements.............................. S-15
Selected Historical Financial Data....................................... S-21
Management's Discussion and Analysis of Financial Condition and Results
 of Operations........................................................... S-24
Recent Developments...................................................... S-33
Business and Properties.................................................. S-35
Board of Directors and Management........................................ S-46
Selling Stockholder...................................................... S-47
Certain United States Federal Tax Consequences to Non-U.S. Holders....... S-48
Underwriting............................................................. S-50
Validity of Common Stock................................................. S-52
Experts.................................................................. S-52
Glossary of Certain Oil and Gas Terms.................................... S-53
                               PROSPECTUS
Additional Information ..................................................    2
Incorporation of Certain Documents by Reference .........................    2
Risk Factors ............................................................    3
Forward-Looking Statements...............................................    6
The Company .............................................................    7
Use of Proceeds .........................................................    7
Ratio of Earnings to Fixed Charges ......................................    7
Description of Debt Securities ..........................................    8
Description of Preferred Stock ..........................................   19
Description of Common Stock .............................................   23
Description of Warrants .................................................   24
Plan of Distribution ....................................................   25
Validity of Securities ..................................................   25
Experts..................................................................   26
Available Information ...................................................   26

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                                7,500,000 SHARES

                 [CROSS TIMBERS OIL COMPANY LOGO APPEARS HERE]

                           CROSS TIMBERS OIL COMPANY

                                  COMMON STOCK

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------


                          MERRILL LYNCH INTERNATIONAL

                          GOLDMAN SACHS INTERNATIONAL

                      BEAR, STEARNS INTERNATIONAL LIMITED


                          DONALDSON, LUFKIN & JENRETTE
                                 INTERNATIONAL

                                LEHMAN BROTHERS

                       SALOMON SMITH BARNEY INTERNATIONAL



                                 APRIL 21, 1998



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